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                                                                     EXHIBIT 4.9






                     DIVERSIFIED INVESTMENT ADVISORS, INC.
                           DEFINED CONTRIBUTION PLAN

                               TABLE OF CONTENTS


                                   ARTICLE I


                                  DEFINITIONS


                                  ARTICLE II


                    TOP HEAVY PROVISIONS AND ADMINISTRATION

     2.1    TOP HEAVY PLAN REQUIREMENTS........................ 17

     2.2    DETERMINATION OF TOP HEAVY STATUS.................. 17

     2.3    POWERS AND RESPONSIBILITIES OF THE EMPLOYER........ 21

     2.4    DESIGNATION OF ADMINISTRATIVE AUTHORITY............ 22

     2.5    ALLOCATION AND DELEGATION OF RESPONSIBILITIES...... 22

     2.6    POWERS AND DUTIES OF THE ADMINISTRATOR............. 23

     2.7    RECORDS AND REPORTS................................ 24

     2.8    APPOINTMENT OF ADVISERS............................ 24

     2.9    INFORMATION FROM EMPLOYER.......................... 24

     2.10   PAYMENT OF EXPENSES................................ 24

     2.11   MAJORITY ACTIONS................................... 24

     2.12   CLAIMS PROCEDURE................................... 25

     2.13   CLAIMS REVIEW PROCEDURE............................ 25

                                  ARTICLE III


                                  ELIGIBILITY

     3.1    CONDITIONS OF ELIGIBILITY.......................... 26

     3.2    EFFECTIVE DATE OF PARTICIPATION.................... 26

     3.3    DETERMINATION OF ELIGIBILITY....................... 26

     3.4    TERMINATION OF ELIGIBILITY......................... 26

     3.5    OMISSION OF ELIGIBLE EMPLOYEE...................... 27

     3.6    INCLUSION OF INELIGIBLE EMPLOYEE................... 27

     3.7    ELECTION NOT TO PARTICIPATE........................ 27

     3.8    CONTROL OF ENTITIES BY OWNER-EMPLOYEE.............. 27

                                  ARTICLE IV

                          CONTRIBUTION AND ALLOCATION

     4.1    FORMULA FOR DETERMINING EMPLOYER'S CONTRIBUTION.... 29

     4.2    TIME OF PAYMENT OF EMPLOYER'S CONTRIBUTION......... 30

     4.3    ALLOCATION OF CONTRIBUTION, FORFEITURES AND
            EARNINGS........................................... 30

     4.4    MAXIMUM ANNUAL ADDITIONS........................... 35

     4.5    ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS.......... 42

     4.6    TRANSFERS FROM QUALIFIED PLANS..................... 42

     4.7    VOLUNTARY CONTRIBUTIONS............................ 44

     4.8    DIRECTED INVESTMENT ACCOUNT........................ 45

     4.9    QUALIFIED VOLUNTARY EMPLOYEE CONTRIBUTIONS......... 45

     4.10   ACTUAL CONTRIBUTION PERCENTAGE TESTS............... 46

     4.11   INTEGRATION IN MORE THAN ONE PLAN.................. 46

                                   ARTICLE V


                                  VALUATIONS

     5.1    VALUATION OF THE TRUST FUND........................ 47

     5.2    METHOD OF VALUATION................................ 47


                                  ARTICLE VI


                  DETERMINATION AND DISTRIBUTION OF BENEFITS

     6.1    DETERMINATION OF BENEFITS UPON RETIREMENT.......... 48

     6.2    DETERMINATION OF BENEFITS UPON DEATH............... 48

     6.3    DETERMINATION OF BENEFITS IN EVENT OF DISABILITY... 49

     6.4    DETERMINATION OF BENEFITS UPON TERMINATION......... 50

     6.5    DISTRIBUTION OF BENEFITS........................... 54

     6.6    DISTRIBUTION OF BENEFITS UPON DEATH................ 58

     6.7    TIME OF SEGREGATION OR DISTRIBUTION................ 62

     6.8    DISTRIBUTION FOR MINOR BENEFICIARY................. 63

     6.9    LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN..... 63

     6.10   PRE-RETIREMENT DISTRIBUTION........................ 63

     6.11   ADVANCE DISTRIBUTION FOR HARDSHIP.................. 64

     6.12   LIMITATIONS ON BENEFITS AND DISTRIBUTIONS.......... 64

     6.13   SPECIAL RULE FOR NON-ANNUITY PLANS................. 65

                                  ARTICLE VII


                                    TRUSTEE

     7.1    BASIC RESPONSIBILITIES OF THE TRUSTEE.............. 66

     7.2    INVESTMENT POWERS AND DUTIES OF THE TRUSTEE........ 66

     7.3    OTHER POWERS OF THE TRUSTEE........................ 68

     7.4    LOANS TO PARTICIPANTS.............................. 70

     7.5    DUTIES OF THE TRUSTEE REGARDING PAYMENTS........... 72

     7.6    TRUSTEE'S COMPENSATION AND EXPENSES AND TAXES...... 72

     7.7    ANNUAL REPORT OF THE TRUSTEE....................... 73

     7.8    AUDIT.............................................. 73

     7.9    RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE..... 74

     7.10   TRANSFER OF INTEREST............................... 75

     7.11   TRUSTEE INDEMNIFICATION............................ 75

     7.12   EMPLOYER SECURITIES AND REAL PROPERTY.............. 75


                                 ARTICLE VIII


                      AMENDMENT, TERMINATION, AND MERGERS

     8.1    AMENDMENT.......................................... 76

     8.2    TERMINATION........................................ 77

     8.3    MERGER OR CONSOLIDATION............................ 77


                                  ARTICLE IX


                                 MISCELLANEOUS


     9.1     EMPLOYER ADOPTIONS................................. 78

     9.2     PARTICIPANT'S RIGHTS............................... 78

     9.3     ALIENATION......................................... 78

     9.4     CONSTRUCTION OF PLAN............................... 79

     9.5     GENDER AND NUMBER.................................. 79

     9.6     LEGAL ACTION....................................... 79

     9.7     PROHIBITION AGAINST DIVERSION OF FUNDS............. 79

     9.8     BONDING............................................ 80

     9.9     EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE......... 80

     9.10    INSURER'S PROTECTIVE CLAUSE........................ 80

     9.11    RECEIPT AND RELEASE FOR PAYMENTS................... 81

     9.12    ACTION BY THE EMPLOYER............................. 81

     9.13    NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY. 81

     9.14    HEADINGS..........................................  81

     9.15    APPROVAL BY INTERNAL REVENUE SERVICE..............  82

     9.16    UNIFORMITY........................................  82

     9.17    PAYMENT OF BENEFITS...............................  82


                                   ARTICLE X


                            PARTICIPATING EMPLOYERS


     10.1    ELECTION TO BECOME A PARTICIPATING EMPLOYER..........  83

     10.2    REQUIREMENTS OF PARTICIPATING EMPLOYERS..............  83

     10.3    DESIGNATION OF AGENT.................................  83

     10.4    EMPLOYEE TRANSFERS...................................  84

     10.5    PARTICIPATING EMPLOYER'S CONTRIBUTION AND
             FORFEITURES..........................................  84

     10.6    AMENDMENT............................................  84

     10.7    DISCONTINUANCE OF PARTICIPATION......................  84

     10.8    ADMINISTRATOR'S AUTHORITY............................  85

     10.9    PARTICIPATING EMPLOYER CONTRIBUTION FOR AFFILIATE....  85


                                  ARTICLE XI


                          CASH OR DEFERRED PROVISIONS


     11.1    FORMULA FOR DETERMINING EMPLOYER'S CONTRIBUTION......  86

     11.2    PARTICIPANT'S SALARY REDUCTION ELECTION..............  87

     11.3    ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS.  91

     11.4    ACTUAL DEFERRAL PERCENTAGE TESTS.....................  93

     11.5    ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS.......  95

     11.6    ACTUAL CONTRIBUTION PERCENTAGE TESTS.................  98

     11.7    ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TESTS... 101

     11.8    ADVANCE DISTRIBUTION FOR HARDSHIP.................... 104


                                   ARTICLE I
                                  DEFINITIONS

As used in this Plan, the following words and phrases shall have the meanings set forth herein unless a different meaning is clearly required by the context:

1.1 "Act" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.2 "Administrator" means the person(s) or entity designated by the Employer pursuant to Section 2.4 to administer the Plan on behalf of the Employer.

1.3 "Adoption Agreement" means the separate Agreement which is executed by the Employer and accepted by the Trustee which sets forth the elective provisions of this Plan and Trust as specified by the Employer.

1.4 "Affiliated Employer" means the Employer and any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code
     Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code
     Section 414(o).

1.5 "Aggregate Account" means with respect to each Participant, the value of all accounts maintained on behalf of a Participant, whether attributable to Employer or Employee contributions, subject to the provisions of Section 2.2.

1.6 "Anniversary Date" means the anniversary date specified in C3 of the Adoption Agreement.

1.7 "Beneficiary" means the person to whom a share of a deceased Participant's interest in the Plan is payable, subject to the restrictions of Sections
     6.2 and 6.6.

1.8 "Code" means the Internal Revenue Code of 1986, as amended or replaced from time to time.

1.9 "Compensation" with respect to any Participant means one of the following as elected in the Adoption Agreement. However, compensation for any Self-Employed Individual shall be equal to his Earned Income.

     (a) "Form W-2 Compensation" is information required to be reported under Code Sections 6041, 6051 and 6052 (Wages, Tips and Other Compensation Box on Form W-2). Compensation is wages as defined in Code Section 3401(a) and all other payments of compensation to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Code Sections 6041(d) and 6051(a)(3). Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

     (b) "Federal Income Tax Withholding Compensation" is wages within the meaning of Code Section 3401(a) for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

     (c) "415 Safe-Harbor Compensation" is wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commission on insurance premiums, tips, bonuses, fringe benefits and reimbursements or other expense allowances under a nonaccountable plan (as described in Code Section 1.62-2(c)), and excluding the following:

          (1) Employer contributions to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

          (2) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

          (3) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

          (4) Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code Section 403(b) (whether or not the contributions are actually excludable from the gross income of the Employee).

     If, in connection with the adoption of this or any other amendment, the definition of Compensation has been modified, then, for Plan Years prior to the Plan Year which includes the adoption date of such amendment, Compensation means compensation determined pursuant to the Plan then in effect.

     In addition, if specified in the Adoption Agreement, Compensation for all Plan purposes shall also include compensation which is not currently includible in the Participant's gross income by reason of the application of Code Sections 125, 402(e)(3), 402(h)(1)(B), or 403(b).

     For Plan Years beginning on or after January 1, 1989, and before January 1, 1994, the annual compensation of each Participant taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed $200,000. This limitation shall be adjusted by the Secretary of the Treasury at the same time and in the same manner as under Code Section 415(d), except that the dollar increase in effect on January 1 of any calendar year is effective for Plan Years beginning in such calendar year and the first adjustment to the $200,000 limitation is effective on January 1, 1990.

     Notwithstanding the above, for Plan Years beginning on or after January 1, 1994, the Compensation of each Employee taken into account under the Plan shall not exceed the "OBRA '93 annual compensation limit". The "OBRA '93 annual compensation limit" is $150,000, as adjusted by the Commissioner of the Internal Revenue Service for increases in the cost-of-living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

     For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the "OBRA '93 annual compensation limit" set forth in this Section.

     In applying this limitation, the family group of a Highly Compensated Participant who is subject to the Family Member aggregation rules of Code
     Section 414(q)(6) because such Participant is either a "five percent owner" of the Employer or one of the ten (10) Highly Compensated Employees paid the greatest 415 Compensation during the year, shall be treated as a single Participant, except that for this purpose Family Members shall include only the affected Participant's spouse and any lineal descendants who have not attained age nineteen (19) before the close of the year. If, as a result of the application of such rules, the adjusted limitation is exceeded, then (except for purposes of determining the portion of Compensation up to the integration level if this plan is integrated), the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Section prior to the application of this limitation.

     Compensation shall include only that compensation which is actually paid to the Participant during the determination period.

     For Plan Years beginning prior to January 1, 1989, a $200,000 limit (without regard to Family Member aggregation) shall apply only for Top Heavy Plan Years and shall not be adjusted.

1.10 "Contract" or "Policy" means any life insurance policy, retirement income policy, or annuity contract (group or individual) issued by the Insurer. In the event of any conflict between the terms of this Plan and the terms of any insurance contract purchased hereunder, the Plan provisions shall control.

1.11 "Deferred Compensation" means, with respect to any Participant, that portion of the Participant's total Compensation which has been contributed to the Plan in accordance with the Participant's deferral election pursuant to Section 11.2.

1.12 "Early Retirement Date" means the date specified in the Adoption Agreement on which a Participant or Former Participant has satisfied the age and service requirements specified in the Adoption Agreement (Early Retirement
     Age). A Participant shall become fully Vested upon satisfying this requirement if still employed at his Early Retirement Age.

     A Former Participant who terminates employment after satisfying the service requirement for Early Retirement and who thereafter reaches the age requirement contained herein shall be entitled to receive his benefits under this Plan.

1.13 "Earned Income" means with respect to a Self-Employed Individual, the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which the personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified Plan to the extent deductible under Code Section 404. In addition, for Plan Years beginning after December 31, 1989, net earnings shall be determined with regard to the deduction allowed to the taxpayer by Code Section 164(f).

1.14 "Elective Contribution" means the Employer's contributions to the Plan that are made pursuant to the Participant's deferral election pursuant to
     Section 11.2, excluding any such amounts distributed as "excess annual additions" pursuant to Section 4.4. In addition, if selected in E3 of the Adoption Agreement, the Employer's matching contribution shall or shall not be considered an Elective Contribution for purposes of the Plan, as provided in Section 11.1(b). Elective Contributions shall be subject to the requirements of Sections 11.2(b) and 11.2(c) and shall further be required to satisfy the discrimination requirements of Regulation 1.401(k)-1(b)(3), the provisions of which are specifically incorporated herein by reference.

1.15 "Eligible Employee" means any Employee specified in D1 of the Adoption Agreement.

1.16 "Employee" means any person who is employed by the Employer, but excludes any person who is employed as an independent contractor. The term Employee shall also include Leased Employees as provided in Code Section 414(n) or
     (o).

     Except as provided in the Non-Standardized Adoption Agreement, all Employees of all entities which are an Affiliated Employer will be treated as employed by a single Employer.

1.17 "Employer" means the entity specified in the Adoption Agreement, any Participating Employer (as defined in Section 10.1) which shall adopt this Plan, any successor which shall maintain this Plan and any predecessor which has maintained this Plan.

1.18 "Excess Compensation" means, with respect to a Plan that is integrated with Social Security, a Participant's Compensation which is in excess of the amount set forth in the Adoption Agreement.

1.19 "Excess Contributions" means, with respect to a Plan Year, the excess of Elective Contributions and Qualified Non-Elective Contributions made on behalf of Highly Compensated Participants for the Plan Year over the maximum amount of such contributions permitted under Section 11.4(a).

1.20 "Excess Deferred Compensation" means, with respect to any taxable year of a Participant, the excess of the aggregate amount of such Participant's Deferred Compensation and the elective deferrals pursuant to Section 11.2(f) actually made on behalf of such Participant for such taxable year, over the dollar limitation provided for in Code Section 402(g), which is incorporated herein by reference. Excess Deferred Compensation shall be treated as an "annual addition" pursuant to Section 4.4 when contributed to the Plan unless distributed to the affected Participant not later than the first April 15th following the close of the Participant's taxable year.

1.21 "Expected Year of Service" means an eligibility computation period of twelve (12) consecutive months during which an Eligible Employee is expected to complete at least 1,000 Hours of Service. The eligibility computation period shall be computed with reference to the date on which the Employee first performs an Hour of Service and the succeeding eligibility computation periods beginning on the anniversaries of that date. If an Employee who is not expected to complete 1,000 Hours of Service actually completes 1,000 Hours of Service during an applicable eligibility computation period, he shall be deemed to have become an Eligible Employee as of the first day of the eligibility computation period in which he first works 1,000 hours for the Employer.

1.22 "Family Member" means, with respect to an affected Participant, such Participant's spouse, and such Participant's lineal descendants and ascendants and their spouses, all as described in Code Section 414(q)(6)(B).

1.23 "Fiduciary" means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets,
     (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan, including, but not limited to, the Trustee, the Employer and its representative body, and the Administrator.

1.24 "Fiscal Year" means the Employer's accounting year as specified in the Adoption Agreement.

1.25 "Forfeiture" means that portion of a Participant's Account that is not Vested, and occurs on the earlier of:

     (a) the distribution of the entire Vested portion of a Participant's Account, or

     (b) the last day of the Plan Year in which the Participant incurs five (5) consecutive 1-Year Breaks in Service.

     If a partial distribution of a Terminated Participant's total Vested interest is permitted, as specified in the Adoption Agreement, and if a Participant elects to have distributed less than his entire Vested interest, the part of his non-Vested interest that will be treated as an immediate Forfeiture is the total non-Vested portion multiplied by a fraction, the numerator of which is the amount of the distribution attributable to Employer contributions and the denominator of which is the total value of the Vested Employer-derived Participant's account balance.

     Furthermore, for purposes of paragraph (a) above, in the case of a Terminated Participant whose Vested benefit is zero, such Terminated Participant shall be deemed to have received a distribution of his Vested benefit upon his termination of employment. In addition, the term Forfeiture shall also include amounts deemed to be Forfeitures pursuant to any other provision of this Plan.

1.26 "Former Participant" means a person who has been a Participant, but who has ceased to be a Participant for any reason.

1.27 "414(s) Compensation" with respect to any Employee means his Compensation as defined in Section 1.9. However, for purposes of this Section, 414(s) Compensation shall or shall not be recognized as of an Employee's effective date of participation, as specified in the Adoption Agreement. If, in connection with the adoption of this or any other amendment, the definition of 414(s) Compensation has been modified, then, for Plan Years prior to the Plan Year which includes the adoption date of such amendment, 414(s) Compensation means compensation determined pursuant to the Plan then in effect.

     In addition, if specified in the Adoption Agreement, 414(s) Compensation shall also include compensation which is not currently includible in the Participant's gross income by reason of the application of Code Sections 125, 402(e)(3), 402(h)(1)(B), or 403(b), plus Elective Contributions attributable to Deferred Compensation recharacterized as voluntary Employee contributions pursuant to 11.5(a).

1.28 "415 Compensation" means a Participant's Compensation as elected in the Adoption Agreement. However, regardless of any selection made in the Adoption Agreement, 415 Compensation shall exclude compensation which is not currently includible in the Participant's gross income by reason of the application of Code Sections 125, 402(e)(3), 402(h)(1)(B), or 403(b).

     415 Compensation is compensation that is used to determine the maximum permissible annual additions under Code Section 415 pursuant to Section 4.4 of the Plan, the identities of a Highly Compensated Employee as described in Code Section 414(q) pursuant to Section 1.29 of the Plan and a Key Employee as described in Code Section 416(i)(1) pursuant to Section 1.36 of the Plan, and the required minimum allocations under a Top Heavy Plan as described in Code Section 416(c) pursuant to Section 4.3(f) of the Plan.

     For limitation years beginning after December 31, 1991, for purposes of applying the limitations of this Article, 415 Compensation for a limitation year is the compensation actually paid or made available during such limitation year.

     Notwithstanding the preceding sentence, 415 Compensation for a Participant in a defined contribution plan who is permanently and totally disabled (as defined in Code Section 22(e)(3)) is the compensation such Participant would have received for the limitation year if the Participant had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled; such imputed 415 Compensation for the disabled Participant may be taken into account only if the contributions made on behalf of such Participant are nonforfeitable when made.

     If, in connection with the adoption of this or any other amendment, the definition of 415 Compensation has been modified, then, for Plan Years prior to the Plan Year which includes the adoption date of such amendment, 415 Compensation means compensation determined pursuant to the Plan then in effect.

1.29 "Highly Compensated Employee" means an Employee described in Code Section 414(q) and the Regulations thereunder and generally means an Employee who performed services for the Employer during the "determination year" and is in one or more of the following groups:

     (a) Employees who at any time during the "determination year" or "look-back year" were "five percent owners" as defined in Section 1.36(c). If an Employee is, during a determination year or look-back year, a Family Member of either a 5 percent owner who is an active or former Employee or a Highly Compensated Employee who is one of the 10 most Highly Compensated Employees ranked on the basis of 415 Compensation paid by the Employer during such year, then the Family member and the 5 percent owner or top-ten Highly Compensated Employee shall be aggregated. In such case, the Family Member and 5 percent owner or top-ten Highly Compensated Employee shall be treated as a single Employee receiving Compensation and Plan contributions or benefits equal to the sum of such Compensation and contributions or benefits of the Family Member and 5 percent owner or top-ten Highly Compensated Employee.

     (b) Employees who received 415 Compensation during the "look-back year" from the Employer in excess of $75,000.

     (c) Employees who received 415 Compensation during the "look-back year" from the Employer in excess of $50,000 and were in the Top Paid Group of Employees for the Plan Year.

     (d) Employees who during the "look-back year" were officers of the Employer (as that term is defined within the meaning of the Regulations under Code Section 416) and received 415 Compensation during the "look-back year" from the Employer greater than 50 percent of the limit in effect under Code Section 415(b)(1)(A) for any such Plan Year. The number of officers shall be limited to the lesser of
          (i) 50 employees; or (ii) the greater of 3 employees or 10 percent of all employees. If the Employer does not have at least one officer whose annual 415 Compensation is in excess of 50 percent of the Code
          Section 415(b)(1)(A) limit, then the highest paid officer of the Employer will be treated as a Highly Compensated Employee.

     (e) Employees who are in the group consisting of the 100 Employees paid the greatest 415 Compensation during the "determination year" and are also described in (b), (c) or (d) above when these paragraphs are modified to substitute "determination year" for "look-back year".

     The "determination year" shall be the Plan Year for which testing is being performed, and the "look-back year" shall be the immediately preceding twelve-month period. However, if the Plan Year is a calendar year, or if another Plan of the Employer so provides, then the "look-back year" shall be the calendar year ending with or within the Plan Year for which testing is being performed, and the "determination year" (if applicable) shall be the period of time, if any, which extends beyond the "look-back year" and ends on the last day of the Plan Year for which testing is being performed (the "lag period"). With respect to this election, it shall be applied on a uniform and consistent basis to all plans, entities, and arrangements of the Employer.

     For purposes of this Section, the determination of 415 Compensation shall be made by including amounts that would otherwise be excluded from a Participant's gross income by reason of the application of Code Sections 125, 402(e)(3), 402(h)(1)(B) and, in the case of Employer contributions made pursuant to a salary reduction agreement, Code Section 403(b). Additionally, the dollar threshold amounts specified in (b) and (c) above shall be adjusted at such time and in such manner as is provided in Regulations. In the case of such an adjustment, the dollar limits which shall be applied are those for the calendar year in which the "determination year" or "look back year" begins.

     In determining who is a Highly Compensated Employee, Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, all Affiliated Employers shall be taken into account as a single employer and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. The exclusion of Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of the Employer's retirement plans. In addition, Highly Compensated Former Employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the "determination year".

1.30 "Highly Compensated Former Employee" means a former Employee who had a separation year prior to the "determination year" and was a Highly Compensated Employee in the year of separation from service or in any "determination year" after attaining age 55. Notwithstanding the foregoing, an Employee who separated from service prior to 1987 will be treated as a Highly Compensated Former Employee only if during the separation year (or year preceding the separation year) or any year after the Employee attains age 55 (or the last year ending before the Employee's 55th birthday), the Employee either received 415 Compensation in excess of $50,000 or was a "five percent owner". For purposes of this Section, "determination year", 415 Compensation and "five percent owner" shall be determined in accordance with Section 1.29. Highly Compensated Former Employees shall be treated as Highly Compensated Employees. The method set forth in this Section for determining who is a "Highly Compensated Former Employee" shall be applied on a uniform and consistent basis for all purposes for which the Code
     Section 414(q) definition is applicable.

1.31 "Highly Compensated Participant" means any Highly Compensated Employee who is eligible to participate in the Plan.

1.32 "Hour of Service" means (1) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties during the applicable computation period; (2) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence) during the applicable computation period; (3) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages. These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award agreement or payment is made. The same Hours of Service shall not be credited both under (1) or (2), as the case may be, and under
     (3).

     Notwithstanding the above, (i) no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, or unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

     For purposes of this Section, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

     An Hour of Service must be counted for the purpose of determining a Year of Service, a year of participation for purposes of accrued benefits, a 1-Year Break in Service, and employment commencement date (or reemployment commencement date). The provisions of Department of Labor regulations 2530.200b-2(b) and (c) are incorporated herein by reference.

     Hours of Service will be credited for employment with all Affiliated Employers and for any individual considered to be a Leased Employee pursuant to Code Sections 414(n) or 414(o) and the Regulations thereunder.

     Hours of Service will be determined on the basis of the method selected in the Adoption Agreement.

1.33 "Insurer" means any legal reserve insurance company which shall issue one or more policies under the Plan.

1.34 "Investment Manager" means an entity that (a) has the power to manage, acquire, or dispose of Plan assets and (b) acknowledges fiduciary responsibility to the Plan in writing. Such entity must be a person, firm, or corporation registered as an investment adviser under the Investment Advisers Act of 1940, a bank, or an insurance company.

1.35 "Joint and Survivor Annuity" means an annuity for the life of a Participant with a survivor annuity for the life of the Participant's spouse which is not less than 1/2, nor greater than the amount of the annuity payable during the joint lives of the Participant and the Participant's spouse. The Joint and Survivor Annuity will be the amount of benefit which can be purchased with the Participant's Vested interest in the Plan.

1.36 "Key Employee" means an Employee as defined in Code Section 416(i) and the Regulations thereunder. Generally, any Employee or former Employee (as well as each of his Beneficiaries) is considered a Key Employee if he, at any time during the Plan Year that contains the "Determination Date" or any of the preceding four (4) Plan Years, has been included in one of the following categories:

     (a) an officer of the Employer (as that term is defined within the meaning of the Regulations under Code Section 416) having annual 415 Compensation greater than 50 percent of the amount in effect under Code Section 415(b)(1)(A) for any such Plan Year.

     (b) one of the ten Employees having annual 415 Compensation from the Employer for a Plan Year greater than the dollar limitation in effect under Code Section 415(c)(1)(A) for the calendar year in which such Plan Year ends and owning (or considered as owning within the meaning of Code Section 318) both more than one-half percent interest and the largest interests in the Employer.

     (c) a "five percent owner" of the Employer. "Five percent owner" means any person who owns (or is considered as owning within the meaning of Code
          Section 318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers.

     (d) a "one percent owner" of the Employer having an annual 415 Compensation from the Employer of more than $150,000. "One percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c),
          (m) and (o) shall be treated as separate employers. However, in determining whether an individual has 415 Compensation of more than $150,000, 415 Compensation from each employer required to be aggregated under Code Sections 414(b), (c), (m) and (o) shall be taken into account.

     For purposes of this Section, the determination of 415 Compensation shall be made by including amounts that would otherwise be excluded from a Participant's gross income by reason of the application of Code Sections 125, 402(e)(3), 402(h)(1)(B) and, in the case of Employer contributions made pursuant to a salary reduction agreement, Code Section 403(b).

1.37 "Late Retirement Date" means the date of, or the first day of the month or the Anniversary Date coinciding with or next following, whichever corresponds to the election made for the Normal Retirement Date, a Participant's actual retirement after having reached his Normal Retirement Date.

1.38 "Leased Employee" means any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient employer. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

     A leased employee shall not be considered an Employee of the recipient if:
     (i) such employee is covered by a money purchase pension plan providing:
     (1) a nonintegrated employer contribution rate of at least 10 percent of 415 Compensation, as defined in Code Section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Code Sections 125, 402(a)(8), 402(h), or 403(b), (2) immediate participation, and (3) full and immediate vesting; and (ii) leased employees do not constitute more than 20 percent of the recipient's nonhighly compensated workforce.

1.39 "Net Profit" means with respect to any Fiscal Year the Employer's net income or profit for such Fiscal Year determined upon the basis of the Employer's books of account in accordance with generally accepted accounting principles, without any reduction for taxes based upon income, or for contributions made by the Employer to this Plan and any other qualified plan.

1.40 "Non-Elective Contribution" means the Employer's contributions to the Plan other than those made pursuant to the Participant's deferral election made pursuant to Section 11.2 and any Qualified Non-Elective Contribution. In addition, if selected in E3 of the Adoption Agreement, the Employer's Matching Contribution made pursuant to Section 4.3(b) shall be considered a Non-Elective Contribution for purposes of the Plan.

1.41 "Non-Highly Compensated Participant" means any Participant who is neither a Highly Compensated Employee nor a Family Member.

1.42 "Non-Key Employee" means any Employee or former Employee (and his Beneficiaries) who is not a Key Employee.

1.43 "Normal Retirement Age" means the age specified in the Adoption Agreement at which time a Participant shall become fully Vested in his Participant's Account.

1.44 "Normal Retirement Date" means the date specified in the Adoption Agreement on which a Participant shall become eligible to have his benefits distributed to him.

1.45 "1-Year Break in Service" means the applicable computation period during which an Employee has not completed more than 500 Hours of Service with the Employer. Further, solely for the purpose of determining whether a Participant has incurred a 1-Year Break in Service, Hours of Service shall be recognized for "authorized leaves of absence" and "maternity and paternity leaves of absence."

     "Authorized leave of absence" means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

     A "maternity or paternity leave of absence" means, for Plan Years beginning after December 31, 1984, an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a 1-Year Break in Service, or, in any other case, in the immediately following computation period. The Hours of Service credited for a "maternity or paternity leave of absence" shall be those which would normally have been credited but for such absence, or, in any case in which the Administrator is unable to determine such hours normally credited, eight (8) Hours of Service per day. The total Hours of Service required to be credited for a "maternity or paternity leave of absence" shall not exceed 501.

1.46 "Owner-Employee" means a sole proprietor who owns the entire interest in the Employer or a partner who owns more than 10% of either the capital interest or the profits interest in the Employer and who receives income for personal services from the Employer.

1.47 "Participant" means any Eligible Employee who participates in the Plan as provided in Section 3.2 and has not for any reason become ineligible to participate further in the Plan.

     A Participant is treated as benefiting under the Plan for any Plan Year during which the Participant received or is deemed to receive an allocation in accordance with Regulation Section 1.410(b)-3(a).

1.48 "Participant's Account" means the account established and maintained by the Administrator for each Participant with respect to his total interest under the Plan resulting from (a) the Employer's contributions in the case of a Profit Sharing Plan or Money Purchase Plan, and (b) the Employer's Non-Elective Contributions and Employer's matching contributions (pursuant to Section 1.40), in the case of a 401(k) Profit Sharing Plan. In the case of a 401(k) Profit Sharing Plan, a separate accounting record shall be maintained with respect to that portion of the Participant's Account attributable to Non-Elective Contributions and Employer's matching contributions.

1.49 "Participant's Combined Account" means the account established and maintained by the Administrator for each Participant with respect to his total interest under the Plan resulting from the Employer's contributions maintained under the Participant's Account and, in the case of a 401(k) Profit Sharing Plan, the Participant's Elective Account.

1.50 "Participant's Elective Account" means the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan and Trust resulting rom the Employer's Elective Contributions and Qualified Non-Elective Contributions. A separate accounting shall be maintained with respect to that portion of the Participant's Elective Account attributable to Elective Contributions made pursuant to Section 11.2, Employer matching contributions if they are deemed to be Elective Contributions, and any Qualified Non-Elective Contributions.

1.51 "Participant's Rollover Account" means the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan resulting from amounts transferred from another qualified plan or "conduit" Individual Retirement Account in accordance with Section 4.6.

1.52 "Plan" means this instrument (hereinafter referred to as Diversified Investment Advisors, Inc. Defined Contribution Plan and Basic Plan Document #01) including all amendments thereto, and the Adoption Agreement as adopted by the Employer.

1.53 "Plan Year" means the Plan's accounting year as specified in C2 of the Adoption Agreement.

1.54 "Pre-Retirement Survivor Annuity" means an immediate annuity for the life of the Participant's spouse, the payments under which must be equal to the actuarial equivalent of 50% or 100%, as specified by the Employer in the Adoption Agreement, of the Participant's Vested interest in the Plan as of the date of death.

1.55 "Qualified Non-Elective Account" means the account established hereunder to which Qualified Non-Elective Contributions are allocated.

1.56 "Qualified Non-Elective Contribution" means the Employer's contributions to the Plan that are made pursuant to E5 of the Adoption Agreement and Section 11.1(d) which are used to satisfy the "Actual Deferral Percentage" tests. Qualified Non-Elective Contributions are nonforfeitable when made and are distributable only as specified in Sections 11.2(c) and 11.8. In addition, the Employer's contributions to the Plan that are made pursuant to Section 11.7(h) and which are used to satisfy the "Actual Contribution Percentage" tests shall be considered Qualified Non-Elective Contributions.

1.57 "Qualified Voluntary Employee Contribution Account" means the account established and maintained by the Administrator for each Participant with respect to his total interest under the Plan resulting from the Participant's tax deductible qualified voluntary employee contributions made pursuant to Section 4.9.

1.58 "Regulation" means the Income Tax Regulations as promulgated by the Secretary of the Treasury or his delegate, and as amended from time to time.

1.59 "Retired Participant" means a person who has been a Participant, but who has become entitled to retirement benefits under the Plan.

1.60 "Retirement Date" means the date as of which a Participant retires for reasons other than Total and Permanent Disability, whether such retirement occurs on a Participant's Normal Retirement Date, Early or Late Retirement Date (see Section 6.1).

1.61 "Self-Employed Individual" means an individual who has Earned Income for the taxable year from the trade or business for which the Plan is established, and, also, an individual who would have had Earned Income but for the fact that the trade or business had no Net Profits for the taxable year. A Self-Employed Individual shall be treated as an Employee.

1.62 "Shareholder-Employee" means a Participant who owns more than five percent (5%) of the Employer's outstanding capital stock during any year in which the Employer elected to be taxed as a Small Business Corporation under the applicable Code Section.

1.63 "Short Plan Year" means, if specified in the Adoption Agreement, that the Plan Year shall be less than a 12 month period. If chosen, the following rules shall apply in the administration of this Plan. In determining whether an Employee has completed a Year of Service for benefit accrual purposes in the Short Plan Year, the number of the Hours of Service required shall be proportionately reduced based on the number of days in the Short Plan Year. The determination of whether an Employee has completed a Year of Service for vesting and eligibility purposes shall be made in accordance with Department of Labor Regulation 2530.203-2(c). In addition, if this Plan is integrated with Social Security, the integration level shall also be proportionately reduced based on the number of days in the Short Plan Year.

1.64 "Super Top Heavy Plan" means a plan described in Section 2.2(b).

1.65 "Taxable Wage Base" means the contribution and benefit base in effect under
     Section 230 of the Social Security Act at the beginning of the Plan Year.

1.66 "Terminated Participant" means a person who has been a Participant, but whose employment has been terminated other than by death, Total and Permanent Disability or retirement.

1.67 "Top Heavy Plan" means a plan described in Section 2.2(a).

1.68 "Top Heavy Plan Year" means a Plan Year commencing after December 31, 1983 during which the Plan is a Top Heavy Plan.

1.69 "Top Paid Group" shall be determined pursuant to Code Section 414(q) and the Regulations thereunder and generally means the top 20 percent of Employees who performed services for the Employer during the applicable year, ranked according to the amount of 415 Compensation (as determined pursuant to Section 1.29) received from the Employer during such year. All Affiliated Employers shall be taken into account as a single employer, and Leased Employees shall be treated as Employees pursuant to Code Section 414(n) or (o). Employees who are non-resident aliens who received no Earned Income (within the meaning of Code Section

     911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, for the purpose of determining the number of active Employees in any year, the following additional Employees shall also be excluded; however, such Employees shall still be considered for the purpose of identifying the particular Employees in the Top Paid Group:

     (a)  Employees with less than six (6) months of service;

     (b)  Employees who normally work less than 17 1/2 hours per week;

     (c)  Employees who normally work less than six (6) months during a year;
          and

     (d)  Employees who have not yet attained age 21.

     In addition, if 90 percent or more of the Employees of the Employer are covered under agreements the Secretary of Labor finds to be collective bargaining agreements between Employee representatives and the Employer, and the Plan covers only Employees who are not covered under such agreements, then Employees covered by such agreements shall be excluded from both the total number of active Employees as well as from the identification of particular Employees in the Top Paid Group.

     The foregoing exclusions set forth in this Section shall be applied on a uniform and consistent basis for all purposes for which the Code Section 414(q) definition is applicable.

1.70 "Total and Permanent Disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The disability of a Participant shall be determined by a licensed physician chosen by the Administrator. However, if the condition constitutes total disability under the federal Social Security Acts, the Administrator may rely upon such determination that the Participant is Totally and Permanently Disabled for the purposes of this Plan. The determination shall be applied uniformly to all Participants.

1.71 "Trustee" means the person or entity named in B6 of the Adoption Agreement and any successors.

1.72 "Trust Fund" means the assets of the Plan and Trust as the same shall exist from time to time.

1.73 "Vested" means the nonforfeitable portion of any account maintained on behalf of a Participant.

1.74 "Voluntary Contribution Account" means the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan resulting from the Participant's nondeductible voluntary contributions made pursuant to Section 4.7.

1.75 "Year of Service" means the computation period of twelve (12) consecutive months, herein set forth, and during which an Employee has completed at least 1000 Hours of Service.

     For purposes of eligibility for participation, the initial computation period shall begin with the date on which the Employee first performs an Hour of Service (employment commencement date). The computation period beginning after a 1-Year Break in Service shall be measured from the date on which an Employee again performs an Hour of Service. The succeeding computation periods shall begin with the first anniversary of the Employee's employment commencement date. However, if one (1) Year of Service or less is required as a condition of eligibility, then after the initial eligibility computation period, the eligibility computation period shall, if elected in the Adoption Agreement, either begin with the anniversary(s) of the Employee's employment commencement date or shift to the current Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service. If the initial eligibility computation period shifts to the Plan Year, then an Employee who is credited with 1,000 Hours of Service in both the initial eligibility computation period and the first Plan Year which commences prior to the first anniversary of the Employee's initial eligibility computation period will be credited with two Years of Service for purposes of eligibility to participate.

     For vesting purposes, and all other purposes not specifically addressed in this Section, the computation period shall be, as elected in the Adoption Agreement, either (i) the Plan Year or (ii) an Employee's employment commencement date or re-employment commencement date and anniversaries of an Employee's employment commencement date or re-employment commencement dates, as applicable. Such vesting computation periods shall include periods prior to the Effective Date of the Plan unless specifically excluded pursuant to the Adoption Agreement.

     Years of Service and breaks in service will be measured on the same computation period.

     Years of Service with any predecessor Employer which maintained this Plan shall be recognized. Years of Service with any other predecessor Employer shall be recognized as specified in the Adoption Agreement.

     Years of Service with any Affiliated Employer shall be recognized.

                                  ARTICLE II
                    TOP HEAVY PROVISIONS AND ADMINISTRATION

2.1   TOP HEAVY PLAN REQUIREMENTS

      For any Top Heavy Plan Year, the Plan shall provide the special vesting requirements of Code Section 416(b) pursuant to Section 6.4 of the Plan and the special minimum allocation requirements of Code Section 416(c) pursuant to Section 4.3(f) of the Plan.

2.2   DETERMINATION OF TOP HEAVY STATUS

      (a) This Plan shall be a Top Heavy Plan for any Plan Year beginning after December 31, 1983, in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

          If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant's Present Value of Accrued Benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Group). In addition, if a Participant or Former Participant has not performed any services for any Employer maintaining the Plan at any time during the five year period ending on the Determination Date, any accrued benefit for such Participant or Former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan.

      (b) This Plan shall be a Super Top Heavy Plan for any Plan Year beginning after December 31, 1983, in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds ninety percent (90%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

      (c) Aggregate Account: A Participant's Aggregate Account as of the Determination Date is the sum of:

          (1) his Participant's Combined Account balance as of the most recent valuation occurring within a twelve (12) month period ending on the Determination Date;

          (2) for a Profit Sharing Plan, an adjustment for any contributions due as of the Determination Date. Such adjustment shall be the amount of any contributions actually made after the valuation date but before the Determination Date, except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year;

          (3) for a Money Purchase Plan, contributions that would be allocated as of a date not later than the Determination Date, even though those amounts are not yet made or required to be made.

          (4) any Plan distributions made within the Plan Year that includes the Determination Date or within the four (4) preceding Plan Years. However, in the case of distributions made after the valuation date and prior to the Determination Date, such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Participant's Aggregate Account balance as of the valuation date. In the case of a distribution of an annuity Contract, the amount of such distribution is deemed to be the current actuarial value of the Contract, determined on the date of the distribution. Notwithstanding anything herein to the contrary, all distributions, including distributions made prior to January 1, 1984, and distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, will be counted. Further, distributions from the Plan (including the cash value of life insurance policies) of a Participant's account balance because of death shall be treated as a distribution for the purpose of this paragraph.

          (5) any Employee contributions, whether voluntary or mandatory. However, amounts attributable to tax deductible qualified voluntary employee contributions shall not be considered to be a part of the Participant's Aggregate Account balance.

          (6) with respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides the rollovers or plan-to-plan transfers, it shall always consider such rollovers or plan-to-plan transfers as a distribution for the purposes of this Section. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers accepted after December 31, 1983 as part of the Participant's Aggregate Account balance. However, rollovers or plan-to-plan transfers accepted prior to January 1, 1984 shall be considered as part of the Participant's Aggregate Account balance.

          (7) with respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Participant's Aggregate Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

          (8) For the purposes of determining whether two employers are to be treated as the same employer in 2.2(c)(6) and 2.2(c)(7) above, all employers aggregated under Code Sections 414(b), (c), (m) and (o) are treated as the same employer.

      (d) "Aggregation Group" means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

          (1) Required Aggregation Group: In determining a Required Aggregation Group hereunder, each qualified plan of the Employer, including any Simplified Employee Pension Plan, in which a Key Employee is a participant in the Plan Year containing the Determination Date or any of the four preceding Plan Years, and each other qualified plan of the Employer which enables any qualified plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group.

                In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.

          (2) Permissive Aggregation Group: The Employer may also include any other plan of the Employer, including any Simplified Employee Pension Plan, not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and 410. Such group shall be known as a Permissive Aggregation Group.

                In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

          (3) Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

          (4) An Aggregation Group shall include any terminated plan of the Employer if it was maintained within the last five (5) years ending on the Determination Date.

      (e) "Determination Date" means (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.

      (f) Present Value of Accrued Benefit: In the case of a defined benefit plan, the Present Value of Accrued Benefit for a Participant other than a Key Employee shall be as determined using the single accrual method used for all plans of the Employer and Affiliated Employers, or if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C). The determination of the Present Value of Accrued Benefit shall be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code
          Section 416 and the Regulations thereunder for the first and second plan years of a defined benefit plan.

          However, any such determination must include present value of accrued benefit attributable to any Plan distributions referred to in Section 2.2(c)(4) above, any Employee contributions referred to in Section 2.2(c)(5) above or any related or unrelated rollovers referred to in Sections 2.2(c)(6) and 2.2(c)(7) above.

      (g) "Top Heavy Group" means an Aggregation Group in which, as of the Determination Date, the sum of:

          (1) the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group, and

          (2) the Aggregate Accounts of Key Employees under all defined contribution plans included in the group,

                exceeds sixty percent (60%) of a similar sum determined for all Participants.

      (h) "Top Heavy Ratio" means:

          (1) If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the "determination date(s)" has or has had accrued benefits, the Top Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the "Determination Date(s)" (including any part of any account balance distributed in the 5-year period ending on the "Determination Date(s)"), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the "Determination Date(s)"), both computed in accordance with Code
                Section 416 and the Regulations thereunder. Both the numerator and denominator of the Top Heavy Ratio are increased to reflect any contribution not actually made as of the "Determination Date", but which is required to be taken into account on that date under Code Section 416 and the Regulations thereunder.

          (2) If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the "Determination Date(s)" has or has had accrued benefits, the Top Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (1) above, and the Present Value of Accrued Benefits under the aggregated defined benefit plan or plans for all Key Employees as of the "Determination Date(s)", and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (1) above, and the Present Value of Accrued Benefits under the defined benefit plan or plans for all Participants as of the "Determination Date(s)", all determined in accordance with Code Section 416 and the Regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top Heavy Ratio are increased for any distribution of an accrued benefit made in the 5-year period ending on the "Determination Date."

          (3) For purposes of (1) and (2) above the value of account balances will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the "Determination Date," except as provided in Code Section 416 and the Regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (i) who is not a Key Employee but who was a Key Employee in a prior year, or (ii) who has not been credited with at least one (1) Hour of Service with any Employer maintaining the Plan at any time during the 5-year period ending on the "Determination Date" will be disregarded. The determination of the Top Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the Regulations thereunder. Deductible Employee contributions will not be taken into account for purposes of computing the Top Heavy Ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the "Determination Dates" that fall within the same calendar year.

                The accrued benefit of a Participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowed accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

                (i) The Administrator shall determine whether this Plan is a Top Heavy Plan on the Anniversary Date specified in the Adoption Agreement. Such determination of the top heavy ratio shall be in accordance with Code Section 416 and the Regulations thereunder.

2.3   POWERS AND RESPONSIBILITIES OF THE EMPLOYER

      (a) The Employer shall be empowered to appoint and remove the Trustee and the Administrator from time to time as it deems necessary for the proper administration of the Plan to assure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Plan, the Code, and the Act.

      (b) The Employer shall establish a "funding policy and method," i.e., it shall determine whether the Plan has a short run need for liquidity (e.g., to pay benefits) or whether liquidity is a long run goal and investment growth (and stability of same) is a more current need, or shall appoint a qualified person to do so. The Employer or its delegate shall communicate such needs and goals to the Trustee, who shall coordinate such Plan needs with its investment policy. The communication of such a "funding policy and method" shall not, however, constitute a directive to the Trustee as to investment of the Trust Funds. Such "funding policy and method" shall be consistent with the objectives of this Plan and with the requirements of Title I of the Act.

      (c) The Employer may, in its discretion, appoint an Investment Manager to manage all or a designated portion of the assets of the Plan. In such event, the Trustee shall follow the directive of the Investment Manager in investing the assets of the Plan managed by the Investment Manager.

      (d) The Employer shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Employer or by a qualified person specifically designated by the Employer, through day-to-day conduct and evaluation, or through other appropriate ways.

2.4   DESIGNATION OF ADMINISTRATIVE AUTHORITY

      The Employer shall appoint one or more Administrators. Any person, including, but not limited to, the Employees of the Employer, shall be eligible to serve as an Administrator. Any person so appointed shall signify his acceptance by filing written acceptance with the Employer. An Administrator may resign by delivering his written resignation to the Employer or be removed by the Employer by delivery of written notice of removal, to take effect at a date specified therein, or upon delivery to the Administrator if no date is specified.

      The Employer, upon the resignation or removal of an Administrator, shall promptly designate in writing a successor to this position. If the Employer does not appoint an Administrator, the Employer will function as the Administrator.

2.5   ALLOCATION AND DELEGATION OF RESPONSIBILITIES

      If more than one person is appointed as Administrator, the responsibilities of each Administrator may be specified by the Employer and accepted in writing by each Administrator. In the event that no such delegation is made by the Employer, the Administrators may allocate the responsibilities among themselves, in which event the Administrators shall notify the Employer and the Trustee in writing of such action and specify the responsibilities of each Administrator. The Trustee thereafter shall accept and rely upon any documents executed by the appropriate Administrator until such time as the Employer or the Administrators file with the Trustee a written revocation of such designation.

2.6   POWERS AND DUTIES OF THE ADMINISTRATOR

      The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code Section 401(a), and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish his duties under this Plan.

      The Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

      (a) the discretion to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder and to receive benefits under the Plan;

      (b) to compute, certify, and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;

      (c) to authorize and direct the Trustee with respect to all nondiscretionary or otherwise directed disbursements from the Trust Fund;

      (d) to maintain all necessary records for the administration of the Plan;

      (e) to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof;

      (f) to determine the size and type of any Contract to be purchased from any Insurer, and to designate the Insurer from which such Contract shall be purchased;

      (g) to compute and certify to the Employer and to the Trustee from time to time the sums of money necessary or desirable to be contributed to the Trust Fund;

      (h) to consult with the Employer and the Trustee regarding the short and long-term liquidity needs of the Plan in order that the Trustee can exercise any investment discretion in a manner designed to accomplish specific objectives;

      (i) to prepare and distribute to Employees a procedure for notifying Participants and Beneficiaries of their rights to elect Joint and Survivor Annuities and Pre-Retirement Survivor Annuities if required by the Code and Regulations thereunder;

      (j) to assist any Participant regarding his rights, benefits, or elections available under the Plan.

2.7   RECORDS AND REPORTS

      The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.

2.8   APPOINTMENT OF ADVISERS

      The Administrator, or the Trustee with the consent of the Administrator, may appoint counsel, specialists, advisers, and other persons as the Administrator or the Trustee deems necessary or desirable in connection with the administration of this Plan.

2.9   INFORMATION FROM EMPLOYER

      To enable the Administrator to perform his functions, the Employer shall supply full and timely information to the Administrator on all matters relating to the Compensation of all Participants, their Hours of Service, their Years of Service, their retirement, death, disability, or termination of employment, and such other pertinent facts as the Administrator may require; and the Administrator shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee's duties under the Plan. The Administrator may rely upon such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.

2.10  PAYMENT OF EXPENSES

      All expenses of administration may be paid out of the Trust Fund unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, including, but not limited to, fees of accountants, counsel, and other specialists and their agents, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund. However, the Employer may reimburse the Trust Fund for any administration expense incurred. Any administration expense paid to the Trust Fund as a reimbursement shall not be considered an Employer contribution.

2.11  MAJORITY ACTIONS

      Except where there has been an allocation and delegation of administrative authority pursuant to Section 2.5, if there shall be more than one Administrator, they shall act by a majority of their number, but may authorize one or more of them to sign all papers on their behalf.

2.12  CLAIMS PROCEDURE

      Claims for benefits under the Plan may be filed in writing with the Administrator. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedure.

2.13  CLAIMS REVIEW PROCEDURE

      Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Administrator pursuant to Section
      2.12 shall be entitled to request the Administrator to give further consideration to his claim by filing with the Administrator a written request for a hearing. Such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Administrator no later than 60 days after receipt of the written notification provided for in Section 2.12. The Administrator shall then conduct a hearing within the next 60 days, at which the claimant may be represented by an attorney or any other representative of his choosing and expense and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of his claim. At the hearing (or prior thereto upon 5 business days written notice to the Administrator) the claimant or his representative shall have an opportunity to review all documents in the possession of the Administrator which are pertinent to the claim at issue and its disallowance. Either the claimant or the Administrator may cause a court reporter to attend the hearing and record the proceedings. In such event, a complete written transcript of the proceedings shall be furnished to both parties by the court reporter. The full expense of any such court reporter and such transcripts shall be borne by the party causing the court reporter to attend the hearing. A final decision as to the allowance of the claim shall be made by the Administrator within 60 days of receipt of the appeal (unless there has been an extension of 60 days due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the 60 day period). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

                                  ARTICLE III
                                  ELIGIBILITY

3.1   CONDITIONS OF ELIGIBILITY

      Any Eligible Employee shall be eligible to participate hereunder on the date he has satisfied the requirements specified in the Adoption Agreement.

3.2   EFFECTIVE DATE OF PARTICIPATION

      An Eligible Employee who has become eligible to be a Participant shall become a Participant effective as of the day specified in the Adoption Agreement.

      In the event an Employee who has satisfied the Plan's eligibility requirements and would otherwise have become a Participant shall go from a classification of a noneligible Employee to an Eligible Employee, such Employee shall become a Participant as of the date he becomes an Eligible Employee.

      In the event an Employee who has satisfied the Plan's eligibility requirements and would otherwise become a Participant shall go from a classification of an Eligible Employee to a noneligible Employee and becomes ineligible to participate and has not incurred a 1-Year Break in Service, such Employee shall participate in the Plan as of the date he returns to an eligible class of Employees. If such Employee does incur a 1-Year Break in Service, eligibility will be determined under the Break in Service rules of the Plan.

      In the event that the Plan is a TRA '86 amendment and restatement, effective with the first day of the 1989 Plan Year, an Employee's eligibility to make Elective Contributions shall not be conditioned upon the completion of more than one (1) Year of Service. An Employee's eligibility to receive any qualified matching contributions, matching contributions, Qualified Non-Elective Contributions or Non-Elective Contributions shall not be conditioned upon the completion of more than two (2) Years of Service. No contributions or benefits (other than matching contributions or qualified matching contributions) may be conditioned upon Elective Contributions.

3.3   DETERMINATION OF ELIGIBILITY

      The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and the Act. Such determination shall be subject to review per Section 2.13.

3.4   TERMINATION OF ELIGIBILITY

      In the event a Participant shall go from a classification of an Eligible Employee to an ineligible Employee, such Former Participant shall continue to vest in his interest in the Plan for each Year of Service completed while a noneligible Employee, until such time as his Participant's Account shall be forfeited or distributed pursuant to the terms of the Plan. Additionally, his interest in the Plan shall continue to share in the earnings of the Trust Fund.


3.5   OMISSION OF ELIGIBLE EMPLOYEE

      If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by his Employer for the year has been made, the Employer shall make a subsequent contribution, if necessary after the application of Section 4.3(e), so that the omitted Employee receives a total amount which the said Employee would have received had he not been omitted. Such contribution shall be made regardless of whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

3.6   INCLUSION OF INELIGIBLE EMPLOYEE

      If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made, the Employer shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the ineligible person shall constitute a Forfeiture for the Plan Year in which the discovery is made.

3.7   ELECTION NOT TO PARTICIPATE

      An Employee may, subject to the approval of the Employer, elect voluntarily not to participate in the Plan. The election not to participate must be communicated to the Employer, in writing, at least thirty (30) days before the beginning of a Plan Year. For Standardized Plans, a Participant or an Eligible Employee may not elect not to participate. Furthermore, the foregoing election not to participate shall not be available with respect to partners in a partnership.

3.8   CONTROL OF ENTITIES BY OWNER-EMPLOYEE

      (a) If this Plan provides contributions or benefits for one or more Owner-Employees who control both the business for which this Plan is established and one or more other entities, this Plan and the plan established for other trades or businesses must, when looked at as a single Plan, satisfy Code Sections 401(a) and (d) for the Employees of this and all other entities.

      (b) If the Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the employees of the other trades or businesses must be included in a plan which satisfies Code Sections 401(a) and (d) and which provides contributions and benefits not less favorable than provided for Owner-Employees under this Plan.

      (c) If an individual is covered as an Owner-Employee under the plans of two or more trades or businesses which are not controlled and the individual controls a trade or business, then the benefits or contributions of the employees under the plan of the trades or businesses which are controlled must be as favorable as those provided for him under the most favorable plan of the trade or business which is not controlled.

      (d) For purposes of the preceding paragraphs, an Owner-Employee, or two or more Owner-Employees, will be considered to control an entity if the Owner-Employee, or two or more Owner-Employees together:

          (1)   own the entire interest in an unincorporated entity, or

          (2) in the case of a partnership, own more than 50 percent of either the capital interest or the profits interest in the partnership.

      (e) For purposes of the preceding sentence, an Owner-Employee, or two or more Owner-Employees shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee, or such two or more Owner-Employees, are considered to control within the meaning of the preceding sentence.

                                  ARTICLE IV
                          CONTRIBUTION AND ALLOCATION


4.1   FORMULA FOR DETERMINING EMPLOYER'S CONTRIBUTION

      (a) For a Money Purchase Plan -

          (1) The Employer shall make contributions over such period of years as the Employer may determine on the following basis. On behalf of each Participant eligible to share in allocations, for each year of his participation in this Plan, the Employer shall contribute the amount specified in the Adoption Agreement. All contributions by the Employer shall be made in cash or in such property as is acceptable to the Trustee. The Employer shall be required to obtain a waiver from the Internal Revenue Service for any Plan Year in which it is unable to make the full required contribution to the Plan. In the event a waiver is obtained, this Plan shall be deemed to be an individually designed plan.

          (2) For any Plan Year beginning prior to January 1, 1990, and if elected in the non-standardized Adoption Agreement for any Plan Year beginning on or after January 1, 1990, the Employer shall not contribute on behalf of a Participant who performs less than a Year of Service during any Plan Year, unless there is a Short Plan Year or a contribution is required pursuant to 4.3(h).

          (3) Notwithstanding the foregoing, the Employer's contribution for any Fiscal Year shall not exceed the maximum amount allowable as a deduction to the Employer under the provisions of Code Section
                404. However, to the extent necessary to provide the top heavy minimum allocations, the Employer shall make a contribution even if it exceeds the amount which is deductible under Code Section 404.

      (b) For a Profit Sharing Plan -

          (1) For each Plan Year, the Employer shall contribute to the Plan such amount as specified by the Employer in the Adoption Agreement. Notwithstanding the foregoing, however, the Employer's contribution for any Fiscal Year shall not exceed the maximum amount allowable as a deduction to the Employer under the provisions of Code Section 404. All contributions by the Employer shall be made in cash or in such property as is acceptable to the Trustee.

          (2) Except, however, to the extent necessary to provide the top heavy minimum allocations, the Employer shall make a contribution even if it exceeds current or accumulated Net Profit or the amount which is deductible under Code Section 404.

4.2   TIME OF PAYMENT OF EMPLOYER'S CONTRIBUTION

      The Employer shall generally pay to the Trustee its contribution to the Plan for each Plan Year within the time prescribed by law, including extensions of time, for the filing of the Employer's federal income tax return for the Fiscal Year.

4.3   ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS

      (a) The Administrator shall establish and maintain an account in the name of each Participant to which the Administrator shall credit as of each Anniversary Date, or other valuation date, all amounts allocated to each such Participant as set forth herein.

      (b) The Employer shall provide the Administrator with all information required by the Administrator to make a proper allocation of the Employer's contributions for each Plan Year. Within a reasonable period of time after the date of receipt by the Administrator of such information, the Administrator shall allocate such contribution as follows:

          (1)   For a Money Purchase Plan:

                (i) The Employer's Contribution shall be allocated to each Participant's Combined Account in the manner set forth in
                     Section 4.1 herein and as specified in Section E2 of the Adoption Agreement.

          (2)   For an Integrated Profit Sharing Plan:

                (i) The Employer's contribution shall be allocated to each Participant's Account, except as provided in Section 4.3(f), in a dollar amount equal to 5.7% of the sum of each Participant's total Compensation plus Excess Compensation. If the Employer does not contribute such amount for all Participants, each Participant will be allocated a share of the contribution in the same proportion that his total Compensation plus his total Excess Compensation for the Plan Year bears to the total Compensation plus the total Excess Compensation of all Participants for that year.

                     Regardless of the preceding, 4.3% shall be substituted for 5.7% above if Excess Compensation is based on more than 20% and less than or equal to 80% of the Taxable Wage Base. If Excess Compensation is based on less than 100% and more than 80% of the Taxable Wage Base, then 5.4% shall be substituted for 5.7% above.

                (ii) The balance of the Employer's contribution over the amount allocated above, if any, shall be allocated to each Participant's Combined Account in the same proportion that his total Compensation for the Year bears to the total Compensation of all Participants for such year.

                (iii)Except, however, for any Plan Year beginning prior to
                     January 1, 1990, and if elected in the non-standardized Adoption Agreement for any Plan Year beginning on or after January 1, 1990, a Participant who performs less than a Year of Service during any Plan Year shall not share in the Employer's contribution for that year, unless there is a Short Plan Year or a contribution is required pursuant to
                     Section 4.3(h).

          (3)   For a Non-Integrated Profit Sharing Plan:

                (i) The Employer's contribution shall be allocated to each Participant's Account in the same proportion that each such Participant's Compensation for the year bears to the total Compensation of all Participants for such year.

                (ii) Except, however, for any Plan Year beginning prior to
                     January 1, 1990, and if elected in the non-standardized Adoption Agreement for any Plan Year beginning on or after January 1, 1990, a Participant who performs less than a Year of Service during any Plan Year shall not share in the Employer's contribution for that year, unless there is a Short Plan Year or a contribution is required pursuant to
                     Section 4.3(h).

      (c) As of each Anniversary Date or other valuation date, before allocation of Employer contributions and Forfeitures, any earnings or losses (net appreciation or net depreciation) of the Trust Fund shall be allocated in the same proportion that each Participant's and Former Participant's nonsegregated accounts bear to the total of all Participants' and Former Participants' nonsegregated accounts as of such date. If any nonsegregated account of a Participant has been distributed prior to the Anniversary Date or other valuation date subsequent to a Participant's termination of employment, no earnings or losses shall be credited to such account. Notwithstanding the above, with respect to contributions made to a 401(k) Plan after the previous Anniversary Date or allocation date, the method specified in the Adoption Agreement shall be used.

      (d) Participants' Accounts shall be debited for any insurance or annuity premiums paid, if any, and credited with any dividends or interest received on insurance contracts.

      (e) As of each Anniversary Date, any amounts which became Forfeitures since the last Anniversary Date shall first be made available to reinstate previously forfeited account balances of Former Participants, if any, in accordance with Section 6.4(g)(2) or be used to satisfy any contribution that may be required pursuant to Section
          3.5 and/or 6.9 or be used to reduce expenses of the Employer incurred in the operation of the Plan, as applicable. The remaining Forfeitures, if any, shall be treated in accordance with the Adoption Agreement. Provided, however, that in the event the allocation of Forfeitures provided herein shall cause the "annual addition" (as defined in Section 4.4) to any Participant's Account to exceed the amount allowable by the Code, the excess shall be reallocated in accordance with Section 4.5. Except, however, for any Plan Year beginning prior to January 1, 1990, and if elected in the non-standardized Adoption Agreement for any Plan Year beginning on or after January 1, 1990, a Participant who performs less than a Year of Service during any Plan Year shall not share in the Plan Forfeitures for that year, unless there is a Short Plan Year or a contribution required pursuant to Section 4.3(h).

      (f) Minimum Allocations Required for Top Heavy Plan Years: Notwithstanding the foregoing, for any Top Heavy Plan Year, the sum of the Employer's contributions and Forfeitures allocated to the Participant's Account of each Non-Key Employee shall be equal to at least three percent (3%) of such Non-Key Employee's 415 Compensation (reduced by contributions and forfeitures, if any, allocated to each Non-Key Employee in any defined contribution plan included with this Plan in a Required Aggregation Group). However, if (i) the sum of the Employer's contributions and Forfeitures allocated to the Participant's Combined Account of each Key Employee for such Top Heavy Plan Year is less than three percent (3%) of each Key Employee's 415 Compensation and (ii) this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410, the sum of the Employer's contributions and Forfeitures allocated to the Participant's Combined Account of each Non-Key Employee shall be equal to the largest percentage allocated to the Participant's Combined Account of any Key Employee.

          However, for each Non-Key Employee who is a Participant in a paired Profit Sharing Plan or 401(k) Profit Sharing Plan and a paired Money Purchase Plan, the minimum 3% allocation specified above shall be provided in the Money Purchase Plan.

          If this is an integrated Plan, then for any Top Heavy Plan Year the Employer's contribution shall be allocated as follows:

          (1) An amount equal to 3% multiplied by each Participant's Compensation for the Plan Year shall be allocated to each Participant's Account. If the Employer does not contribute such amount for all Participants, the amount shall be allocated to each Participant's Account in the same proportion that his total Compensation for the Plan Year bears to the total Compensation of all Participants for such year.

          (2) The balance of the Employer's contribution over the amount allocated under subparagraph (1) hereof shall be allocated to each Participant's Account in a dollar amount equal to 3% multiplied by a Participant's Excess Compensation. If the Employer does not contribute such amount for all Participants, each Participant will be allocated a share of the contribution in the same proportion that his Excess Compensation bears to the total Excess Compensation of all Participants for that year.

          (3) The balance of the Employer's contribution over the amount allocated under subparagraph (2) hereof shall be allocated to each Participant's Account in a dollar amount equal to 2.7% multiplied by the sum of each Participant's total 415 Compensation plus Excess Compensation. If the Employer does not contribute such amount for all Participants, each Participant will be allocated a share of the contribution in the same proportion that his total 415 Compensation plus his total Excess Compensation for the Plan Year bears to the total 415 Compensation plus the total Excess Compensation of all Participants for that year.

                Regardless of the preceding, 1.3% shall be substituted for 2.7% above if Excess Compensation is based on more than 20% and less than or equal to 80% of the Taxable Wage Base. If Excess Compensation is based on less than 100% and more than 80% of the Taxable Wage Base, then 2.4% shall be substituted for 2.7% above.

          (4) The balance of the Employer's contributions over the amount allocated above, if any, shall be allocated to each Participant's Account in the same proportion that his total 415 Compensation for the Plan Year bears to the total 415 Compensation of all Participants for such year.

                For each Non-Key Employee who is a Participant in this Plan and another non-paired defined contribution plan maintained by the Employer, the minimum 3% allocation specified above shall be provided as specified in F3 of the Adoption Agreement.

      (g) For purposes of the minimum allocations set forth above, the percentage allocated to the Participant's Combined Account of any Key Employee shall be equal to the ratio of the sum of the Employer's contributions and Forfeitures allocated on behalf of such Key Employee divided by the 415 Compensation for such Key Employee.

      (h) For any Top Heavy Plan Year, the minimum allocations set forth in this Section shall be allocated to the Participant's Combined Account of all Non-Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including Non-Key Employees who have (1) failed to complete a Year of Service; or (2) declined to make mandatory contributions (if required) or, in the case of a cash or deferred arrangement, Elective Contributions to the Plan.

      (i) Notwithstanding anything herein to the contrary, in any Plan Year in which the Employer maintains both this Plan and a defined benefit pension plan included in a Required Aggregation Group which is top heavy, the Employer shall not be required to provide a Non-Key Employee with both the full separate minimum defined benefit plan benefit and the full separate defined contribution plan allocations. Therefore, if the Employer maintains both a defined benefit and a defined contribution plan that are a Top Heavy Group, the top heavy minimum benefits shall be provided as follows:

          (1)   Applies if F1b of the Adoption Agreement is Selected -

                (i) The requirements of Section 2.1 shall apply except that each Non-Key Employee who is a Participant in the Profit Sharing Plan or Money Purchase Plan and who is also a Participant in the defined benefit plan shall receive a minimum allocation of five percent (5%) of such Participant's 415 Compensation from the applicable defined contribution plan(s).

                (ii) For each Non-Key Employee who is a Participant only in the defined benefit plan the Employer will provide a minimum non-integrated benefit equal to 2% of his highest five consecutive year average 415 Compensation for each Year of Service while a Participant in the plan, in which the plan is top heavy, not to exceed ten.

               (iii) For each Non-Key Employee who is a Participant only in this defined contribution plan, the Employer shall provide a contribution equal to 3% of his 415 Compensation.

          (2)   Applies if F1c of the Adoption Agreement is Selected -

                (i) The minimum allocation specified in Section 4.3(i)(1)(i) shall be 7 1/2% if the Employer elects in the Adoption Agreement for years in which the Plan is top heavy, but not super top heavy.

                (ii) The minimum benefit specified in Section 4.3(i)(1)(ii)
                     shall be 3% if the Employer elects in the Adoption Agreement for years in which the Plan is top heavy, but not super top heavy.

              (iii) The minimum allocation specified in Section 4.3(i)(1)(iii) shall be 4% if the Employer elects in the Adoption Agreement for years in which the Plan is top heavy, but not super top heavy.

      (j) For the purposes of this Section, 415 Compensation shall be limited to the same dollar limitation that is in Section 1.9 (unless adjusted in such manner as permitted under Code Section 415(d)). However, for Plan Years beginning prior to January 1, 1989, the $200,000 limit shall apply only for Top Heavy Plan Years and shall not be adjusted.

      (k) Notwithstanding anything herein to the contrary, any Participant who terminated employment during the Plan Year for reasons other than death, Total and Permanent Disability, or retirement shall or shall not share in the allocations of the Employer's Contributions and Forfeitures as provided in the Adoption Agreement. Notwithstanding the foregoing, for Plan Years beginning after 1989, if this is a standardized Plan, any such terminated Participant shall share in the allocations as provided in this Section provided such Participant completed more than 500 Hours of Service.

          (l) Notwithstanding anything herein to the contrary, Participants terminating for reasons of death, Total and Permanent Disability, or retirement shall share in the allocations as provided in this Section regardless of whether they completed a Year of Service during the Plan Year.

          (m) If a Former Participant is reemployed after five (5) consecutive 1-Year Breaks in Service, then separate accounts shall be maintained as follows:

                (1) one account for nonforfeitable benefits attributable to pre-break service; and

                (2) one account representing his Employer derived account balance in the Plan attributable to post-break service.

4.4   MAXIMUM ANNUAL ADDITIONS

      (a)(1) If the Participant does not participate in, and has never participated in another qualified plan maintained by the Employer, or a welfare benefit fund (as defined in Code Section 419(e)), maintained by the Employer, or an individual medical account (as defined in Code Section 415(l)(2)) maintained by the Employer, or a simplified employee pension as defined in Code Section 408(k) maintained by the Employer, which provides Annual Additions, the amount of Annual Additions which may be credited to the Participant's accounts for any Limitation Year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer contribution that would otherwise be contributed or allocated to the Participant's accounts would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

         (2) Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant's Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

         (3) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for such Limitation Year shall be determined on the basis of the Participant's actual compensation for such Limitation Year.

      (4) If there is an excess amount pursuant to Section 4.4(a)(2) or Section 4.5, the excess will be disposed of in one of the following manners, as uniformly determined by the Plan Administrator for all Participants similarly situated:

          (i) Any unmatched voluntary Employee contributions (with any gains thereon), to the extent they would reduce the Excess Amount, will be returned to the Participant;

          (ii) Any unmatched Elective Contributions (with any gains thereon) to the extent they would reduce the Excess Amount, will be returned to the Participant;

          (iii) Any matched voluntary Employee contributions (with any gains thereon), to the extent they would reduce the Excess Amount, will be returned to the Participant. Simultaneously, any Employer matching contributions (with any gains thereon) that relate to these voluntary contributions, to the extent they would reduce the Excess Amount, will be treated as follows: if the Participant is covered by the Plan at the end of the Limitation Year, such Excess Amount in the Participant's Account will be used to reduce Employer contributions for such Participant in the next Limitation Year, and succeeding Limitation Years, as necessary. If the Participant is not covered by the Plan at the end of the Limitation Year, such Excess Amount will be held unallocated in a suspense account and used to reduce Employer contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for all of the remaining Participants in the Plan;

          (iv) Any matched Elective Contributions (with any gains thereon), to the extent they would reduce the Excess Amount, will be returned to the Participant. Simultaneously, any Employer matching contributions (with any gains thereon) that relate to these Elective Contributions, to the extent they would reduce the Excess Amount, will be treated in accordance with the same procedure which is applied to the Employer matching contributions (and gains thereon) under the preceding subparagraph (iii).

          (v)   If, after the application of subparagraphs (i), (ii), (iii) and
                (iv), an Excess Amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the Excess Amount in the Participant's Account will be used to reduce Employer contributions for such Participant in the next Limitation Year, and each succeeding Limitation Year, as necessary;

          (vi)  If, after the application of subparagraphs (i), (ii), (iii) and
                (iv), an Excess Amount still exists, and the Participant is not covered by the Plan at the end of the Limitation Year, the Excess Amount will be held unallocated in a suspense account and used to reduce Employer contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for all of the remaining Participants in the Plan.

      (5) If a suspense account is in existence at any time during a Limitation Year pursuant to this Section, it will not participate in the allocation of investment gains and losses. If a suspense account is in existence at any time during a particular limitation year, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts before any Employer contributions or any Employee contributions may be made to the Plan for that Limitation Year. Excess amounts may not be distributed to Participants or Former Participants.

   (b)(1) This subsection applies if, in addition to this Plan, the Participant is covered under another qualified prototype defined contribution plan maintained by the Employer, or a welfare benefit fund (as defined in Code Section 419(e)) maintained by the Employer, or an individual medical account (as defined in Code Section 415(l)(2)) maintained by the Employer, or a simplified employee pension maintained by the Employer, which provides Annual Additions, during any Limitation Year. The Annual Additions which may be credited to a Participant's accounts under this Plan for any such Limitation Year shall not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant's accounts under the other qualified prototype defined contribution plans, welfare benefit funds, individual medical accounts and simplified employee pensions for the same Limitation Year. If the Annual Additions with respect to the Participant under other qualified prototype defined contribution plans, welfare benefit funds, individual medical accounts and simplified employee pensions maintained by the Employer are less than the Maximum Permissible Amount and the Employer contribution that would otherwise be contributed or allocated to the Participant's accounts under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other qualified defined contribution plans, welfare benefit funds, individual medical accounts and simplified employee pensions in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's account under this Plan for the Limitation Year.

      (2) Prior to determining the Participant's actual 415 Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant in the manner described in
          Section 4.4(a)(2).

      (3) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual 415 Compensation for the Limitation Year.

      (4) If as a result of the allocation of Forfeitures, a reasonable error in estimating a Participant's annual 415 Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any Participant under the limits of Section 4.1, or other facts and circumstances to which Regulation 1.415-6(b)(6) shall be applicable, a Participant's Annual Additions under this Plan and such other plans would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the

          Annual Additions last allocated, except that Annual Additions attributable to a simplified employee pension will be deemed to have been allocated first, followed by annual additions to a welfare benefit fund or individual medical account, regardless of the actual allocation date.

      (5) If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of:

          (i)   the total Excess Amount allocated as of such date, times

          (ii) the ratio of (1) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to (2) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified prototype defined contribution plans.

      (6) Any Excess Amount attributed to this Plan will be disposed in the manner described in Section 4.4(a)(4).

  (c) If the Participant is covered under another qualified defined contribution plan maintained by the Employer which is not a Prototype Plan, Annual Additions which may be credited to the Participant's Account under this Plan for any Limitation Year will be limited in accordance with Section 4.4(b), unless the Employer provides other limitations in the Adoption Agreement.

  (d) If the Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan the sum of the Participant's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction will not exceed 1.0 in any Limitation Year. The Annual Additions which may be credited to the Participant's Account under this Plan for any Limitation Year will be limited in accordance with the Limitation on Allocations Section of the Adoption Agreement.

      Except, however, if the Plans are standardized paired plans, the rate of accrual in the defined benefit plan will be reduced to the extent necessary so that the sum of the Defined Contribution Fraction and Defined Benefit Fraction will equal 1.0.

  (e) For purposes of applying the limitations of Code Section 415, the transfer of funds from one qualified plan to another is not an "annual addition." In addition, the following are not Employee contributions for the purposes of Section 4.4(f)(1)(2): (1) rollover contributions (as defined in Code Sections 402(a)(5), 403(a)(4), 403(b)(8) and 408(d)(3)); (2) repayments of loans made to a Participant from the Plan; (3) repayments of distributions received by an Employee pursuant to Code Section 411(a)(7)(B) (cash-outs);
      (4) repayments of distributions received by an Employee pursuant to Code
      Section 411(a)(3)(D) (mandatory contributions); and (5) Employee contributions to a simplified employee pension excludable from gross income under Code Section 408(k)(6).

      (f) For purposes of this Section, the following terms shall be defined as follows:

          (1) Annual Additions means the sum credited to a Participant's accounts for any Limitation Year of (1) Employer contributions,
                (2) effective with respect to "limitation years" beginning after December 31, 1986, Employee contributions, (3) forfeitures, (4) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(l)(2), which is part of a pension or annuity plan maintained by the Employer and
                (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit fund (as defined in Code Section 419(e)) maintained by the Employer. Except, however, the 415 Compensation percentage limitation referred to in paragraph (a)(2) above shall not apply to: (1) any contribution for medical benefits (within the meaning of Code Section 419A(f)(2)) after separation from service which is otherwise treated as an "annual addition", or (2) any amount otherwise treated as an "annual addition" under Code Section 415(l)(1). Notwithstanding the foregoing, for "limitation years" beginning prior to January 1, 1987, only that portion of Employee contributions equal to the lesser of Employee contributions in excess of six percent (6%) of 415 Compensation or one-half of Employee contributions shall be considered an "annual addition".

                For this purpose, any Excess Amount applied under Sections 4.4(a)(4) and 4.4(b)(6) in the Limitation Year to reduce Employer contributions shall be considered Annual Additions for such Limitation Year.

          (2)   415 Compensation is compensation defined in Section 1.28.

          (3) Defined Benefit Fraction means a fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the Limitation Year under Code Sections 415(b) and (d) or 140 percent of his Highest Average 415 Compensation including any adjustments under Code Section 415(b).

                Notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the end of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 for all Limitation Years beginning before January 1, 1987.

                Notwithstanding the foregoing, for any Top Heavy Plan Year, 100 shall be substituted for 125 unless the extra minimum allocation is being made pursuant to the Employer's election in F1 of the Adoption Agreement. However, for any Plan Year in which this Plan is a Super Top Heavy Plan, 100 shall be substituted for 125 in any event.

          (4) Defined Contribution Dollar Limitation means $30,000, or, if greater, one-fourth of the defined benefit dollar limitation set forth in Code Section 415(b)(1) as in effect for the Limitation Year.

          (5) Defined Contribution Fraction means a fraction, the numerator of which is the sum of the Annual Additions to the Participant's account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years, (including the Annual Additions attributable to the Participant's nondeductible voluntary employee contributions to any defined benefit plans, whether or not terminated, maintained by the Employer and the annual additions attributable to all welfare benefit funds, as defined in Code Section 419(e), and individual medical accounts, as defined in Code Section 415(l)(2), maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of Service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any Limitation Year is the lesser of 125 percent of the Defined Contribution Dollar Limitation or 35 percent of the Participant's 415 Compensation for such year. For Limitation Years beginning prior to January 1, 1987, the "annual addition" shall not be recomputed to treat all Employee contributions as an Annual Addition.

                If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 5, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plan made after May 5, 1986, but using the Code Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

                Notwithstanding the foregoing, for any Top Heavy Plan Year, 100 shall be substituted for 125 unless the extra minimum allocation is being made pursuant to the Employer's election in F1 of the Adoption Agreement. However, for any Plan Year in which this Plan is a Super Top Heavy Plan, 100 shall be substituted for 125 in any event.

          (6) Employer means the Employer that adopts this Plan and all Affiliated Employers, except that for purposes of this Section, Affiliated Employers shall be determined pursuant to the modification made by Code Section 415(h).

          (7) Excess Amount means the excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

          (8) Highest Average Compensation means the average Compensation for the three consecutive Years of Service with the Employer that produces the highest average. A Year of Service with the Employer is the 12 consecutive month period defined in Section E1 of the Adoption Agreement which is used to determine Compensation under the Plan.

          (9) Limitation Year means the Compensation Year (a 12 consecutive month period) as elected by the Employer in the Adoption Agreement. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12 consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

          (10) Master or Prototype Plan means a plan the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

          (11) Maximum Permissible Amount means the maximum Annual Addition that may be contributed or allocated to a Participant's account under the plan for any Limitation Year, which shall not exceed the lesser of:

                (i)  the Defined Contribution Dollar Limitation, or

                (ii) 25 percent of the Participant's 415 Compensation for the
                     Limitation Year.

                The 415 Compensation limitation referred to in (ii) shall not apply to any contribution for medical benefits (within the meaning of Code Sections 401(h) or 419A(f)(2)) which is otherwise treated as an annual addition under Code Sections 415(l)(1) or 419A(d)(2).

                If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12 consecutive month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar Contribution multiplied by the following fraction:

                        number of months in the short Limitation Year
                        ---------------------------------------------
                                              12

          (12) Projected Annual Benefit means the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified Joint and Survivor Annuity) to which the Participant would be entitled under the terms of the plan assuming:

                (i) the Participant will continue employment until Normal Retirement Age (or current age, if later), and

                (ii) the Participant's 415 Compensation for the current
                     Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

                For purposes of this Section, straight life annuity means an annuity payable in equal installments for the life of the Participant that terminates upon the Participant's death.

      (g) Notwithstanding anything contained in this Section to the contrary, the limitations, adjustments and other requirements prescribed in this Section shall at all times comply with the provisions of Code Section 415 and the Regulations thereunder, the terms of which are specifically incorporated herein by reference.

4.5   ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS

      If as a result of the allocation of Forfeitures, a reasonable error in estimating a Participant's annual 415 Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Code
      Section 402(g)(3)) that may be made with respect to any Participant under the limits of Section 4.4, or other facts and circumstances to which Regulation 1.415-6(b)(6) shall be applicable, the "annual additions" under this Plan would cause the maximum provided in Section 4.4 to be exceeded, the Administrator shall treat the excess in accordance with Section 4.4(a)(4).

4.6   TRANSFERS FROM QUALIFIED PLANS

      (a) If specified in the Adoption Agreement and with the consent of the Administrator, amounts may be transferred from other qualified plans, provided that the trust from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax exempt status of the Plan or create adverse tax consequences for the Employer. The amounts transferred shall be set up in a separate account herein referred to as a "Participant's Rollover Account." Such account shall be fully Vested at all times and shall not be subject to forfeiture for any reason.

      (b) Amounts in a Participant's Rollover Account shall be held by the Trustee pursuant to the provisions of this Plan and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in Paragraphs (c) and (d) of this Section.

      (c) Amounts attributable to elective contributions (as defined in Regulation 1.401(k)-1(g)(4)), including amounts treated as elective contributions, which are transferred from another qualified plan in a plan-to-plan transfer shall be subject to the distribution limitations provided for in Regulation 1.401(k)-1(d).

      (d) At Normal Retirement Date, or such other date when the Participant or his Beneficiary shall be entitled to receive benefits, the fair market value of the Participant's Rollover Account shall be used to provide additional benefits to the Participant or his Beneficiary. Any distributions of amounts held in a Participant's Rollover Account shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Sections 411(a)(11) and 417 and the Regulations thereunder. Furthermore, such amounts shall be considered as part of a Participant's benefit in determining whether an involuntary cash-out of benefits without Participant consent may be made.

      (e) The Administrator may direct that employee transfers made after a valuation date be segregated into a separate account for each Participant until such time as the allocations pursuant to this Plan have been made, at which time they may remain segregated or be invested as part of the general Trust Fund, to be determined by the Administrator.

      (f) For purposes of this Section, the term "qualified plan" shall mean any tax qualified plan under Code Section 401(a). The term "amounts transferred from other qualified plans" shall mean: (i) amounts transferred to this Plan directly from another qualified plan; (ii) lump-sum distributions received by an Employee from another qualified plan which are eligible for tax free rollover to a qualified plan and which are transferred by the Employee to this Plan within sixty (60) days following his receipt thereof; (iii) amounts transferred to this Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets which (A) were previously distributed to the Employee by another qualified plan as a lump-sum distribution (B) were eligible for tax-free rollover to a qualified plan and (C) were deposited in such conduit individual retirement account within sixty (60) days of receipt thereof and other than earnings on said assets; and (iv) amounts distributed to the

          Employee from a conduit individual retirement account meeting the requirements of clause (iii) above, and transferred by the Employee to this Plan within sixty (60) days of his receipt thereof from such conduit individual retirement account.

      (g) Prior to accepting any transfers to which this Section applies, the Administrator may require the Employee to establish that the amounts to be transferred to this Plan meet the requirements of this Section and may also require the Employee to provide an opinion of counsel satisfactory to the Employer that the amounts to be transferred meet the requirements of this Section.

      (h) Notwithstanding anything herein to the contrary, a transfer directly to this Plan from another qualified plan (or a transaction having the effect of such a transfer) shall only be permitted if it will not result in the elimination or reduction of any "Section 411(d)(6) protected benefit" as described in Section 8.1.

4.7   VOLUNTARY CONTRIBUTIONS

      (a) If this is an amendment to a Plan that had previously allowed voluntary Employee contributions, then, except as provided in 4.7(b) below, this Plan will not accept voluntary Employee contributions for Plan Years beginning after the Plan Year in which this Plan is adopted by the Employer.

      (b) For 401(k) Plans, if elected in the Adoption Agreement, each Participant may, at the discretion of the Administrator in a nondiscriminatory manner, elect to voluntarily contribute a portion of his compensation earned while a Participant under this Plan. In addition, if specified in the Adoption Agreement, a voluntary contribution shall be eligible for a matching contribution. Such contributions shall be paid to the Trustee within a reasonable period of time but in no event later than 90 days after the receipt of the contribution.

      (c) The balance in each Participant's Voluntary Contribution Account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.

      (d) A Participant may elect to withdraw his voluntary contributions from his Voluntary Contribution Account and the actual earnings thereon in a manner which is consistent with and satisfies the provisions of
          Section 6.5, including, but not limited to, all notice and consent requirements of Code Sections 411(a)(11) and 417 and the Regulations thereunder. If the Administrator maintains sub-accounts with respect to voluntary contributions (and earnings thereon) which were made on or before a specified date, a Participant shall be permitted to designate which sub-account shall be the source for his withdrawal. No Forfeitures shall occur solely as a result of an Employee's withdrawal of Employee contributions.

          If applicable, and in the event that a Participant elects to make a withdrawal of any portion of his matched voluntary contributions, such Participant will be subject to a suspension period of three months duration from the date of such withdrawal, during which time such Participant will not be eligible to make any voluntary contributions.

          In the event a Participant has received a hardship distribution pursuant to Regulation 1.401(k)-1(d)(2)(iii)(B) from any plan maintained by the Employer, then such Participant shall be barred from making any voluntary contributions for a period of twelve (12) months after receipt of the withdrawal or distribution.

      (e) At Normal Retirement Date, or such other date when the Participant or his Beneficiary shall be entitled to receive benefits, the fair market value of the Voluntary Contribution Account shall be used to provide additional benefits to the Participant or his Beneficiary.

      (f) The Administrator may direct that voluntary contributions made after a valuation date be segregated into a separate account until such time as the allocations pursuant to this Plan have been made, at which time they may remain segregated or be invested as part of the general Trust Fund, to be determined by the Administrator.

4.8   DIRECTED INVESTMENT ACCOUNT

      (a) If elected in the Adoption Agreement, all Participants may direct the Trustee as to the investment of all or a portion of any one or more of their individual account balances. Participants may direct the Trustee in writing to invest their account in specific assets as permitted by the Administrator provided such investments are in accordance with the Department of Labor regulations and are permitted by the Plan. That portion of the account of any Participant so directing will thereupon be considered a Directed Investment Account.

      (b) A separate Directed Investment Account shall be established for each Participant who has directed an investment. Transfers between the Participant's regular account and their Directed Investment Account shall be charged and credited as the case may be to each account. The Directed Investment Account shall not share in Trust Fund Earnings, but it shall be charged or credited as appropriate with the net earnings, gains, losses and expenses as well as any appreciation or depreciation in market value during each Plan Year attributable to such account.

      (c) The Administrator shall establish a procedure, to be applied in a uniform and nondiscriminatory manner, setting forth the permissible investment options under this Section, how often changes between investments may be made, and any other limitations that the Administrator shall impose on a Participant's right to direct investments.

4.9   QUALIFIED VOLUNTARY EMPLOYEE CONTRIBUTIONS

      (a) If this is an amendment to a Plan that previously permitted deductible voluntary contributions, then each Participant who made a "Qualified Voluntary Employee Contribution" within the meaning of Code Section 219(e)(2) as it existed prior to the enactment of the Tax Reform Act of 1986, shall have his contribution held in a separate Qualified Voluntary Employee Contribution Account which shall be fully Vested at all times. Such contributions, however, shall not be permitted if they are attributable to taxable years beginning after December 31, 1986.

      (b) A Participant may, upon written request delivered to the Administrator, make withdrawals from his Qualified Voluntary Employee Contribution Account. Any distribution shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Sections 411(a)(11) and 417 and the Regulations thereunder.

      (c) At Normal Retirement Date, or such other date when the Participant or his Beneficiary shall be entitled to receive benefits, the fair market value of the Qualified Voluntary Employee Contribution Account shall be used to provide additional benefits to the Participant or his Beneficiary.

      (d) Unless the Administrator directs Qualified Voluntary Employee Contributions made pursuant to this Section be segregated into a separate account for each Participant, they shall be invested as part of the general Trust Fund and share in earnings and losses.

4.10  ACTUAL CONTRIBUTION PERCENTAGE TESTS

      In the event this Plan previously provided for voluntary or mandatory Employee contributions, then, with respect to Plan Years beginning after December 31, 1986, such contributions must satisfy the provisions of Code
      Section 401(m) and the Regulations thereunder.

4.11  INTEGRATION IN MORE THAN ONE PLAN

      If the Employer and/or an Affiliated Employer maintain qualified retirement plans integrated with Social Security such that any Participant in this Plan is covered under more than one of such plans, then such plans will be considered to be one plan and will be considered to be integrated if the extent of the integration of all such plans does not exceed 100%. For purposes of the preceding sentence, the extent of integration of a plan is the ratio, expressed as a percentage, which the actual benefits, benefit rate, offset rate, or employer contribution rate, whatever is applicable under the Plan bears to the limitation applicable to such Plan. If the Employer maintains two or more standardized paired plans, only one plan may be integrated with Social Security.

                                   ARTICLE V
                                  VALUATIONS

5.1   VALUATION OF THE TRUST FUND

      The Administrator shall direct the Trustee, as of each Anniversary Date, and at such other date or dates deemed necessary by the Administrator, herein called "valuation date," to determine the net worth of the assets comprising the Trust Fund as it exists on the "valuation date." In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value as of the "valuation date" and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Employer or the Trust Fund.

5.2   METHOD OF VALUATION

      In determining the fair market value of securities held in the Trust Fund which are listed on a registered stock exchange, the Administrator shall direct the Trustee to value the same at the prices they were last traded on such exchange preceding the close of business on the "valuation date." If such securities were not traded on the "valuation date," or if the exchange on which they are traded was not open for business on the "valuation date," then the securities shall be valued at the prices at which they were last traded prior to the "valuation date." Any unlisted security held in the Trust Fund shall be valued at its bid price next preceding the close of business on the "valuation date," which bid price shall be obtained from a registered broker or an investment banker. In determining the fair market value of assets other than securities for which trading or bid prices can be obtained, the Trustee may appraise such assets itself, or in its discretion, employ one or more appraisers for that purpose and rely on the values established by such appraiser or appraisers.

                                  ARTICLE VI
                  DETERMINATION AND DISTRIBUTION OF BENEFITS

6.1   DETERMINATION OF BENEFITS UPON RETIREMENT

      Every Participant may terminate his employment with the Employer and retire for the purposes hereof on or after his Normal Retirement Date or Early Retirement Date. Upon such Normal Retirement Date or Early Retirement Date, all amounts credited to such Participant's Combined Account shall become distributable. However, a Participant may postpone the termination of his employment with the Employer to a later date, in which event the participation of such Participant in the Plan, including the right to receive allocations pursuant to Section 4.3, shall continue until his Late Retirement Date. Upon a Participant's Retirement Date, or as soon thereafter as is practicable, the Administrator shall direct the distribution of all amounts credited to such Participant's Combined Account in accordance with Section 6.5.

6.2   DETERMINATION OF BENEFITS UPON DEATH

      (a) Upon the death of a Participant before his Retirement Date or other termination of his employment, all amounts credited to such Participant's Combined Account shall become fully Vested. The Administrator shall direct, in accordance with the provisions of Sections 6.6 and 6.7, the distribution of the deceased Participant's accounts to the Participant's Beneficiary.

      (b) Upon the death of a Former Participant, the Administrator shall direct, in accordance with the provisions of Sections 6.6 and 6.7, the distribution of any remaining amounts credited to the accounts of such deceased Former Participant to such Former Participant's Beneficiary.

      (c) The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the account of a deceased Participant or Former Participant as the Administrator may deem desirable. The Administrator's determination of death and of the right of any person to receive payment shall be conclusive.

      (d) Unless otherwise elected in the manner prescribed in Section 6.6, the Beneficiary of the Pre-Retirement Survivor Annuity shall be the Participant's spouse. Except, however, the Participant may designate a Beneficiary other than his spouse for the Pre-Retirement Survivor Annuity if:

          (1) the Participant and his spouse have validly waived the Pre-Retirement Survivor Annuity in the manner prescribed in Section 6.6, and the spouse has waived his or her right to be the Participant's Beneficiary, or

          (2) the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect (and there is no

                "qualified domestic relations order" as defined in Code Section 414(p) which provides otherwise), or

          (3)   the Participant has no spouse, or

          (4)   the spouse cannot be located.

          In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Administrator. A Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary by filing written notice of such revocation or change with the Administrator. However, the Participant's spouse must again consent in writing to any change in Beneficiary unless the original consent acknowledged that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish such right. If a 50% Pre-Retirement Survivor Annuity is specified in the Adoption Agreement, the Participant may, at any time, designate a Beneficiary for death benefits payable under the Plan that are in excess of the Pre-Retirement Survivor Annuity. In the event no valid designation of Beneficiary exists at the time of the Participant's death, the death benefit shall be payable to his estate.

      (e) If the Plan provides an insured death benefit and a Participant dies before any insurance coverage to which he is entitled under the Plan is effected, his death benefit from such insurance coverage shall be limited to the standard rated premium which was or should have been used for such purpose.

      (f) In the event of any conflict between the terms of this Plan and the terms of any Contract issued hereunder, the Plan provisions shall control.

6.3   DETERMINATION OF BENEFITS IN EVENT OF DISABILITY

      In the event of a Participant's Total and Permanent Disability prior to his Retirement Date or other termination of his employment, all amounts credited to such Participant's Combined Account shall become fully Vested. In the event of a Participant's Total and Permanent Disability, the Administrator, in accordance with the provisions of Sections 6.5 and 6.7, shall direct the distribution to such Participant of all amounts credited to such Participant's Combined Account as though he had retired.

6.4   DETERMINATION OF BENEFITS UPON TERMINATION

      (a) On or before the Anniversary Date, or other valuation date, coinciding with or subsequent to the termination of a Participant's employment for any reason other than retirement, death, or Total and Permanent Disability, the Administrator may direct that the amount of the Vested portion of such Terminated Participant's Combined Account be segregated and invested separately. In the event the Vested portion of a Participant's Combined Account is not segregated, the amount shall remain in a separate account for the Terminated Participant and share in allocations pursuant to Section 4.3 until such time as a distribution is made to the Terminated Participant. The amount of the portion of the Participant's Combined Account which is not Vested may be credited to a separate account (which will always share in gains and losses of the Trust Fund) and, at such time as the amount becomes a Forfeiture, shall be treated in accordance with the provisions of the Plan regarding Forfeitures.

          Regardless of whether distributions in kind are permitted, in the event that the amount of the Vested portion of the Terminated Participant's Combined Account equals or exceeds the fair market value of any insurance Contracts, the Trustee, when so directed by the Administrator and agreed to by the Terminated Participant, shall assign, transfer, and set over to such Terminated Participant all Contracts on his life in such form or with such endorsements, so that the settlement options and forms of payment are consistent with the provisions of Section 6.5. In the event that the Terminated Participant's Vested portion does not at least equal the fair market value of the Contracts, if any, the Terminated Participant may pay over to the Trustee the sum needed to make the distribution equal to the value of the Contracts being assigned or transferred, or the Trustee, pursuant to the Participant's election, may borrow the cash value of the Contracts from the Insurer so that the value of the Contracts is equal to the Vested portion of the Terminated Participant's Combined Account and then assign the Contracts to the Terminated Participant.

          At the election of the Terminated Participant, distribution of the funds due to the Terminated Participant shall be made on the occurrence of an event which would result in the distribution had the Terminated Participant remained in the employ of the Employer (upon the Participant's death, Total and Permanent Disability, Early or Normal Retirement). However, at the election of the Participant, the Administrator shall direct that the entire Vested portion or, if selected in the Adoption Agreement, a partial Vested portion of the Terminated Participant's Combined Account to be payable to such Terminated Participant provided the conditions, if any, set forth in the Adoption Agreement have been satisfied. Any distribution under this paragraph shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5 including, but not limited to, all notice and consent requirements of Code Sections 411(a)(11) and 417 and the Regulations thereunder.

          Notwithstanding the above, if the value of a Terminated Participant's Vested benefit derived from Employer and Employee contributions does not exceed, and at the time of any prior distribution, has never exceeded $3,500 or such lesser amount, as specified in the Adoption Agreement, the Administrator shall direct that the entire Vested benefit be paid to such Participant in a single lump-sum without regard to the consent of the Participant or the Participant's spouse. A Participant's Vested benefit shall not include Qualified Voluntary Employee Contributions within the meaning of Code Section 72(o)(5)(B) for Plan Years beginning prior to January 1, 1989.

      (b) The Vested portion of any Participant's Account shall be a percentage of such Participant's Account determined on the basis of the Participant's number of Years of Service according to the vesting schedule specified in the Adoption Agreement.

      (c) For any Top Heavy Plan Year, one of the minimum top heavy vesting schedules as elected by the Employer in the Adoption Agreement will automatically apply to the Plan. The minimum top heavy vesting schedule applies to all benefits within the meaning of Code Section 411(a)(7) except those attributable to Employee contributions, including benefits accrued before the effective date of Code Section 416 and benefits accrued before the Plan became top heavy. Further, no decrease in a Participant's Vested percentage may occur in the event the Plan's status as top heavy changes for any Plan Year. However, this Section does not apply to the account balances of any Employee who does not have an Hour of Service after the Plan has initially become top heavy and the Vested percentage of such Employee's Participant's Account shall be determined without regard to this
          Section 6.4(c).

          If in any subsequent Plan Year, the Plan ceases to be a Top Heavy Plan, the Administrator shall continue to use the vesting schedule in effect while the Plan was a Top Heavy Plan.

      (d) Notwithstanding the vesting schedule above, upon the complete discontinuance of the Employer's contributions to the Plan or upon any full or partial termination of the Plan, all amounts credited to the account of any affected Participant shall become 100% Vested and shall not thereafter be subject to Forfeiture.

      (e) If this is an amended or restated Plan, then notwithstanding the vesting schedule specified in the Adoption Agreement, the Vested percentage of a Participant's Account shall not be less than the Vested percentage attained as of the later of the effective date or adoption date of this amendment and restatement. The computation of a Participant's nonforfeitable percentage of his interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Article, or due to changes in the Plan's status as a Top Heavy Plan.

      (f) If the Plan's vesting schedule is amended, or if the Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable percentage or if the Plan is deemed amended by an automatic change to a top heavy vesting schedule, then each Participant with at least 3 Years of Service as of the expiration date of the election period may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment or change. Notwithstanding the foregoing, for Plan Years beginning before January 1, 1989, or with respect to Employees who fail to complete at least one (1) Hour of Service in a Plan Year beginning after December 31, 1988, five (5) shall be substituted for three (3) in the preceding sentence. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of:

          (1)   the adoption date of the amendment,

          (2)   the effective date of the amendment, or

          (3) the date the Participant receives written notice of the amendment from the Employer or Administrator.

    (g)(1)If any Former Participant shall be reemployed by the Employer before a 1-Year Break in Service occurs, he shall continue to participate in the Plan in the same manner as if such termination had not occurred.

       (2)If any Former Participant shall be reemployed by the Employer before five (5) consecutive 1-Year Breaks in Service, and such Former Participant had received a distribution of his entire Vested interest prior to his reemployment, his forfeited account shall be reinstated only if he repays the full amount distributed to him before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Employer or the close of the first period of 5 consecutive 1-Year Breaks in Service commencing after the distribution. If a distribution occurs for any reason other than a separation from service, the time for repayment may not end earlier than five (5) years after the date of separation. In the event the Former Participant does repay the full amount distributed to him, the undistributed portion of the Participant's Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the Anniversary Date or other valuation date preceding his termination. If an Employee receives a distribution pursuant to this section and the Employee resumes employment covered under this Plan, the Employee's Employer-derived account balance will be restored to the amount on the date of distribution if the Employee repays to the Plan the full amount of the distribution attributable to Employer contributions before the earlier of 5 years after the first date on which the Participant is subsequently re-employed by the Employer, or the date the Participant incurs 5 consecutive 1-Year Breaks in Service following the date of the distribution. If a non-Vested Former Participant was deemed to have received a distribution and such Former Participant is reemployed by the Employer before five (5) consecutive 1-Year Breaks in Service, then such Participant will be deemed to have repaid the deemed distribution as of the date of reemployment.

       (3)If specified in the Adoption Agreement, if any Former Participant is reemployed after a 1-Year Break in Service has occurred, Years of Service shall include Years of Service prior to his 1-Year Break in Service subject to the following rules:

          (i) Any Former Participant who under the Plan does not have a nonforfeitable right to any interest in the Plan resulting from Employer contributions shall lose credits if his consecutive 1-Year Breaks in Service equal or exceed the greater of (A) five (5) or (B) the aggregate number of his pre-break Years of Service;

          (ii) After five (5) consecutive 1-Year Breaks in Service, a Former Participant's Vested account balance attributable to pre-break service shall not be increased as a result of post-break service;

          (iii) A Former Participant who is reemployed and who has not had his Years of Service before a 1-Year Break in Service disregarded pursuant to (i) above, shall participate in the Plan as of his date of reemployment;

          (iv) If a Former Participant completes a Year of Service (a 1-Year Break in Service previously occurred, but employment had not terminated), he shall participate in the Plan retroactively from the first day of the Plan Year during which he completes one (1) Year of Service.

      (4) If specified in the Adoption Agreement, if any Former Participant is reemployed after a 1-Year Break in Service has occurred, Years of Service shall include Years of Service prior to his 1-Year Break in Service subject to the following rules:

          (i) If a Former Participant subsequently resumes his employment with the Employer, his prior Years of Service shall be used in computing his Years of Service;

          (ii) After five (5) consecutive 1-Year Breaks in Service, a Former Participant's Vested account balance attributable to pre-break service shall not be increased as a result of post-break service;

          (iii) A Former Participant shall be eligible to become a Participant on the day on which he resumes service with the Employer provided he is an Eligible Employee;

          (iv) An Eligible Employee who was not previously a Participant and who has had a 1-Year Break in Service and who, prior to that break, had satisfied the service requirement, pursuant to the Adoption Agreement, shall become a Participant on the first Entry Date, as specified in the Adoption Agreement, provided he has satisfied any age requirement specified in the Adoption Agreement.

      (h) If the Terminated Participant elects to have distributed less than the entire Vested portion of his account balance that is derived from Employer contributions, the part of the non-Vested portion that will be treated as a Forfeiture is the total non-Vested portion multiplied by a fraction, the numerator of which is the amount of the distribution attributable to Employer contributions and the denominator of which is the total value of the Vested Employer-derived Participant's account balance.

          (i) In determining Years of Service for purposes of vesting under the Plan, Years of Service shall be excluded as specified in the Adoption Agreement.

6.5   DISTRIBUTION OF BENEFITS

   (a)(1) Unless otherwise elected as provided below, a Participant who is married on the "annuity starting date" and who does not die before the "annuity starting date" shall receive the value of all of his benefits in the form of a Joint and Survivor Annuity. The Joint and Survivor Annuity is an annuity that commences immediately and shall be equal in value to a single life annuity. Such joint and survivor benefits following the Participant's death shall continue to the spouse during the spouse's lifetime at a rate equal to 50% of the rate at which such benefits were payable to the Participant. This Joint and Survivor Annuity shall be considered the designated qualified Joint and Survivor Annuity and automatic form of payment for the purposes of this Plan. However, the Participant may elect to receive a smaller annuity benefit with continuation of payments to the spouse at a rate of seventy-five percent (75%) or one hundred percent (100%) of the rate payable to a Participant during his lifetime which alternative Joint and Survivor Annuity shall be equal in value to the automatic Joint and 50% Survivor Annuity. An unmarried Participant shall receive the value of his benefit in the form of a single life annuity. Such unmarried Participant, however, may elect in writing to waive the single life annuity. The election must comply with the provisions of this Section as if it were an election to waive the Joint and Survivor Annuity by a married Participant, but without the spousal consent requirement. The Participant may elect to have any annuity provided for in this Section distributed upon the attainment of the "earliest retirement age" under the Plan. The "earliest retirement age" is the earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

      (2) Any election to waive the Joint and Survivor Annuity must be made by the Participant in writing during the election period and be consented to by the Participant's spouse. If the spouse is legally incompetent to give consent, the spouse's legal guardian, even if such guardian is the Participant, may give consent. Such election shall designate a Beneficiary (or a form of benefits) that may not be changed without spousal consent (unless the consent of the spouse expressly permits designations by the Participant without the requirement of further consent by the spouse). Such spouse's consent shall be irrevocable and must acknowledge the effect of such election and be witnessed by a Plan representative or a notary public. Such consent shall not be required if it is established to the satisfaction of the Administrator that the required consent cannot be obtained because there is no spouse, the spouse cannot be located, or other circumstances that may be prescribed by Regulations. The election made by the Participant and consented to by his spouse may be revoked by the Participant in writing without the consent of the spouse at any time during the election period. The number of revocations shall not be limited. Any new election must comply with the requirements of this paragraph. A former spouse's waiver shall not be binding on a new spouse.

      (3) The election period to waive the Joint and Survivor Annuity shall be the 90 day period ending on the "annuity starting date."

      (4) For purposes of this Section and Section 6.6, the "annuity starting date" means the first day of the first period for which an amount is paid as an annuity, or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitles the Participant to such benefit.

      (5) For purposes of this Section and Section 6.6, a "single life annuity" means an annuity paid in equal installments for the life of a Participant that terminates upon the Participant's death.

      (6) With regard to the election, the Administrator shall provide to the Participant no less than 30 days and no more than 90 days before the "annuity starting date" a written explanation of:

          (i)   the terms and conditions of the Joint and Survivor Annuity, and

          (ii) the Participant's right to make and the effect of an election to waive the Joint and Survivor Annuity, and

          (iii) the right of the Participant's spouse to consent to any election to waive the Joint and Survivor Annuity, and

          (iv) the right of the Participant to revoke such election, and the effect of such revocation.

   (b) In the event a married Participant duly elects pursuant to paragraph (a)(2) above not to receive his benefit in the form of a Joint and Survivor Annuity, or if such Participant is not married, in the form of a single life annuity, the Administrator, pursuant to the election of the Participant, shall direct the distribution to a Participant or his Beneficiary any amount to which he is entitled under the Plan in one or more of the following methods which are permitted pursuant to the Adoption Agreement:

          (1)   One lump sum payment in cash or in property;

          (2)   One or more partial distributions in cash or in property;

          (3) Payments over a period certain in monthly, quarterly, semiannual, or annual cash installments. In order to provide such installment payments, the Administrator may direct that the Participant's interest in the Plan be segregated and invested separately, and that the funds in the segregated account be used for the payment of the installments. The period over which such payment is to be made shall not extend beyond the Participant's life expectancy (or the life expectancy of the Participant and his designated Beneficiary);

          (4) Purchase of or providing an annuity. However, such annuity may not be in any form that will provide for payments over a period extending beyond either the life of the Participant (or the lives of the Participant and his designated Beneficiary) or the life expectancy of the Participant (or the life expectancy of the Participant and his designated Beneficiary).

      (c) The present value of a Participant's Joint and Survivor Annuity derived from Employer and Employee contributions may not be paid without his written consent if the value exceeds, or has ever exceeded at the time of any prior distribution, $3,500 (or such lesser amount, as specified in the Adoption Agreement). Further, the spouse of a Participant must consent in writing to any immediate distribution not paid in the form of a Joint and Survivor Annuity; however, if the value of the Participant's Vested benefit derived from Employer and Employee contributions does not exceed $3,500 (or such lesser amount, as specified in the Adoption Agreement) and has never exceeded such dollar limit at the time of any prior distribution, the Administrator may immediately distribute such benefit without any consent. No distribution may be made under the preceding sentence after the "annuity starting date" unless the Participant and his spouse consent in writing to such distribution. Any written consent required under this paragraph must be obtained not more than 90 days before commencement of the distribution and shall be made in a manner consistent with Section 6.5(a)(2).

      (d) Any distribution to a Participant who has a benefit which exceeds, or has ever exceeded at the time of any prior distribution, $3,500 (or such lesser amount, as specified in the Adoption Agreement) shall require such Participant's consent if such distribution commences prior to the later of his Normal Retirement Age or age 62. With regard to this required consent:

          (1) No consent shall be valid unless the Participant has received a general description of the material features and an explanation of the relative values of the optional forms of benefit available under the Plan that would satisfy the notice requirements of Code Section 417.

          (2) The Participant must be informed of his right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the commencement of payment of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Section 6.5(e).

          (3) Notice of the rights specified under this paragraph shall be provided no less than 30 days and no more than 90 days before the "annuity starting date."

          (4) Written consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than 90 days before the "annuity starting date."

          (5) No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

      (e) Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant's benefits, made on or after January 1, 1985, whether under the Plan or through the purchase of an annuity Contract, shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the

          Regulations thereunder (including Regulation Section 1.401(a)(9)-2), the provisions of which are incorporated herein by reference:

          (1) A Participant's benefits shall be distributed to him not later than April 1st of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2 or
                (ii) the calendar year in which the Participant retires, provided, however, that this clause (ii) shall not apply in the case of a Participant who is a "five (5) percent owner" at any time during the five (5) Plan Year period ending in the calendar year in which he attains age 70 1/2 or, in the case of a Participant who becomes a "five (5) percent owner" during any subsequent Plan Year, clause (ii) shall no longer apply and the required beginning date shall be the April 1st of the calendar year following the calendar year in which such subsequent Plan Year ends. Alternatively, distributions to a Participant must begin no later than the applicable April 1st as determined under the preceding sentence and must be made over the life of the Participant (or the lives of the Participant and the Participant's designated Beneficiary) or, if benefits are paid in the form of a Joint and Survivor Annuity, the life expectancy of the Participant (or the life expectancies of the Participant and his designated Beneficiary) in accordance with Regulations. For Plan Years beginning after December 31, 1988, clause (ii) above shall not apply to any Participant unless the Participant had attained age 70 1/2 before January 1, 1988, and was not a "five (5) percent owner" at any time during the Plan Year ending with or within the calendar year in which the Participant attained age 66 1/2 or any subsequent Plan Year.

          (2) Distributions to a Participant and his Beneficiaries shall only be made in accordance with the incidental death benefit requirements of Code Section 401(a)(9)(G) and the Regulations thereunder.

                Additionally, for calendar years beginning before 1989, distributions may also be made under an alternative method which provides that the then present value of the payments to be made over the period of the Participant's life expectancy exceeds fifty percent (50%) of the then present value of the total payments to be made to the Participant and his Beneficiaries.

      (f) For purposes of this Section, the life expectancy of a Participant and a Participant's spouse (other than in the case of a life annuity) shall be redetermined annually in accordance with Regulations if permitted pursuant to the Adoption Agreement. If the Participant or the Participant's spouse may elect whether recalculations will be made, then the election, once made, shall be irrevocable. If no election is made by the time distributions must commence, then the life expectancy of the Participant and the Participant's spouse shall not be subject to recalculation. Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Regulation 1.72-9.

      (g) All annuity Contracts under this Plan shall be non-transferable when distributed. Furthermore, the terms of any annuity Contract purchased and distributed to a Participant or spouse shall comply with all of the requirements of this Plan.

      (h) Subject to the spouse's right of consent afforded under the Plan, the restrictions imposed by this Section shall not apply if a Participant has, prior to January 1, 1984, made a written designation to have his retirement benefit paid in an alternative method acceptable under Code
          Section 401(a) as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982.

      (i) If a distribution is made at a time when a Participant who has not terminated employment is not fully Vested in his Participant's Account and the Participant may increase the Vested percentage in such account:

          (1) A separate account shall be established for the Participant's interest in the Plan as of the time of the distribution, and

          (2) At any relevant time the Participant's Vested portion of the separate account shall be equal to an amount ("X") determined by the formula:

                      X equals P(AB plus (RxD)) - (R x D)

          For purposes of applying the formula: P is the Vested percentage at the relevant time, AB is the account balance at the relevant time, D is the amount of distribution, and R is the ratio of the account balance at the relevant time to the account balance after distribution.

6.6   DISTRIBUTION OF BENEFITS UPON DEATH

      (a) Unless otherwise elected as provided below, a Vested Participant who dies before the annuity starting date and who has a surviving spouse shall have the Pre-Retirement Survivor Annuity paid to his surviving spouse. The Participant's spouse may direct that payment of the Pre-Retirement Survivor Annuity commence within a reasonable period after the Participant's death. If the spouse does not so direct, payment of such benefit will commence at the time the Participant would have attained the later of his Normal Retirement Age or age 62. However, the spouse may elect a later commencement date. Any distribution to the Participant's spouse shall be subject to the rules specified in
          Section 6.6(h).

      (b) Any election to waive the Pre-Retirement Survivor Annuity before the Participant's death must be made by the Participant in writing during the election period and shall require the spouse's irrevocable consent in the same manner provided for in Section 6.5(a)(2). Further, the spouse's consent must acknowledge the specific nonspouse Beneficiary. Notwithstanding the foregoing, the nonspouse Beneficiary need not be acknowledged, provided the consent of the spouse acknowledges that the spouse has the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elects to relinquish such right.

      (c) The election period to waive the Pre-Retirement Survivor Annuity shall begin on the first day of the Plan Year in which the Participant attains age 35 and end on the date of the Participant's death. An earlier waiver (with spousal consent) may be made provided a written explanation of the Pre-Retirement Survivor Annuity is given to the Participant and such waiver becomes invalid at the beginning of the Plan Year in which the Participant turns age 35. In the event a Vested Participant separates from service prior to the beginning of the election period, the election period shall begin on the date of such separation from service.

      (d) With regard to the election, the Administrator shall provide each Participant within the applicable period, with respect to such Participant (and consistent with Regulations), a written explanation of the Pre-Retirement Survivor Annuity containing comparable information to that required pursuant to Section 6.5(a)(6). For the purposes of this paragraph, the term "applicable period" means, with respect to a Participant, whichever of the following periods ends last:

          (1) The period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

          (2) A reasonable period after the individual becomes a Participant. For this purpose, in the case of an individual who becomes a Participant after age 32, the explanation must be provided by the end of the three-year period beginning with the first day of the first Plan Year for which the individual is a Participant;

          (3) A reasonable period ending after the Plan no longer fully subsidizes the cost of the Pre-Retirement Survivor Annuity with respect to the Participant;

          (4) A reasonable period ending after Code Section 401(a)(11) applies to the Participant; or

          (5) A reasonable period after separation from service in the case of a Participant who separates before attaining age 35. For this purpose, the Administrator must provide the explanation beginning one year before the separation from service and ending one year after separation.

      (e) The Pre-Retirement Survivor Annuity provided for in this Section shall apply only to Participants who are credited with an Hour of Service on or after August 23, 1984. Former Participants who are not credited with an Hour of Service on or after August 23, 1984 shall be provided with rights to the Pre-Retirement Survivor Annuity in accordance with
          Section 303(e)(2) of the Retirement Equity Act of 1984.

      (f) If the value of the Pre-Retirement Survivor Annuity derived from Employer and Employee contributions does not exceed $3,500, or such lesser amount as specified in the Adoption Agreement, and has never exceeded $3,500, or such lesser amount as specified in the Adoption Agreement, at the time of any prior distribution, the

          Administrator shall direct the immediate distribution of such amount to the Participant's spouse. No distribution may be made under the preceding sentence after the annuity starting date unless the spouse consents in writing. If the value exceeds, or has ever exceeded at the time of any prior distribution, $3,500, or such lesser amount as specified in the Adoption Agreement, an immediate distribution of the entire amount may be made to the surviving spouse, provided such surviving spouse consents in writing to such distribution. Any written consent required under this paragraph must be obtained not more than 90 days before commencement of the distribution and shall be made in a manner consistent with Section 6.5(a)(2).

   (g)(1) In the event there is an election to waive the Pre-Retirement Survivor Annuity, and for death benefits in excess of the Pre-Retirement Survivor Annuity, such death benefits shall be paid to the Participant's Beneficiary by either of the following methods, as elected by the Participant (or if no election has been made prior to the Participant's death, by his Beneficiary) subject to the rules specified in Section 6.6(h) and the selections made in the Adoption
          Agreement:

          (i)   One lump sum payment in cash or in property;

          (ii)  One or more partial distributions in cash or in property;

          (iii) Payment in monthly, quarterly, semi-annual, or annual cash installments over a period to be determined by the Participant or his Beneficiary. After periodic installments commence, the Beneficiary shall have the right to reduce the period over which such periodic installments shall be made, and the cash amount of such periodic installments shall be adjusted accordingly.

          (iv) If death benefits in excess of the Pre-Retirement Survivor Annuity are to be paid to the surviving spouse, such benefits may be paid pursuant to (i), (ii), or (iii) above, or used to purchase an annuity so as to increase the payments made pursuant to the Pre-Retirement Survivor Annuity;

      (2) In the event the death benefit payable pursuant to Section 6.2 is payable in installments, then, upon the death of the Participant, the Administrator may direct that the death benefit be segregated and invested separately, and that the funds accumulated in the segregated account be used for the payment of the installments.

   (h) Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant made on or after January 1, 1985, shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder.

          (1) If it is determined, pursuant to Regulations, that the distribution of a Participant's interest has begun and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to Section 6.5 as of his date of death.

          (2) If a Participant dies before he has begun to receive any distributions of his interest in the Plan or before distributions are deemed to have begun pursuant to Regulations, then his death benefit shall be distributed to his Beneficiaries in accordance with the following rules subject to the selections made in the Adoption Agreement and Subsections 6.6(h)(3) and 6.6(i) below:

                (i) The entire death benefit shall be distributed to the Participant's Beneficiaries by December 31st of the calendar year in which the fifth anniversary of the Participant's death occurs;

                (ii) The 5-year distribution requirement of (i) above shall not apply to any portion of the deceased Participant's interest which is payable to or for the benefit of a designated Beneficiary. In such event, such portion shall be distributed over the life of such designated Beneficiary (or over a period not extending beyond the life expectancy of such designated Beneficiary) provided such distribution begins not later than December 31st of the calendar year immediately following the calendar year in which the Participant died;

               (iii) However, in the event the Participant's spouse (determined as of the date of the Participant's death) is his designated Beneficiary, the provisions of (ii) above shall apply except that the requirement that distributions commence within one year of the Participant's death shall not apply. In lieu thereof, distributions must commence on or before the later of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died; or (2) December 31st of the calendar year in which the Participant would have attained age 70 1/2. If the surviving spouse dies before distributions to such spouse begin, then the 5-year distribution requirement of this Section shall apply as if the spouse was the Participant.

                For purposes of Section 6.5(h)(2) above, if the surviving spouse dies after the Participant, but before any payments to such spouse begin, the provisions of this section, with the exception of paragraph (ii) therein, shall be applied as if the surviving spouse were the Participant.

          (3) Notwithstanding subparagraph (2) above, or any selections made in the Adoption Agreement, if a Participant's death benefits are to be paid in the form of a Pre-Retirement Survivor Annuity, then distributions to the Participant's surviving spouse must commence on or before the later of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died; or (2) December 31st of the calendar year in which the Participant would have attained age 70 1/2.

      (i) For purposes of Section 6.6(h)(2), the election by a designated Beneficiary to be excepted from the 5-year distribution requirement (if permitted in the Adoption Agreement) must be made no later than December 31st of the calendar year following the calendar year of the Participant's death. Except, however, with respect to a designated Beneficiary who is the Participant's surviving spouse, the election must be made by the earlier of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died or, if later, the calendar year in which the Participant would have attained age 70 1/2; or (2) December 31st of the calendar year which contains the fifth anniversary of the date of the Participant's death. An election by a designated Beneficiary must be in writing and shall be irrevocable as of the last day of the election period stated herein. In the absence of an election by the Participant or a designated Beneficiary, the 5-year distribution requirement shall apply.

      (j) For purposes of this Section, the life expectancy of a Participant and a Participant's spouse (other than in the case of a life annuity) shall or shall not be redetermined annually as provided in the Adoption Agreement and in accordance with Regulations. If the Participant or the Participant's spouse may elect, pursuant to the Adoption Agreement, to have life expectancies recalculated, then the election, once made shall be irrevocable. If no election is made by the time distributions must commence, then the life expectancy of the Participant and the Participant's spouse shall not be subject to recalculation. Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Regulation Section 1.72-9.

      (k) In the event that less than 100% of a Participant's interest in the Plan is distributed to such Participant's spouse, the portion of the distribution attributable to the Participant's Voluntary Contribution Account shall be in the same proportion that the Participant's Voluntary Contribution Account bears to the Participant's total interest in the Plan.

      (l) Subject to the spouse's right of consent afforded under the Plan, the restrictions imposed by this Section shall not apply if a Participant has, prior to January 1, 1984, made a written designation to have his death benefits paid in an alternative method acceptable under Code
          Section 401(a) as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982.

6.7   TIME OF SEGREGATION OR DISTRIBUTION

      Except as limited by Sections 6.5 and 6.6, whenever a distribution is to be made, or a series of payments are to commence, on or as of an Anniversary Date, the distribution or series of payments may be made or begun on such date or as soon thereafter as is practicable, but in no event later than 180 days after the Anniversary Date. However, unless a Former Participant elects in writing to defer the receipt of benefits (such election may not result in a death benefit that is more than incidental), the payment of benefits shall begin not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs: (a) the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age specified herein; (b) the 10th anniversary of the year in which the Participant commenced participation in the Plan; or (c) the date the Participant terminates his service with the Employer.

      Notwithstanding the foregoing, the failure of a Participant and, if applicable, the Participant's spouse, to consent to a distribution pursuant to Section 6.5(d), shall be deemed to be an election to defer the commencement of payment of any benefit sufficient to satisfy this Section.

6.8   DISTRIBUTION FOR MINOR BENEFICIARY

      In the event a distribution is to be made to a minor, then the Administrator may direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains his residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian, custodian or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

6.9   LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN

      In the event that all, or any portion, of the distribution payable to a Participant or his Beneficiary hereunder shall, at the later of the Participant's attainment of age 62 or his Normal Retirement Age, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or his Beneficiary, the amount so distributable shall be treated as a Forfeiture pursuant to the Plan. In the event a Participant or Beneficiary is located subsequent to his benefit being reallocated, such benefit shall be restored, first from Forfeitures, if any, and then from an additional Employer contribution if necessary.

6.10  PRE-RETIREMENT DISTRIBUTION

      For Profit Sharing Plans and 401(k) Profit Sharing Plans, if elected in the Adoption Agreement, at such time as a Participant shall have attained the age specified in the Adoption Agreement, the Administrator, at the election of the Participant, shall direct the distribution of up to 100% of his Vested accounts, as specified in the Adoption Agreement, valued as of the last Anniversary Date or other valuation date. However, no such distribution from the Participant's Account shall occur prior to 100% Vesting. In the event that the Administrator makes such a distribution, the Participant shall continue to be eligible to participate in the Plan on the same basis as any other Employee. Any distribution made pursuant to this Section shall be made in a manner consistent with Section 6.5, including, but not limited to, all notice and consent requirements of Code Sections 411(a)(11) and 417 and the Regulations thereunder.

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6.11  ADVANCE DISTRIBUTION FOR HARDSHIP

      (a) For Profit Sharing Plans, the Administrator, at the election of the Participant, shall direct the distribution to any Participant in any one Plan Year up to the lesser of 100% of his Vested accounts, as specified in the Adoption Agreement, valued as of the last Anniversary Date or other valuation date or the amount necessary to satisfy the immediate and heavy financial need of the Participant. Such amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution. Any distribution made pursuant to this Section shall be deemed to be made as of the first day of the Plan Year or, if later, the valuation date immediately preceding the date of distribution, and the account from which the distribution is made shall be reduced accordingly. Withdrawal under this Section shall be authorized only if the distribution is on account of:

          (1) Expenses for medical care described in Code Section 213(d) previously incurred by the Participant, his spouse, or any of his dependents (as defined in Code Section 152) or necessary for those persons to obtain medical care as described in Code
                Section 213(d);

          (2) Costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

          (3)   Funeral expenses for a member of the Participant's family;

          (4) Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his spouse, children, or dependents; or

          (5) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

      (b) Distributions may be made from the Participant's Vested accounts.

      (c) Any distribution made pursuant to this Section shall be made in a manner which is consistent with and satisfies the provisions of
          Section 6.5, including, but not limited to, all notice and consent requirements of Code Sections 411(a)(11) and 417 and the Regulations thereunder.

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

6.12  LIMITATIONS ON BENEFITS AND DISTRIBUTIONS

      All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any "alternate payee" under a "qualified domestic relations order." Furthermore, a distribution to an "alternate payee" shall be permitted if such distribution is authorized by a "qualified domestic relations order," even if the affected Participant has not reached the "earliest retirement age" under the Plan. For the purposes of this Section, "alternate payee," "qualified domestic relations order" and "earliest retirement age" shall have the meaning set forth under Code Section 414(p).

6.13  SPECIAL RULE FOR NON-ANNUITY PLANS

      If elected in the Adoption Agreement, the following shall apply to a Participant in a Profit Sharing Plan or 401(k) Profit Sharing Plan and to any distribution, made on or after the first day of the first plan year beginning after December 31, 1988, from or under a separate account attributable solely to accumulated deductible employee contributions, as defined in Code Section 72(o)(5)(B), and maintained on behalf of a participant in a money purchase pension plan, (including a target benefit plan):

      (a) Under this Section 6.13, the automatic form of distribution is a lump sum. If specified in the Adoption Agreement, the Participant may elect an annuity as an optional form of distribution, in which case the Joint and Survivor Annuity rules will apply.

      (b) Upon the death of the Participant, the Participant's entire Vested account balances will be paid to his or her surviving spouse, or, if there is no surviving spouse or the surviving spouse has already consented to waive his or her benefit, in accordance with Section 6.6, to his designated Beneficiary;

      (c) If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under Regulation Section 1.411(a)-11(c) is given, provided that:

          (1) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

          (2) the Participant, after receiving the notice, affirmatively elects a distribution.

      (d) Except to the extent otherwise provided in this Section and Section 6.5(h), the other provisions of Sections 6.2, 6.5 and 6.6 regarding spousal consent and the forms of distributions shall be inoperative with respect to this Plan.

          This Section shall not apply to any Participant if it is determined that this Plan is a direct or indirect transferee of a defined benefit plan or money purchase plan, or a target benefit plan, stock bonus or profit sharing plan which would otherwise provide for a life annuity form of payment to the Participant.

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                                  ARTICLE VII
                                    TRUSTEE

7.1   BASIC RESPONSIBILITIES OF THE TRUSTEE

      The Trustee shall have the following categories of responsibilities. However, if elected in the Adoption Agreement, a separate trust document shall apply in lieu of this Article VII. Moreover, if the Plan's assets are invested solely in group annuity contracts and there is no separate trust document, then, if elected in the Adoption Agreement, the terms of the group annuity contract(s) shall apply in lieu of this Article.

      (a) Consistent with the "funding policy and method" determined by the Employer to invest, manage, and control the Plan assets subject, however, to the direction of an Investment Manager if the Employer should appoint such manager as to all or a portion of the assets of the Plan;

      (b) At the direction of the Administrator, to pay benefits required under the Plan to be paid to Participants, or, in the event of their death, to their Beneficiaries;

      (c) To maintain records of receipts and disbursements and furnish to the Employer and/or Administrator for each Plan Year a written annual report per Section 7.7; and

      (d) If there shall be more than one Trustee, they shall act by a majority of their number, but may authorize one or more of them to sign papers on their behalf.

7.2   INVESTMENT POWERS AND DUTIES OF THE TRUSTEE

      (a) The Trustee shall invest and reinvest the Trust Fund to keep the Trust Fund invested without distinction between principal and income and in such securities or property, real or personal, wherever situated, as the Trustee shall deem advisable, including, but not limited to, mutual funds, stocks, common or preferred, bonds and other evidences of indebtedness or ownership, and real estate or any interest therein. The Trustee shall at all times in making investments of the Trust Fund consider, among other factors, the short and long-term financial needs of the Plan on the basis of information furnished by the Employer. In making such investments, the Trustee shall not be restricted to securities or other property of the character expressly authorized by the applicable law for trust investments; however, the Trustee shall give due regard to any limitations imposed by the Code or the Act so that at all times this Plan may qualify as a qualified Plan and Trust.

      (b) The Trustee may employ a bank or trust company pursuant to the terms of its usual and customary bank agency agreement, under which the duties of such bank or trust company shall be of a custodial, clerical and record-keeping nature.

      (c) The Trustee may from time to time transfer to a common, collective, or pooled trust fund maintained by any corporate Trustee hereunder pursuant to Revenue Ruling 81-100, all or such part of the Trust Fund as the Trustee may deem advisable, and such part or all of the Trust Fund so transferred shall be subject to all the terms and provisions of the common, collective, or pooled trust fund which contemplate the commingling for investment purposes of such trust assets with trust assets of other trusts. The Trustee may withdraw from such common, collective, or pooled trust fund all or such part of the Trust Fund as the Trustee may deem advisable.

      (d) The Trustee, at the direction of the Administrator and pursuant to instructions from the individual designated in the Adoption Agreement for such purpose and subject to the conditions set forth in the Adoption Agreement, shall ratably apply for, own, and pay all premiums on Contracts on the lives of the Participants. Any initial or additional Contract purchased on behalf of a Participant shall have a face amount of not less than $1,000, the amount set forth in the Adoption Agreement, or the limitation of the Insurer, whichever is greater. If a life insurance Contract is to be purchased for a Participant, the aggregate premium for ordinary life insurance for each Participant must be less than 50% of the aggregate contributions and Forfeitures allocated to a Participant's Combined Account. For purposes of this limitation, ordinary life insurance Contracts are Contracts with both non-decreasing death benefits and non-increasing premiums. If term insurance or universal life insurance is purchased with such contributions, the aggregate premium must be 25% or less of the aggregate contributions and Forfeitures allocated to a Participant's Combined Account. If both term insurance and ordinary life insurance are purchased with such contributions, the amount expended for term insurance plus one-half of the premium for ordinary life insurance may not in the aggregate exceed 25% of the aggregate Employer contributions and Forfeitures allocated to a Participant's Combined Account. The Trustee must distribute the Contracts to the Participant or convert the entire value of the Contracts at or before retirement into cash or provide for a periodic income so that no portion of such value may be used to continue life insurance protection beyond retirement. Notwithstanding the above, the limitations imposed herein with respect to the purchase of life insurance shall not apply, in the case of a Profit Sharing Plan, to the portion of a Participant's Account that has accumulated for at least two (2) Plan Years.

          Notwithstanding anything hereinabove to the contrary, amounts credited to a Participant's Qualified Voluntary Employee Contribution Account pursuant to Section 4.9, shall not be applied to the purchase of life insurance contracts.

      (e) The Trustee will be the owner of any life insurance Contract purchased under the terms of this Plan. The Contract must provide that the proceeds will be payable to the Trustee; however, the Trustee shall be required to pay over all proceeds of the Contract to the Participant's designated Beneficiary in accordance with the distribution provisions of Article VI. A Participant's spouse will be the designated Beneficiary pursuant to Section 6.2, unless a qualified election has been made in accordance with Sections 6.5 and 6.6 of the Plan, if applicable. Under no circumstances shall the Trust retain any part of the proceeds. However, the Trustee shall not pay the proceeds in a method that would violate the requirements of the Retirement Equity Act, as stated in Article VI of the Plan, or Code Section 401(a)(9) and the Regulations thereunder. In the event of any conflict between the terms of this Prototype Plan and the terms of any insurance Contract(s) purchased hereunder, the Prototype Plan provisions shall control.

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

      (f) Notwithstanding anything in this Section 7.2, if this Plan is used in conjunction with a separate trust, the separate trust shall control with respect to the powers and duties of the Trustee.

7.3   OTHER POWERS OF THE TRUSTEE

      The Trustee, in addition to all powers and authorities under common law, statutory authority, including the Act, and other provisions of this Plan, shall have the following powers and authorities to be exercised in the Trustee's sole discretion:

      (a) To purchase, or subscribe for, any securities or other property and to retain the same. In conjunction with the purchase of securities, margin accounts may be opened and maintained;

      (b) To sell, exchange, convey, transfer, grant options to purchase, or otherwise dispose of any securities or other property held by the Trustee, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition, with or without advertisement;

      (c) To vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property;

      (d) To cause any securities or other property to be registered in the Trustee's own name or in the name of one or more of the Trustee's nominees, and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund;

      (e) To borrow or raise money for the purposes of the Plan in such amount, and upon such terms and conditions, as the Trustee shall deem advisable; and for any sum so borrowed, to issue a promissory note as Trustee, and to secure the repayment thereof by pledging all, or any part, of the Trust Fund; and no person lending money to the Trustee shall be bound to see to the application of the money lent or to inquire into the validity, expediency, or propriety of any borrowing;

      (f) To keep such portion of the Trust Fund in cash or cash balances as the Trustee may, from time to time, deem to be in the best interests of the Plan, without liability for interest thereon;

      (g) To accept and retain for such time as it may deem advisable any securities or other property received or acquired by it as Trustee hereunder, whether or not such securities or other property would normally be purchased as investments hereunder;

      (h) To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

      (i) To settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Plan, to commence or defend suits or legal or administrative proceedings, and to represent the Plan in all suits and legal and administrative proceedings;

      (j) To employ suitable agents and counsel and to pay their reasonable expenses and compensation, and such agent or counsel may or may not be agent or counsel for the Employer;

      (k) To apply for and procure from the Insurer as an investment of the Trust Fund such annuity, or other Contracts (on the life of any Participant) as the Administrator shall deem proper; to exercise, at any time or from time to time, whatever rights and privileges may be granted under such annuity, or other Contracts; to collect, receive, and settle for the proceeds of all such annuity, or other Contracts as and when entitled to do so under the provisions thereof;

      (l) To invest funds of the Trust in time deposits or savings accounts bearing a reasonable rate of interest in the Trustee's bank;

      (m) To invest in Treasury Bills and other forms of United States government obligations;

      (n) To sell, purchase and acquire put or call options if the options are traded on and purchased through a national securities exchange registered under the Securities Exchange Act of 1934, as amended, or, if the options are not traded on a national securities exchange, are guaranteed by a member firm of the New York Stock Exchange;

      (o) To deposit monies in federally insured savings accounts or certificates of deposit in banks or savings and loan associations;

      (p) To pool all or any of the Trust Fund, from time to time, with assets belonging to any other qualified employee pension benefit trust created by the Employer or any Affiliated Employer, and to commingle such assets and make joint or common investments and carry joint accounts on behalf of this Plan and such other trust or trusts, allocating undivided shares or interests in such investments or accounts or any pooled assets of the two or more trusts in accordance with their respective interests;

      (q) To do all such acts and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to carry out the purposes of the Plan.

      (r) Directed Investment Account. The powers granted to the Trustee shall be exercised in the sole fiduciary discretion of the Trustee. However, if elected in the Adoption Agreement, each Participant may direct the Trustee to separate and keep separate all or a portion of his interest in the Plan; and further each Participant is authorized and empowered, in his sole and absolute discretion, to give directions to the Trustee in such form as the Trustee may require concerning the investment of the Participant's Directed Investment Account, which directions must be followed by the Trustee subject, however, to restrictions on payment of life insurance premiums. Neither the Trustee nor any other persons including the Administrator or otherwise shall be under any duty to question any such direction of the Participant or to review any securities or other property, real or personal, or to make any suggestions to the Participant in connection therewith, and the Trustee shall comply as promptly as practicable with directions given by the Participant hereunder. Any such direction may be of a continuing nature or otherwise and may be revoked by the Participant at any time in such form as the Trustee may require. The Trustee may refuse to comply with any direction from the Participant in the event the Trustee, in its sole and absolute discretion, deems such directions improper by virtue of applicable law, and in such event, the Trustee shall not be responsible or liable for any loss or expense which may result. Any costs and expenses related to compliance with the Participant's directions shall be borne by the Participant's Directed Investment Account.

          Notwithstanding anything hereinabove to the contrary, the Trustee shall not, at any time after December 31, 1981, invest any portion of a Directed Investment Account in "collectibles" within the meaning of that term as employed in Code Section 408(m).

7.4   LOANS TO PARTICIPANTS

      (a) If specified in the Adoption Agreement, the Trustee (or, if loans are treated as Directed Investment pursuant to the Adoption Agreement, the Administrator) may, in the Trustee's (or, if applicable, the Administrator's) sole discretion, make loans to Participants or Beneficiaries under the following circumstances: (1) loans shall be made available to all Participants and Beneficiaries on a reasonably equivalent basis; (2) loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants; (3) loans shall bear a reasonable rate of interest; (4) loans shall be adequately secured; and (5) shall provide for periodic repayment over a reasonable period of time.

      (b) Loans shall not be made to any Shareholder-Employee or Owner-Employee unless an exemption for such loan is obtained pursuant to Act Section 408 and further provided that such loan would not be subject to tax pursuant to Code Section 4975.

      (c) Loans shall not be granted to any Participant that provide for a repayment period extending beyond such Participant's Normal Retirement Date.

      (d) Loans made pursuant to this Section (when added to the outstanding balance of all other loans made by the Plan to the Participant) shall be limited to the lesser of:

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

          (1) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans from the Plan to the Participant during the one year period ending on the day before the date on which such loan is made, over the outstanding balance of loans from the Plan to the Participant on the date on which such loan was made, or

          (2) the greater of (A) one-half (1/2) of the present value of the non-forfeitable accrued benefit of the Employee under the Plan, or (B), if permitted pursuant to the Adoption Agreement, $10,000.

          For purposes of this limit, all plans of the Employer shall be considered one plan. Additionally, with respect to any loan made prior to January 1, 1987, the $50,000 limit specified in (1) above shall be unreduced.

      (e) No Participant loan shall take into account the present value of such Participant's Qualified Voluntary Employee Contribution Account.

      (f) Loans shall provide for level amortization with payments to be made not less frequently than quarterly over a period not to exceed five
          (5) years. However, loans used to acquire any dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as a principal residence of the Participant shall provide for periodic repayment over a reasonable period of time that may exceed five (5) years. Notwithstanding the foregoing, loans made prior to January 1, 1987 which are used to acquire, construct, reconstruct or substantially rehabilitate any dwelling unit which, within a reasonable period of time is to be used (determined at the time the loan is made) as a principal residence of the Participant or a member of his family (within the meaning of Code Section 267(c)(4)) may provide for periodic repayment over a reasonable period of time that may exceed five (5) years. Additionally, loans made prior to January 1, 1987, may provide for periodic payments which are made less frequently than quarterly and which do not necessarily result in level amortization.

      (g) An assignment or pledge of any portion of a Participant's interest in the Plan and a loan, pledge, or assignment with respect to any insurance Contract purchased under the Plan, shall be treated as a loan under this Section.

      (h) Any loan made pursuant to this Section after August 18, 1985 where the Vested interest of the Participant is used to secure such loan shall require the written consent of the Participant's spouse in a manner consistent with Section 6.5(a) provided the spousal consent requirements of such Section apply to the Plan. Such written consent must be obtained within the 90-day period prior to the date the loan is made. Any security interest held by the Plan by reason of an outstanding loan to the Participant shall be taken into account in determining the amount of the death benefit or Pre-Retirement Survivor Annuity. However, no spousal consent shall be required under this paragraph if the total accrued benefit subject to the security is not in excess of $3,500.

                                       72
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      (i) With regard to any loans granted or renewed on or after the last day of the first Plan Year beginning after December 31, 1988, a Participant loan program shall be established which must include, but need not be limited to, the following:

          (1) the identity of the person or positions authorized to administer the Participant loan program;

          (2)   a procedure for applying for loans;

          (3)   the basis on which loans will be approved or denied;

          (4) limitations, if any, on the types and amounts of loans offered, including what constitutes a hardship or financial need if selected in the Adoption Agreement;

          (5) the procedure under the program for determining a reasonable rate of interest;

          (6)   the types of collateral which may secure a Participant loan; and

          (7) the events constituting default and the steps that will be taken to preserve plan assets.

          Such Participant loan program shall be contained in a separate written document which, when properly executed, is hereby incorporated by reference and made a part of this plan. Furthermore, such Participant loan program may be modified or amended in writing from time to time without the necessity of amending this Section of the Plan.

7.5   DUTIES OF THE TRUSTEE REGARDING PAYMENTS

      At the direction of the Administrator, the Trustee shall, from time to time, in accordance with the terms of the Plan, make payments out of the Trust Fund. The Trustee shall not be responsible in any way for the application of such payments.

7.6   TRUSTEE'S COMPENSATION AND EXPENSES AND TAXES

      The Trustee shall be paid such reasonable compensation as set forth in the Trustee's fee schedule (if the Trustee has such a schedule) or as agreed upon in writing by the Employer and the Trustee. An individual serving as Trustee who already receives full-time pay from the Employer shall not receive compensation from this Plan. In addition, the Trustee shall be reimbursed for any reasonable expenses, including reasonable counsel fees incurred by it as Trustee. Such compensation and expenses shall be paid from the Trust Fund unless paid or advanced by the Employer. All taxes of any kind and all kinds whatsoever that may be levied or assessed under existing or future laws upon, or in respect of, the Trust Fund or the income thereof, shall be paid from the Trust Fund.

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7.7   ANNUAL REPORT OF THE TRUSTEE

      Within a reasonable period of time after the later of the Anniversary Date or receipt of the Employer's contribution for each Plan Year, the Trustee, or its agent, shall furnish to the Employer and Administrator a written statement of account with respect to the Plan Year for which such contribution was made setting forth:

      (a) the net income, or loss, of the Trust Fund;

      (b) the gains, or losses, realized by the Trust Fund upon sales or other disposition of the assets;

      (c) the increase, or decrease, in the value of the Trust Fund;

      (d) all payments and distributions made from the Trust Fund; and

      (e) such further information as the Trustee and/or Administrator deems appropriate. The Employer, forthwith upon its receipt of each such statement of account, shall acknowledge receipt thereof in writing and advise the Trustee and/or Administrator of its approval or disapproval thereof. Failure by the Employer to disapprove any such statement of account within thirty (30) days after its receipt thereof shall be deemed an approval thereof. The approval by the Employer of any statement of account shall be binding as to all matters embraced therein as between the Employer and the Trustee to the same extent as if the account of the Trustee had been settled by judgment or decree in an action for a judicial settlement of its account in a court of competent jurisdiction in which the Trustee, the Employer and all persons having or claiming an interest in the Plan were parties; provided, however, that nothing herein contained shall deprive the Trustee of its right to have its accounts judicially settled if the Trustee so desires.

7.8   AUDIT

      (a) If an audit of the Plan's records shall be required by the Act and the regulations thereunder for any Plan Year, the Administrator shall direct the Trustee to engage on behalf of all Participants an independent qualified public accountant for that purpose. Such accountant shall, after an audit of the books and records of the Plan in accordance with generally accepted auditing standards, within a reasonable period after the close of the Plan Year, furnish to the Administrator and the Trustee a report of his audit setting forth his opinion as to whether any statements, schedules or lists, that are required by Act Section 103 or the Secretary of Labor to be filed with the Plan's annual report, are presented fairly in conformity with generally accepted accounting principles applied consistently.

      (b) All auditing and accounting fees shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund.

      (c) If some or all of the information necessary to enable the Administrator to comply with Act Section 103 is maintained by a bank, insurance company, or similar institution, regulated and supervised and subject to periodic examination by a state or federal agency, it shall transmit and certify the accuracy of that information to the Administrator as provided in Act Section 103(b) within one hundred twenty (120) days after the end of the Plan Year or such other date as may be prescribed under regulations of the Secretary of Labor.

7.9   RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE

      (a) The Trustee may resign at any time by delivering to the Employer, at least thirty (30) days before its effective date, a written notice of his resignation.

      (b) The Employer may remove the Trustee by mailing by registered or certified mail, addressed to such Trustee at his last known address, at least thirty (30) days before its effective date, a written notice of his removal.

      (c) Upon the death, resignation, incapacity, or removal of any Trustee, a successor may be appointed by the Employer; and such successor, upon accepting such appointment in writing and delivering same to the Employer, shall, without further act, become vested with all the estate, rights, powers, discretions, and duties of his predecessor with like respect as if he were originally named as a Trustee herein. Until such a successor is appointed, the remaining Trustee or Trustees shall have full authority to act under the terms of the Plan.

      (d) The Employer may designate one or more successors prior to the death, resignation, incapacity, or removal of a Trustee. In the event a successor is so designated by the Employer and accepts such designation, the successor shall, without further act, become vested with all the estate, rights, powers, discretions, and duties of his predecessor with the like effect as if he were originally named as Trustee herein immediately upon the death, resignation, incapacity, or removal of his predecessor.

      (e) Whenever any Trustee hereunder ceases to serve as such, he shall furnish to the Employer and Administrator a written statement of account with respect to the portion of the Plan Year during which he served as Trustee. This statement shall be either (i) included as part of the annual statement of account for the Plan Year required under
          Section 7.7 or (ii) set forth in a special statement. Any such special statement of account should be rendered to the Employer no later than the due date of the annual statement of account for the Plan Year. The procedures set forth in Section 7.7 for the approval by the Employer of annual statements of account shall apply to any special statement of account rendered hereunder and approval by the Employer of any such special statement in the manner provided in Section 7.7 shall have the same effect upon the statement as the Employer's approval of an annual statement of account. No successor to the Trustee shall have any duty or responsibility to investigate the acts or transactions of any predecessor who has rendered all statements of account required by
          Section 7.7 and this subparagraph.

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7.10  TRANSFER OF INTEREST

      Notwithstanding any other provision contained in this Plan, the Trustee at the direction of the Administrator shall transfer the Vested interest, if any, of such Participant in his account to another trust forming part of a pension, profit sharing, or stock bonus plan maintained by such Participant's new employer and represented by said employer in writing as meeting the requirements of Code Section 401(a), provided that the trust to which such transfers are made permits the transfer to be made.

      Notwithstanding the above, with respect to distributions made after December 31, 1992, if the distributee of any "eligible rollover distribution" (as defined in Code Section 402(f)(2)(A))(1)) elects to have such distribution paid directly to an "eligible retirement plan", and (2) specifies the "eligible retirement plan" to which such distribution is to be paid (in such form and at such time as the Administrator may prescribe), then the distribution shall made in the form of a direct trustee-to-trustee transfer and shall be limited to the amount of the distribution that would be includible in gross income if not transferred in accordance with the preceding (determined without regard to Code Sections 402(c) and 403(a)(4)).

      For purposes of this section, the term "eligible retirement plan" has the meaning given such term by Code Section 402(c)(8)(B), except that a qualified trust shall be considered an eligible retirement plan only if it is a defined contribution plan, the terms of which permit the acceptance of rollover distributions.

7.11  TRUSTEE INDEMNIFICATION

      The Employer agrees to indemnify and save harmless the Trustee against any and all claims, losses, damages, expenses and liabilities the Trustee may incur in the exercise and performance of the Trustee's powers and duties hereunder, unless the same are determined to be due to gross negligence or willful misconduct.

7.12  EMPLOYER SECURITIES AND REAL PROPERTY

      The Trustee shall be empowered to acquire and hold "qualifying Employer securities" and "qualifying Employer real property," as those terms are defined in the Act. However, no more than 100%, in the case of a Profit Sharing Plan or 401(k) Plan, or 10%, in the case of a Money Purchase Plan, of the fair market value of all the assets in the Trust Fund may be invested in "qualifying Employer securities" and "qualifying Employer real property".

                                       76
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                                 ARTICLE VIII
                      AMENDMENT, TERMINATION, AND MERGERS

8.1   AMENDMENT

      (a) The Employer shall have the right at any time to amend this Plan subject to the limitations of this Section. Any such amendment shall be adopted by formal action of the Employer's board of directors and executed by an officer if the Employer is a corporation, partners of the Employer and executed by such if the Employer is a partner, owner of the Employer and executed by such person or an Employee if the Employer is a sole proprietor. However, any amendment which affects the rights, duties or responsibilities of the Trustee and Administrator may only be made with the Trustee's and Administrator's written consent. Any such amendment shall become effective as provided therein upon its execution. The Trustee shall not be required to execute any such amendment unless the amendment affects the duties of the Trustee hereunder.

      (b) The Employer may (1) change the choice of options in the Adoption Agreement, (2) add overriding language in the Adoption Agreement when such language is necessary to satisfy Code Sections 415 or 416 because of the required aggregation of multiple plans, and (3) add certain model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the Plan to be treated as an individually designed plan. An Employer that amends the Plan for any other reason, including a waiver of the minimum funding requirement under Code Section 412(d), will no longer participate in this Prototype Plan and will be considered to have an individually designed plan.

      (c) The Employer expressly delegates authority to the sponsoring organization of this Plan, the right to amend this Plan by submitting a copy of the amendment to each Employer who has adopted this Plan after first having received a ruling or favorable determination from the Internal Revenue Service that the Plan as amended qualifies under Code Section 401(a) and the Act. For purposes of this Section, the mass submitter shall be recognized as the agent of the sponsoring organization. If the sponsoring organization does not adopt the amendments made by the mass submitter, it wil no longer be identical to or a minor modifier of the mass submitter plan.

      (d) No amendment to the Plan shall be effective if it authorizes or permits any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to any purpose other than for the exclusive benefit of the Participants or their Beneficiaries or estates; or causes any reduction in the amount credited to the account of any Participant; or causes or permits any portion of the Trust Fund to revert to or become property of the Employer.

      (e) Except as permitted by Regulations (including Regulation 1.411(d)-4), no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective if it eliminates or reduces any "Section

          411(d)(6) protected benefit" or adds or modifies conditions relating to "Section 411(d)(6) protected benefits" the result of which is a further restriction on such benefit unless such protected benefits are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. "Section 411(d)(6) protected benefits" are benefits described in Code Section 411(d)(6)(A), early retirement benefits and retirement-type subsidies, and optional forms of benefit.

8.2   TERMINATION

      (a) The Employer shall have the right at any time to terminate the Plan by delivering to the Trustee and Administrator written notice of such termination. Upon any full or partial termination all amounts credited to the affected Participants' Accounts shall become 100% Vested and shall not thereafter be subject to forfeiture, and all unallocated amounts shall be allocated to the accounts of all Participants in accordance with the provisions hereof.

      (b) Upon the full termination of the Plan, the Employer shall direct the distribution of the assets to Participants in a manner which is consistent with and satisfies the provisions of Section 6.5. Distributions to a Participant shall be made in cash (or in property if permitted in the Adoption Agreement) or through the purchase of irrevocable nontransferable deferred commitments from the Insurer. Except as permitted by Regulations, the termination of the Plan shall not result in the reduction of "Section 411(d)(6) protected benefits" as described in Section 8.1.

8.3   MERGER OR CONSOLIDATION

      This Plan may be merged or consolidated with, or its assets and/or liabilities may be transferred to any other plan only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation and such merger or consolidation does not otherwise result in the elimination or reduction of any "Section 411(d)(6) protected benefits" as described in Section 8.1(e).

      In the event that a money purchase plan of the Employer is merged or restated as a profit sharing plan, monies accrued under the money purchase plan shall continue to be subject to the distribution restrictions contained in the money purchase plan prior to its merger or restatement as a profit sharing plan.

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

                                  ARTICLE IX
                                 MISCELLANEOUS

9.1   EMPLOYER ADOPTIONS

      (a) Any organization may become the Employer hereunder by executing the Adoption Agreement in form satisfactory to the Trustee, and it shall provide such additional information as the Trustee may require. The consent of the Trustee to act as such shall be signified by its execution of the Adoption Agreement.

      (b) Except as otherwise provided in this Plan, the affiliation of the Employer and the participation of its Participants shall be separate and apart from that of any other employer and its participants hereunder.

9.2   PARTICIPANT'S RIGHTS

      This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of this Plan.

9.3   ALIENATION

      (a) Subject to the exceptions provided below, no benefit which shall be payable to any person (including a Participant or his Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized except to such extent as may be required by law.

      (b) This provision shall not apply to the extent a Participant or Beneficiary is indebted to the Plan, for any reason, under any provision of this Plan. At the time a distribution is to be made to or for a Participant's or Beneficiary's benefit, such proportion of the amount to be distributed as shall equal such indebtedness shall be paid to the Plan, to apply against or discharge such indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Administrator that such indebtedness is to be so paid in whole or part from his Participant's accounts. If the Participant or Beneficiary does not agree that the indebtedness is a valid claim against his Vested Participant's accounts, he shall be entitled to a review of the validity of the claim in accordance with procedures provided in Sections 2.12 and 2.13.

      (c) This provision shall not apply to a "qualified domestic relations order" defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a "qualified domestic relations order", a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

9.4   CONSTRUCTION OF PLAN

      This Plan and Trust shall be construed and enforced according to the Act and the laws of the State or Commonwealth in which the Employer's principal office is located, other than its laws respecting choice of law, to the extent not pre-empted by the Act.

9.5   GENDER AND NUMBER

      Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

9.6   LEGAL ACTION

      In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee or Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney's fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

9.7   PROHIBITION AGAINST DIVERSION OF FUNDS

      (a) Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any Trust Fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Retired Participants, or their Beneficiaries.

      (b) In the event the Employer shall make a contribution under a mistake of fact pursuant to Section 403(c)(2)(A) of the Act, the Employer may demand repayment of such contribution at any time within one (1) year following the time of payment and the Trustees shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

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

      (c) If this Plan is a nontrusteed, then no Contract will be purchased under the Plan unless such Contract or a separate definite written agreement between the Employer and the Insurer provides that: (1) no value under Contracts providing benefits under the Plan or credits determined by the Insurer (on account of dividends, earnings, or other experience rating credits, surrender or cancellation credits) with respect to such Contracts may be paid or returned to the Employer or diverted to or used for other than the exclusive benefit of the Participants or their Beneficiaries. However, any contribution made by the Employer because of a mistake of fact must be returned to the Employer within one year of the contribution.

          If this Plan is funded by individual Contracts that provide a Participant's benefit under the Plan, such individual Contracts shall constitute the Participant's account balance. If this Plan is funded by group contracts, under the group annuity or group insurance contract, premiums or other consideration received by the insurance company must be allocated to Participants' accounts under the Plan.

9.8   BONDING

      Every Fiduciary, except a bank or an insurance company, unless exempted by the Act and regulations thereunder, shall be bonded in an amount not less than 10% of the amount of the funds such Fiduciary handles; provided, however, that the minimum bond shall be $1,000 and the maximum bond, $500,000. The amount of funds handled shall be determined at the beginning of each Plan Year by the amount of funds handled by such person, group, or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the Fiduciary alone or in connivance with others. The surety shall be a corporate surety company (as such term is used in Act
      Section 412(a)(2)), and the bond shall be in a form approved by the Secretary of Labor. Notwithstanding anything in the Plan to the contrary, the cost of such bonds shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund or by the Employer.

9.9   EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE

      Neither the Employer nor the Trustee, nor their successors, shall be responsible for the validity of any Contract issued hereunder or for the failure on the part of the Insurer to make payments provided by any such Contract, or for the action of any person which may delay payment or render a Contract null and void or unenforceable in whole or in part.

9.10  INSURER'S PROTECTIVE CLAUSE

      The Insurer who shall issue Contracts hereunder shall not have any responsibility for the validity of this Plan or for the tax or legal aspects of this Plan. The Insurer shall be protected and held harmless in acting in accordance with any written direction of the Trustee, and shall have no duty to see to the application of any funds paid to the Trustee, nor be required to question any actions directed by the Trustee. Regardless of any provision of this Plan, the Insurer shall not be required to take or permit any action or allow any benefit or privilege contrary to the terms of any Contract which it issues hereunder, or the rules of the Insurer.

9.11  RECEIPT AND RELEASE FOR PAYMENTS

      Any payment to any Participant, his legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of this Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer.

9.12  ACTION BY THE EMPLOYER

      Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

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

9.13  NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY

      The "named Fiduciaries" of this Plan are (1) the Employer, (2) the Administrator, (3) the Trustee, and (4) any Investment Manager appointed hereunder. The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan. In general, the Employer shall have the sole responsibility for making the contributions provided for under Section 4.1; and shall have the sole authority to appoint and remove the Trustee and the Administrator; to formulate the Plan's "funding policy and method"; and to amend the elective provisions of the Adoption Agreement or terminate, in whole or in part, the Plan. The Administrator shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described in the Plan. The Trustee shall have the sole responsibility of management of the assets held under the Trust, except those assets, the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in the Plan. Each named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action. Furthermore, each named Fiduciary may rely upon any such direction, information or action of another named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended under the Plan that each named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan. No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity.

9.14  HEADINGS

      The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

9.15  APPROVAL BY INTERNAL REVENUE SERVICE

      (a) Notwithstanding anything herein to the contrary, if, pursuant to a timely application filed by or in behalf of the Plan, the Commissioner of Internal Revenue Service or his delegate should determine that the Plan does not initially qualify as a tax-exempt plan under Code Sections 401 and 501, and such determination is not contested, or if contested, is finally upheld, then if the Plan is a new plan, it shall be void ab initio and all amounts contributed to the Plan, by the Employer, less expenses paid, shall be returned within one year and the Plan shall terminate, and the Trustee shall be discharged from all further obligations. If the disqualification relates to an amended plan, then the Plan shall operate as if it had not been amended and restated.

      (b) Except as specifically stated in the Plan, any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may within one (1) year following a final determination of the disallowance, whether by agreement with the Internal Revenue Service or by final decision of a court of competent jurisdiction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one
          (1) year following the disallowance. Earnings of the Plan attributable to the excess contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

9.16  UNIFORMITY

      All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner.

9.17  PAYMENT OF BENEFITS

      Benefits under this Plan shall be paid, subject to Section 6.10 and
      Section 6.11 only upon death, Total and Permanent Disability, normal or early retirement, termination of employment, or upon Plan Termination.

                                   ARTICLE X
                            PARTICIPATING EMPLOYERS

10.1  ELECTION TO BECOME A PARTICIPATING EMPLOYER

      Notwithstanding anything herein to the contrary, with the consent of the Employer and Trustee, any Affiliated Employer may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer, by a properly executed document evidencing said intent and will of such Participating Employer.

10.2  REQUIREMENTS OF PARTICIPATING EMPLOYERS

      (a) Each Participating Employer shall be required to select the same Adoption Agreement provisions as those selected by the Employer other than the Plan Year, the Fiscal Year, and such other items that must, by necessity, vary among employers.

      (b) Each such Participating Employer shall be required to use the same Trustee as provided in this Plan.

      (c) The Trustee may, but shall not be required to, commingle, hold and invest as one Trust Fund all contributions made by Participating Employers, as well as all increments thereof.

      (d) The transfer of any Participant from or to an Employer participating in this Plan, whether he be an Employee of the Employer or a Participating Employer, shall not affect such Participant's rights under the Plan, and all amounts credited to such Participant's accounts as well as his accumulated service time with the transferor or predecessor, and his length of participation in the Plan, shall continue to his credit.

      (e) Any expenses of the Plan which are to be paid by the Employer or borne by the Trust Fund shall be paid by each Participating Employer in the same proportion that the total amount standing to the credit of all Participants employed by such Employer bears to the total standing to the credit of all Participants.

10.3  DESIGNATION OF AGENT

      Each Participating Employer shall be deemed to be a part of this Plan; provided, however, that with respect to all of its relations with the Trustee and Administrator for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Employer as its agent. Unless the context of the Plan clearly indicates the contrary, the word "Employer" shall be deemed to include each Participating Employer as related to its adoption of the Plan.

10.4  EMPLOYEE TRANSFERS

      It is anticipated that an Employee may be transferred between Participating Employers, and in the event of any such transfer, the Employee involved shall carry with him his accumulated service and eligibility. No such transfer shall effect a termination of employment hereunder, and the Participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.

10.5  PARTICIPATING EMPLOYER'S CONTRIBUTION AND FORFEITURES

      Any contribution or Forfeiture subject to allocation during each Plan Year shall be allocated among all Participants of all Participating Employers in accordance with the provisions of this Plan. On the basis of the information furnished by the Administrator, the Trustee shall keep separate books and records concerning the affairs of each Participating Employer hereunder and as to the accounts and credits of the Employees of each Participating Employer. The Trustee may, but need not, register Contracts so as to evidence that a particular Participating Employer is the interested Employer hereunder, but in the event of an Employee transfer from one Participating Employer to another, the employing Employer shall immediately notify the Trustee thereof.

10.6  AMENDMENT

      Amendment of this Plan by the Employer at any time when there shall be a Participating Employer hereunder shall only be by the written action of each and every Participating Employer and with the consent of the Trustee where such consent is necessary in accordance with the terms of this Plan.

10.7  DISCONTINUANCE OF PARTICIPATION

      Except in the case of a Standardized Plan, any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan at any time. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall thereafter transfer, deliver and assign Contracts and other Trust Fund assets allocable to the Participants of such Participating Employer to such new Trustee as shall have been designated by such Participating Employer, in the event that it has established a separate pension plan for its Employees provided, however, that no such transfer shall be made if the result is the elimination or reduction of any "Section 411(d)(6) protected benefits" in accordance with Section 8.1(e). If no successor is designated, the Trustee shall retain such assets for the Employees of said Participating Employer pursuant to the provisions of Article VII hereof. In no such event shall any part of the corpus or income of the Trust Fund as it relates to such Participating Employer be used for or diverted for purposes other than for the exclusive benefit of the Employees of such Participating Employer.

10.8  ADMINISTRATOR'S AUTHORITY

      The Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Article.

10.9  PARTICIPATING EMPLOYER CONTRIBUTION FOR AFFILIATE

      If any Participating Employer is prevented in whole or in part from making a contribution which it would otherwise have made under the Plan by reason of having no current or accumulated earnings or profits, or because such earnings or profits are less than the contribution which it would otherwise have made, then, pursuant to Code Section 404(a)(3)(B), so much of the contribution which such Participating Employer was so prevented from making may be made, for the benefit of the participating employees of such Participating Employer, by other Participating Employers who are members of the same affiliated group within the meaning of Code Section 1504 to the extent of their current or accumulated earnings or profits, except that such contribution by each such other Participating Employer shall be limited to the proportion of its total current and accumulated earnings or profits remaining after adjustment for its contribution to the Plan made without regard to this paragraph which the total prevented contribution bears to the total current and accumulated earnings or profits of all the Participating Employers remaining after adjustment for all contributions made to the Plan without regard to this paragraph.

      A Participating Employer on behalf of whose employees a contribution is made under this paragraph shall not be required to reimburse the contributing Participating Employers.

                                  ARTICLE XI
                          CASH OR DEFERRED PROVISIONS

      Notwithstanding any provisions in the Plan to the contrary, the provisions of this Article shall apply with respect to any 401(k) Profit Sharing Plan.

11.1  FORMULA FOR DETERMINING EMPLOYER'S CONTRIBUTION

      For each Plan Year, the Employer shall contribute to the Plan:

      (a) The amount of the total salary reduction elections of all Participants made pursuant to Section 11.2(a), which amount shall be deemed an Employer's Elective Contribution, plus

      (b) If specified in E3 of the Adoption Agreement, a matching contribution equal to a percentage or amount in the Adoption Agreement of the Participant's Compensation, plus

      (c) If specified in E4 of the Adoption Agreement, a discretionary amount, if any, which shall be deemed an Employer's Non-Elective Contribution, plus

      (d) If specified in E5 of the Adoption Agreement, a Qualified Non-Elective Contribution.

      (e) Notwithstanding the foregoing, however, the Employer's contributions for any Fiscal Year shall not exceed the maximum amount allowable as a deduction to the Employer under the provisions of Code Section 404. All contributions by the Employer shall be made in cash or in such property as is acceptable to the Trustee.

      (f) Except, however, to the extent necessary to provide the top heavy minimum allocations, the Employer shall make a contribution even if it exceeds current or accumulated Net Profit or the amount which is deductible under Code Section 404.

      (g) Employer Elective Contributions accumulated through payroll deductions shall be paid to the Trustee as of the earliest date on which such contributions can reasonably be segregated from the Employer's general assets, but in any event within ninety (90) days from the date on which such amounts would otherwise have been payable to the Participant in cash. The provisions of Department of Labor regulations 2510.3-102 are incorporated herein by reference. Furthermore, any additional Employer contributions which are allocable to the Participant's Elective Account for a Plan Year shall be paid to the Plan no later than the twelve-month period immediately following the close of such Plan Year.

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

11.2  PARTICIPANT'S SALARY REDUCTION ELECTION

      (a) If selected in the Adoption Agreement, each Participant may elect to defer his Compensation which would have been received in the Plan Year, but for the deferral election, subject to the limitations of this Section and the Adoption Agreement. A deferral election (or modification of an earlier election) may not be made with respect to Compensation which is currently available on or before the date the Participant executed such election, or if later, the latest of the date the Employer adopts this cash or deferred arrangement, or the date such arrangement first became effective. Any elections made pursuant to this Section shall become effective as soon as is administratively feasible.

          Additionally, if elected in the Adoption Agreement, each Participant may elect to defer and have allocated for a Plan Year all or a portion of any cash bonus attributable to services performed by the Participant for the Employer during such Plan Year and which would have been received by the Participant on or before two and one-half months following the end of the Plan Year but for the deferral. A deferral election may not be made with respect to cash bonuses which are currently available on or before the date the Participant executed such election. Notwithstanding the foregoing, cash bonuses attributable to services performed by the Participant during a Plan Year but which are to be paid to the Participant later than two and one-half months after the close of such Plan Year will be subjected to whatever deferral election is in effect at the time such cash bonus would have otherwise been received.

          The amount by which Compensation and/or cash bonuses are reduced shall be that Participant's Deferred Compensation and be treated as an Employer Elective Contribution and allocated to that Participant's Elective Account.

          Once made, a Participant's election to reduce Compensation shall remain in effect until modified or terminated. Modifications may be made as specified in the Adoption Agreement, and terminations may be made at any time. Any modification or termination of an election will become effective as soon as is administratively feasible.

      (b) The balance in each Participant's Elective Account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.

      (c) Amounts held in the Participant's Elective Account and Qualified Non-Elective Account may be distributable as permitted under the Plan, but in no event prior to the earlier of:

          (1) a Participant's separation from service, Total and Permanent Disability, or death;

          (2)   a Participant's attainment of age 59 1/2;

          (3) the proven financial hardship of a Participant, subject to the limitations of Section 11.8;

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

          (4) the termination of the Plan without establishment or maintenance of another defined contribution plan, other than an employee stock ownership plan (as defined in Code Section 4975(e) or 409) or a simplified employee pension plan (as defined in Code
                Section 408(k));

          (5) the date of the sale by the Employer to an entity that is not an Affiliated Employer of substantially all of the assets (within the meaning of Code Section 409(d)(2)) with respect to a Participant who continues employment with the corporation acquiring such assets; or

          (6) the date of the sale or other disposition by a corporation of its interest in a subsidiary (within the meaning of Code Section 409(d)(3)) if such corporation continues to maintain the Plan, but only with respect to a Participant who continues employment with such subsidiary.

                All distributions that may be made pursuant to one or more of the foregoing events are subject to the spousal and Participant consent requirements (if applicable) contained in Code Sections 401(a)(11) and 417. In addition, distributions after March 31, 1988, that are triggered by any of the events enumerated in subparagraphs (4), (5) and (6) above shall be made in a lump sum.

          (d) In any Plan Year beginning after December 31, 1987, a Participant's Deferred Compensation made under this Plan and all other plans, contracts or arrangements of the Employer maintaining this Plan shall not exceed the limitation imposed by Code Section 402(g), as in effect for the calendar year in which such Plan Year began. If such dollar limitation is exceeded solely from elective deferrals made under this Plan or any other Plan maintained by the Employer, a Participant will be deemed to have notified the Administrator of such excess amount which shall be distributed in a manner consistent with Section 11.2(f). This dollar limitation shall be adjusted annually pursuant to the method provided in Code Section 415(d) in accordance with Regulations.

          (e) In the event a Participant has received a hardship distribution pursuant to Regulation 1.401(k)-1(d)(2)(iii)(B) from any other plan maintained by the Employer or from his Participant's Elective Account pursuant to Section 11.8, then such Participant shall not be permitted to elect to have Deferred Compensation contributed to the Plan on his behalf for a period of twelve
                (12) months following the receipt of the distribution. Furthermore, the dollar limitation under Code Section 402(g) shall be reduced, with respect to the Participant's taxable year following the taxable year in which the hardship distribution was made, by the amount of such Participant's Deferred Compensation, if any, made pursuant to this Plan (and any other plan maintained by the Employer) for the taxable year of the hardship distribution.

          (f) If a Participant's Deferred Compensation under this Plan together with any elective deferrals (as defined in Regulation 1.402(g)-1(b)) under another

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

                qualified cash or deferred arrangement (as defined in Code
                Section 401(k)), a simplified employee pension (as defined in Code Section 408(k)), a salary reduction arrangement (within the meaning of Code Section 3121(a)(5)(D)), a deferred compensation plan under Code Section 457, or a trust described in Code
                Section 501(c)(18) cumulatively exceed the limitation imposed by Code Section 402(g) (as adjusted annually in accordance with the method provided in Code Section 415(d) pursuant to Regulations) for such Participant's taxable year, the Participant may, not later than March 1st following the close of his taxable year, notify the Administrator in writing of such excess and request that his Deferred Compensation under this Plan be reduced by an amount specified by the Participant. In such event, the Administrator shall direct the Trustee to distribute such excess amount (and any Income allocable to such excess amount) to the Participant not later than the first April 15th following the close of the Participant's taxable year. Distributions in accordance with this paragraph may be made for any taxable year of the Participant which begins after December 31, 1986. Any distribution of less than the entire amount of Excess Deferred Compensation and Income shall be treated as a pro rata distribution of Excess Deferred Compensation and Income. The amount distributed shall not exceed the Participant's Deferred Compensation under the Plan for the taxable year. Any distribution on or before the last day of the Participant's taxable year must satisfy each of the following conditions:

                (1) the Participant shall designate the distribution as Excess Deferred Compensation;

                (2) the distribution must be made after the date on which the Plan received the Excess Deferred Compensation; and

                (3) the Plan must designate the distribution as a distribution of Excess Deferred Compensation.

                Any distribution under this Section shall be made first from unmatched Deferred Compensation and, thereafter, simultaneously from Deferred Compensation which is matched and matching contributions which relate to such Deferred Compensation. However, any such matching contributions which are not Vested shall be forfeited in lieu of being distributed.

                For the purpose of this Section, "Income" means the amount of income or loss allocable to a Participant's Excess Deferred Compensation and shall be equal to the sum of the allocable gain or loss for the taxable year of the Participant and the allocable gain or loss for the period between the end of the taxable year of the Participant and the date of distribution ("gap period"). The income or loss allocable to each such period is calculated separately and is determined by multiplying the income or loss allocable to the Participant's Deferred Compensation for the respective period by a fraction. The numerator of the fraction is the Participant's Excess Deferred Compensation for the taxable year of the Participant. The denominator is the balance, as of the last day of the respective period, of the Participant's Elective Account that is attributable to the Participant's Deferred Compensation reduced by the gain allocable to such total amount for the respective period and increased by the loss allocable to such total amount for the respective period.

                In lieu of the "fractional method" described above, a "safe harbor method" may be used to calculate the allocable income or loss for the "gap period." Under such "safe harbor method," allocable income or loss for the "gap period" shall be deemed to equal ten percent (10%) of the income or loss allocable to a Participant's Excess Deferred Compensation for the taxable year of the Participant multiplied by the number of calendar months in the "gap period." For purposes of determining the number of calendar months in the "gap period," a distribution occurring on or before the fifteenth day of the month shall be treated as having been made on the last day of the preceding month and a distribution occurring after such fifteenth day shall be treated as having been made on the first day of the next subsequent month.

                Income or loss allocable to any distribution of Excess Deferred Compensation on or before the last day of the taxable year of the Participant shall be calculated from the first day of the taxable year of the Participant to the date on which the distribution is made pursuant to either the "fractional method" or the "safe harbor method".

                Notwithstanding the above, for any distribution under this Section which is made after August 15, 1991, such distribution shall not include any income for the "gap period". Further provided, for any distribution under this Section which is made after August 15, 1991, the amount of Income may be computed using a reasonable method that is consistent with Section 4.3(c), provided such method is used consistently for all Participants and for all such distributions for the Plan Year.

                Notwithstanding the above, for the 1987 calendar year, Income during the "gap period" shall not be taken into account.

          (g) Notwithstanding the above, a Participant's Excess Deferred Compensation shall be reduced, but not below zero, by any distribution and/or recharacterization of Excess Contributions pursuant to Section 11.5(a) for the Plan Year beginning with or within the taxable year of the Participant.

          (h) At Normal Retirement Date, or such other date when the Participant shall be entitled to receive benefits, the fair market value of the Participant's Elective Account shall be used to provide benefits to the Participant or his Beneficiary.

          (i) Employer Elective Contributions made pursuant to this Section may be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short-term debt security

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                acceptable to the Trustee until such time as the allocations pursuant to Section 11.3 have been made.

          (j) The Employer and the Administrator shall adopt a procedure necessary to implement the salary reduction elections provided for herein.

11.3  ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS

      (a) The Administrator shall establish and maintain an account in the name of each Participant to which the Administrator shall credit as of each Anniversary Date, or other valuation date, all amounts allocated to each such Participant as set forth herein.

      (b) The Employer shall provide the Administrator with all information required by the Administrator to make a proper allocation of the Employer's contributions for each Plan Year. Within a reasonable period of time after the date of receipt by the Administrator of such information, the Administrator shall allocate such contribution as follows:

          (1) With respect to the Employer's Elective Contribution made pursuant to Section 11.1(a), to each Participant's Elective Account in an amount equal to each such Participant's Deferred Compensation for the year.

          (2) With respect to the Employer's Matching Contribution made pursuant to Section 11.1(b), to each Participant's Account, or Participant's Elective Account as selected in E3 of the Adoption Agreement, in accordance with Section 11.1(b).

                Except, however, a Participant who is not credited with a Year of Service during any Plan Year shall or shall not share in the Employer's Matching Contribution for that year as provided in E3 of the Adoption Agreement. However, for Plan Years beginning after 1989, if this is a standardized Plan, a Participant shall share in the Employer's Matching Contribution regardless of Hours of Service.

          (3) With respect to the Employer's Non-Elective Contribution made pursuant to Section 11.1(c), to each Participant's Account in accordance with the provisions of Sections 4.3(b)(2) or 4.3(b)(3), whichever is applicable, 4.3(k) and 4.3(l).

          (4) With respect to the Employer's Qualified Non-Elective Contribution made pursuant to Section 11.1(d), to each Participant's Qualified Non-Elective Contribution Account in the same proportion that each such Participant's Compensation for the year bears to the total Compensation of all Participants for such year. However, for any Plan Year beginning prior to January 1, 1990, and if elected in the non-standardized Adoption Agreement for any Plan Year beginning on or after January 1, 1990, a Participant who is not credited with a Year of Service during any Plan Year shall not share in the Employer's Qualified Non-Elective Contribution for that year, unless required pursuant to

                Section 4.3(h). In addition, the provisions of Sections 4.3(k) and 4.3(l) shall apply with respect to the allocation of the Employer's Qualified Non-Elective contribution.

      (c) Notwithstanding anything in the Plan to the contrary, for Plan Years beginning after December 31, 1988, in determining whether a Non-Key Employee has received the required minimum allocation pursuant to
          Section 4.3(f) such Non-Key Employee's Deferred Compensation and matching contributions used to satisfy the "Actual Deferral Percentage" test pursuant to Section 11.4(a) or the "Actual Contribution Percentage" test of Section 11.6(a) shall not be taken into account.

      (d) Notwithstanding anything herein to the contrary, participants who terminated employment during the Plan Year shall share in the salary reduction contributions made by the Employer for the year of termination without regard to the Hours of Service credited.

      (e) Notwithstanding anything herein to the contrary (other than Sections 11.3(d) and 11.3(g)), any Participant who terminated employment during the Plan Year for reasons other than death, Total and Permanent Disability, or retirement shall or shall not share in the allocations of the Employer's Matching Contribution made pursuant to Section 11.1(b), the Employer's Non-Elective Contributions made pursuant to
          Section 11.1(c), the Employer's Qualified Non-Elective Contribution made pursuant to Section 11.1(d), and Forfeitures as provided in the Adoption Agreement. Notwithstanding the foregoing, for Plan Years beginning after 1989, if this is a standardized Plan, any such terminated Participant shall share in such allocations provided the terminated Participant completed more than 500 Hours of Service.

      (f) Notwithstanding anything herein to the contrary, Participants terminating for reasons of death, Total and Permanent Disability, or retirement shall share in the allocation of the Employer's Matching Contribution made pursuant to Section 11.1(b), the Employer's Non-Elective Contributions made pursuant to Section 11.1(c), the Employer's Qualified Non-Elective Contribution made pursuant to
          Section 11.1(d), and Forfeitures as provided in this Section regardless of whether they completed a Year of Service during the Plan Year.

      (g) Notwithstanding any election in the Adoption Agreement to the contrary, if this is a non-standardized Plan that would otherwise fail to meet the requirements of Code Sections 401(a)(26), 410(b)(1), or 410(b)(2)(A)(i) and the Regulations thereunder because Employer matching Contributions made pursuant to Section 11.1(b), Employer Non-Elective Contributions made pursuant to Section 11.1(c) or Employer Qualified Non-Elective Contributions made pursuant to Section 11.1(d) have not been allocated to a sufficient number or percentage of Participants for a Plan Year, then the following rules shall apply:

          (1) The group of Participants eligible to share in the respective contributions for the Plan Year shall be expanded to include the minimum number of Participants who would not otherwise be eligible as are necessary to satisfy the applicable test specified above. The specific participants who shall become eligible under the terms of this paragraph shall be those who are actively employed on the last day of the Plan Year and, when compared to similarly situated Participants, have completed the greatest number of Hours of Service in the Plan Year.

          (2) If after application of paragraph (1) above, the applicable test is still not satisfied, then the group of Participants eligible to share for the Plan Year shall be further expanded to include the minimum number of Participants who are not actively employed on the last day of the Plan Year as are necessary to satisfy the applicable test. The specific Participants who shall become eligible to share shall be those Participants, when compared to similarly situated Participants, who have completed the greatest number of Hours of Service in the Plan Year before terminating employment.

11.4  ACTUAL DEFERRAL PERCENTAGE TESTS

      (a) Maximum Annual Allocation: For each Plan Year beginning after December 31, 1986, the annual allocation derived from Employer Elective Contributions and Qualified Non-Elective Contributions to a Participant's Elective Account and Qualified Non-Elective Account shall satisfy one of the following tests:

          (1) The "Actual Deferral Percentage" for the Highly Compensated Participant group shall not be more than the "Actual Deferral Percentage" of the Non-Highly Compensated Participant group multiplied by 1.25, or

          (2) The excess of the "Actual Deferral Percentage" for the Highly Compensated Participant group over the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group shall not be more than two percentage points. Additionally, the "Actual Deferral Percentage" for the Highly Compensated Participant group shall not exceed the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group multiplied by 2. The provisions of Code Section 401(k)(3) and Regulation 1.401(k)-1(b) are incorporated herein by reference.

                However, for Plan Years beginning after December 31, 1988, to prevent the multiple use of the alternative method described in
                (2) above and Code Section 401(m)(9)(A), any Highly Compensated Participant eligible to make elective deferrals pursuant to
                Section 11.2 and to make Employee contributions or to receive matching contributions under this Plan or under any other plan maintained by the Employer or an Affiliated Employer shall have his actual deferral ratio reduced pursuant to Regulation 1.401(m)-2, the provisions of which are incorporated herein by reference.

      (b) For the purposes of this Section "Actual Deferral Percentage" means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group for a Plan Year, the average of the ratios, calculated separately for each Participant in such group, of the amount of Employer Elective Contributions and Qualified Non-Elective Contributions allocated to each Participant's Elective Account and Qualified Non-Elective Account for such Plan Year, to such Participant's 414(s) Compensation for such Plan Year. The actual deferral ratio for each Participant and the "Actual Deferral Percentage" for each group, for Plan Years beginning after December 31, 1988, shall be calculated to the nearest one-hundredth of one percent of the Participant's 414(s) Compensation. Employer Elective Contributions allocated to each Non-Highly Compensated Participant's Elective Account shall be reduced by Excess Deferred Compensation to the extent such excess amounts are made under this Plan or any other plan maintained by the Employer.

      (c) For the purpose of determining the actual deferral ratio of a Highly Compensated Participant who is subject to the Family Member aggregation rules of Code Section 414(q)(6) because such Participant is either a "five percent owner" of the Employer or one of the ten
          (10) Highly Compensated Employees paid the greatest 415 Compensation during the year, the following shall apply:

          (1) The combined actual deferral ratio for the family group (which shall be treated as one Highly Compensated Participant) shall be the greater of: (i) the ratio determined by aggregating Employer Elective Contributions and 414(s) Compensation of all eligible Family Members who are Highly Compensated Participants without regard to family aggregation; and (ii) the ratio determined by aggregating Employer Elective Contributions and 414(s) Compensation of all eligible Family Members (including Highly Compensated Participants). However, in applying the adjusted $150,000 limit to 414(s) Compensation for Plan Years beginning after December 31, 1988, Family Members shall include only the affected Employee's spouse and any lineal descendants who have not attained age 19 before the close of the Plan Year.

          (2) The Employer Elective Contributions and 414(s) Compensation of all Family Members shall be disregarded for purposes of determining the "Actual Deferral Percentage" of the Non-Highly Compensated Participant group except to the extent taken into account in paragraph (1) above.

          (3) If a Participant is required to be aggregated as a member of more than one family group in a plan, all Participants who are members of those family groups that include the Participant are aggregated as one family group in accordance with paragraphs (1) and (2) above.

          (d) For the purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(k), if two or more plans which include cash or deferred arrangements are considered one plan for the purposes of Code Section 401(a)(4) or 410(b) (other than Code Section 401(b)(2)(A)(ii) as in effect for Plan Years beginning after December 31, 1988), the cash or deferred arrangements included in such plans shall be treated as one arrangement. In addition, two or more cash or deferred arrangements may be considered as a single arrangement for purposes of determining whether or not such arrangements satisfy Code Sections

                401(a)(4), 410(b) and 401(k). In such a case, the cash or deferred arrangements included in such plans and the plans including such arrangements shall be treated as one arrangement and as one plan for purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(k). For plan years beginning after December 31, 1989, plans may be aggregated under this paragraph
                (e) only if they have the same plan year.

                Notwithstanding the above, for Plan Years beginning after December 31, 1988, an employee stock ownership plan described in Code Section 4975(e)(7) may not be combined with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this Section and Code Sections 401(a)(4), 410(b) and 401(k).

          (e) For the purposes of this Section, if a Highly Compensated Participant is a Participant under two (2) or more cash or deferred arrangements (other than a cash or deferred arrangement which is part of an employee stock ownership plan as defined in Code Section 4975(e)(7) for Plan Years beginning after December 31, 1988) of the Employer or an Affiliated Employer, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement for the purpose of determining the actual deferral ratio with respect to such Highly Compensated Participant. However, for Plan Years beginning after December 31, 1988, if the cash or deferred arrangements have different Plan Years, this paragraph shall be applied by treating all cash or deferred arrangements ending with or within the same calendar year as a single arrangement.

11.5  ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS

      In the event that the initial allocations of the Employer's Elective Contributions and Qualified Non-Elective Contributions do not satisfy one of the tests set forth in Section 11.4, for Plan Years beginning after December 31, 1986, the Administrator shall adjust Excess Contributions pursuant to the options set forth below:

      (a) On or before the fifteenth day of the third month following the end of each Plan Year, the Highly Compensated Participant having the highest actual deferral ratio shall have his portion of Excess Contributions distributed to him and/or at his election recharacterized as a voluntary Employee contribution pursuant to Section 4.7 until one of the tests set forth in Section 11.4 is satisfied, or until his actual deferral ratio equals the actual deferral ratio of the Highly Compensated Participant having the second highest actual deferral ratio. This process shall continue until one of the tests set forth in
          Section 11.4 is satisfied. For each Highly Compensated Participant, the amount of Excess Contributions is equal to the Elective Contributions and Qualified Non-Elective Contributions made on behalf of such Highly Compensated Participant (determined prior to the application of this paragraph) minus the amount determined by multiplying the Highly Compensated Participant's actual deferral ratio (determined after application of this paragraph) by his 414(s) Compensation. However, in determining the amount of Excess Contributions to be distributed and/or recharacterized with respect to an affected

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

          Highly Compensated Participant as determined herein, such amount shall be reduced by any Excess Deferred Compensation previously distributed to such affected Highly Compensated Participant for his taxable year ending with or within such Plan Year. Any distribution and/or recharacterization of Excess Contributions shall be made in accordance with the following:

          (1) With respect to the distribution of Excess Contributions pursuant to (a) above, such distribution:

                (i) may be postponed but not later than the close of the Plan Year following the Plan Year to which they are allocable;

                (ii) shall be made first from unmatched Deferred Compensation and, thereafter, simultaneously from Deferred Compensation which is matched and matching contributions (even if qualified) which relate to such Deferred Compensation. However, any such matching contributions shall be forfeited in lieu of being distributed;

                (iii)shall be made from Qualified Non-Elective Contributions only to the extent that Excess Contributions exceed the balance in the Participant's Elective Account attributable to Deferred Compensation and Employer matching contributions.

                (iv) shall be adjusted for Income; and

                (v) shall be designated by the Employer as a distribution of Excess Contributions (and Income).

          (2) With respect to the recharacterization of Excess Contributions pursuant to (a) above, such recharacterized amounts:

                (i) shall be deemed to have occurred on the date on which the last of those Highly Compensated Participants with Excess Contributions to be recharacterized is notified of the recharacterization and the tax consequences of such recharacterization;

                (ii) for Plan Years ending on or before August 8, 1988, may be postponed but not later than October 24, 1988;

                (iii)shall not exceed the amount of Deferred Compensation on behalf of any Highly Compensated Participant for any Plan Year;

                (iv) shall be treated as voluntary Employee contributions for purposes of Code Section 401(a)(4) and Regulation 1.401(k)- 1(b). However, for purposes of Sections 2.2 and 4.3(f), recharacterized Excess Contributions continue to be treated as Employer contributions that are Deferred Compensation. For Plan Years beginning after December 31, 1988,

                     Excess Contributions recharacterized as voluntary Employee contributions shall continue to be nonforfeitable and subject to the same distribution rules provided for in
                     Section 11.2(c);

                (v) which relate to Plan Years ending on or before October 24, 1988, may be treated as either Employer contributions or voluntary Employee contributions and therefore shall not be subject to the restrictions of Section 11.2(c);

                (vi) are not permitted if the amount recharacterized plus
                     voluntary Employee contributions actually made by such Highly Compensated Participant, exceed the maximum amount of voluntary Employee contributions (determined prior to application of Section 11.6) that such Highly Compensated Participant is permitted to make under the Plan in the absence of recharacterization;

               (vii) shall be adjusted for Income.

          (3) Any distribution and/or recharacterization of less than the entire amount of Excess Contributions shall be treated as a pro rata distribution and/or recharacterization of Excess Contributions and Income.

          (4) Excess Contributions of Participants who are subject to the family member aggregation rules shall be allocated among the family members in proportion to the Elective Contributions (and amounts treated as Elective Contributions) of each family member that is combined to determine the combined actual deferral percentage.

      (b) Within twelve (12) months after the end of the Plan Year, the Employer shall make a special Qualified Non-Elective Contribution on behalf of any or all Non-Highly Compensated Participants in an amount sufficient to satisfy one of the tests set forth in Section 11.4(a).

      (c) For purposes of this Section, "Income" means the income or loss allocable to Excess Contributions which shall equal the sum of the allocable gain or loss for the Plan Year and the allocable gain or loss for the period between the end of the Plan Year and the date of distribution ("gap period"). The income or loss allocable to Excess Contributions for the Plan Year and the "gap period" is calculated separately and is determined by multiplying the income or loss for the Plan Year or the "gap period" by a fraction. The numerator of the fraction is the Excess Contributions for the Plan Year. The denominator of the fraction is the total of the Participant's Elective Account attributable to Elective Contributions and the Participant's Qualified Non-Elective Account as of the end of the Plan Year or the "gap period," reduced by the gain allocable to such total amount for the Plan Year or the "gap period" and increased by the loss allocable to such total amount for the Plan Year or the "gap period."

          In lieu of the "fractional method" described above, a "safe harbor method" may be used to calculate the allocable Income for the "gap period". Under such "safe harbor method", allocable Income for the "gap period" shall be deemed to equal ten percent (10%) of the Income allocable to Excess Contributions for the Plan Year of the Participant multiplied by the number of calendar months in the "gap period". For purposes of determining the number of calendar months in the "gap period", a distribution occurring on or before the fifteenth day of the month shall be treated as having been made on the last day of the preceding month and a distribution occurring after such fifteenth day shall be treated as having been made on the first day of the next subsequent month.

          Notwithstanding the above, for Plan Years which began in 1987, Income during the "gap period" shall not be taken into account.

      (d) Any amounts not distributed or recharacterized within 2 1/2 months after the end of the Plan Year shall be subject to the 10% Employer excise tax imposed by Code Section 4979.

11.6  ACTUAL CONTRIBUTION PERCENTAGE TESTS

      (a) The "Actual Contribution Percentage," for Plan Years beginning after the later of the Effective Date of this Plan or December 31, 1986, for the Highly Compensated Participant group shall not exceed the greater of:

          (1) 125 percent of such percentage for the Non-Highly Compensated Participant group; or

          (2) the lesser of 200 percent of such percentage for the Non-Highly Compensated Participant group, or such percentage for the Non-Highly Compensated Participant group plus 2 percentage points. However, for Plan Years beginning after December 31, 1988, to prevent the multiple use of the alternative method described in this paragraph and Code Section 401(m)(9)(A), any Highly Compensated Participant eligible to make elective deferrals pursuant to Section 11.2 or any other cash or deferred arrangement maintained by the Employer or an Affiliated Employer and to make Employee contributions or to receive matching contributions under any plan maintained by the Employer or an Affiliated Employer shall have his actual deferral ratio reduced pursuant to Regulation 1.401(m)-2. The provisions of Code
                Section 401(m) and Regulations 1.401(m)-1(b) and 1.401(m)-2 are incorporated herein by reference.

      (b) For the purposes of this Section and Section 11.7, "Actual Contribution Percentage" for a Plan Year means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group, the average of the ratios (calculated separately for each Participant in each group) of:

          (1)   the sum of Employer matching contributions made pursuant to
                Section 11.1(b) (to the extent such matching contributions are not used to satisfy the tests set forth in Section 11.4), and voluntary Employee contributions made pursuant to Section 4.7 and Excess Contributions recharacterized as voluntary Employee contributions pursuant to
                Section 11.5 on behalf of each such Participant for such Plan Year; to

          (2)   the Participant's "414(s) Compensation" for such Plan Year.

      (c) For purposes of determining the "Actual Contribution Percentage" and the amount of Excess Aggregate Contributions pursuant to Section 11.7(d), only Employer matching contributions (excluding matching contributions forfeited pursuant to Section 11.2(f), 11.5(a) or 11.7(a)) contributed to the Plan prior to the end of the succeeding Plan Year shall be considered. In addition, the Administrator may elect to take into account, with respect to Employees eligible to have Employer matching contributions made pursuant to Section 11.1(b) or voluntary Employee contributions made pursuant to Section 4.7 allocated to their accounts, elective deferrals (as defined in Regulation 1.402(g)-1(b)) and qualified non-elective contributions (as defined in Code Section 401(m)(4)(C)) contributed to any plan maintained by the Employer. Such elective deferrals and qualified non-elective contributions shall be treated as Employer matching contributions subject to Regulation 1.401(m)-1(b)(2) which is incorporated herein by reference. However, for Plan Years beginning after December 31, 1988, the Plan Year must be the same as the plan year of the plan to which the elective deferrals and the qualified non-elective contributions are made.

      (d) For the purpose of determining the actual contribution ratio of a Highly Compensated Employee who is subject to the Family Member aggregation rules of Code Section 414(q)(6) because such Employee is either a "five percent owner" of the Employer or one of the ten (10) Highly Compensated Employees paid the greatest 415 Compensation during the year, the following shall apply:

          (1) The combined actual contribution ratio for the family group (which shall be treated as one Highly Compensated Participant) shall be the greater of: (i) the ratio determined by aggregating Employer matching contributions made pursuant to Section 11.1(b) (to the extent such matching contributions are not used to satisfy the tests set forth in Section 11.4), voluntary Employee contributions made pursuant to Section 4.7, Excess Contributions recharacterized as voluntary Employee contributions pursuant to
                Section 11.5 and 414(s) Compensation of all eligible Family Members who are Highly Compensated Participants without regard to family aggregation; and (ii) the ratio determined by aggregating Employer matching contributions made pursuant to
                Section 11.1(b) (to the extent such matching contributions are not used to satisfy the tests set forth in Section 11.4), voluntary Employee contributions made pursuant to Section 4.7, Excess Contributions recharacterized as voluntary Employee contributions pursuant to Section 11.5 and 414(s) Compensation of all eligible Family Members (including Highly Compensated Participants). However, in applying the adjusted $150,000 limit to 414(s) Compensation for Plan Years beginning after December 31, 1988, Family Members shall include only the affected Employee's spouse and any lineal descendants who have not attained age 19 before the close of the Plan Year.

          (2) The Employer matching contributions made pursuant to Section 11.1(b) (to the extent such matching contributions are not used to satisfy the tests set forth in Section 11.4), voluntary Employee contributions made pursuant to Section 4.7, Excess Contributions recharacterized as voluntary Employee contributions pursuant to Section 11.5 and 414(s) Compensation of all Family Members shall be disregarded for purposes of determining the "Actual Contribution Percentage" of the Non-Highly Compensated Participant group except to the extent taken into account in paragraph (1) above.

          (3) If a Participant is required to be aggregated as a member of more than one family group in a plan, all Participants who are members of those family groups that include the Participant are aggregated as one family group in accordance with paragraphs (1) and (2) above.

      (e) For purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(m), if two or more plans of the Employer to which matching contributions, Employee contributions, or both, are made are treated as one plan for purposes of Code Sections 401(a)(4) or 410(b) (other than the average benefits test under Code Section 410(b)(2)(A)(ii) as in effect for Plan Years beginning after December 31, 1988), such plans shall be treated as one plan. In addition, two or more plans of the Employer to which matching contributions, Employee contributions, or both, are made may be considered as a single plan for purposes of determining whether or not such plans satisfy Code Sections 401(a)(4), 410(b) and 401(m). In such a case, the aggregated plans must satisfy this Section and Code Sections 401(a)(4), 410(b) and 401(m) as though such aggregated plans were a single plan. For plan years beginning after December 31, 1989, plans may be aggregated under this paragraph only if they have the same plan year.

          Notwithstanding the above, for Plan Years beginning after December 31, 1988, an employee stock ownership plan described in Code Section 4975(e)(7) may not be aggregated with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this Section and Code Sections 401(a)(4), 410(b) and 401(m).

      (f) If a Highly Compensated Participant is a Participant under two or more plans (other than an employee stock ownership plan as defined in Code
          Section 4975(e)(7) for Plan Years beginning after December 31, 1988) which are maintained by the Employer or an Affiliated Employer to which matching contributions, Employee contributions, or both, are made, all such contributions on behalf of such Highly Compensated Participant shall be aggregated for purposes of determining such Highly Compensated Participant's actual contribution ratio. However, for Plan Years beginning after December 31, 1988, if the plans have different plan years, this paragraph shall be applied by treating all plans ending with or within the same calendar year as a single plan.

      (g) For purposes of Section 11.6(a) and 11.7, a Highly Compensated Participant and a Non-Highly Compensated Participant shall include any Employee eligible to have matching contributions made pursuant to
          Section 11.1(b) (whether or not a deferred election was made or suspended pursuant to Section 11.2(e)) allocated to his account for the Plan Year or to make salary deferrals pursuant to Section 11.2 (if the Employer uses salary deferrals to satisfy the provisions of this Section) or voluntary Employee contributions pursuant to Section 4.7 (whether or not voluntary Employee contributions are made) allocated to his account for the Plan Year.

      (h) For purposes of this Section, "Matching Contribution" shall mean an Employer contribution made to the Plan, or to a contract described in Code Section 403(b), on behalf of a Participant on account of an Employee contribution made by such Participant, or on account of a participant's deferred compensation, under a plan maintained by the Employer.

11.7  ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TESTS

      (a) In the event that for Plan Years beginning after December 31, 1986, the "Actual Contribution Percentage" for the Highly Compensated Participant group exceeds the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group pursuant to Section 11.6(a), the Administrator (on or before the fifteenth day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan Year) shall direct the Trustee to distribute to the Highly Compensated Participant having the highest actual contribution ratio, his portion of Excess Aggregate Contributions (and Income allocable to such contributions) or, if forfeitable, forfeit such non-Vested Excess Aggregate Contributions attributable to Employer matching contributions (and Income allocable to such Forfeitures) until either one of the tests set forth in
          Section 11.6(a) is satisfied, or until his actual contribution ratio equals the actual contribution ratio of the Highly Compensated Participant having the second highest actual contribution ratio. This process shall continue until one of the tests set forth in Section 11.6(a) is satisfied. The distribution and/or Forfeiture of Excess Aggregate Contributions shall be made in the following order:

          (1) Employer matching contributions forfeited pursuant to Section 11.5(a)(1);

          (2) Any unmatched voluntary Employee contributions shall be distributed;

          (3) Unmatched Deferred Compensation taken into account under the actual contribution percentage test shall be distributed;

          (4) Matched voluntary Employee contributions shall be distributed and, simultaneously, matching contributions that relate to such voluntary contributions shall be forfeited;

          (5) Matched Deferred Compensation taken into account under the actual contribution percentage test shall be distributed and, simultaneously, matching contributions that relate to such Deferred Compensation shall be forfeited;

          (6) Any remaining Employer matching contributions shall be distributed;

          (7) Qualified Non-Elective Contributions taken into account under the actual contribution percentage test shall be distributed.

      (b) Any distribution or Forfeiture of less than the entire amount of Excess Aggregate Contributions (and Income) shall be treated as a pro rata distribution of Excess Aggregate Contributions and Income. Distribution of Excess Aggregate Contributions shall be designated by the Employer as a distribution of Excess Aggregate Contributions (and Income). Forfeitures of Excess Aggregate Contributions shall be treated in accordance with Section 4.3. However, no such Forfeiture may be allocated to a Highly Compensated Participant whose contributions are reduced pursuant to this Section.

      (c) Excess Aggregate Contributions attributable to amounts other than voluntary Employee contributions, including forfeited matching contributions, shall be treated as Employer contributions for purposes of Code Sections 404 and 415 even if distributed from the Plan.

      (d) For the purposes of this Section and Section 11.6, "Excess Aggregate Contributions" means, with respect to any Plan Year, the excess of:

          (1) the aggregate amount of Employer matching contributions made pursuant to Section 11.1(b) (to the extent such contributions are taken into account pursuant to Section 11.6(a)), voluntary Employee contributions made pursuant to Section 4.7, Excess Contributions recharacterized as voluntary Employee contributions pursuant to Section 11.5 and any Qualified Non-Elective Contributions or elective deferrals taken into account pursuant to Section 11.6(c) actually made on behalf of the Highly Compensated Participant group for such Plan Year, over

          (2) the maximum amount of such contributions permitted under the limitations of Section 11.6(a).

      (e) For each Highly Compensated Participant, the amount of Excess Aggregate Contributions is equal to the total Employer matching contributions made pursuant to Section 11.1(b) (to the extent taken into account pursuant to Section 11.6(a)), voluntary Employee contributions made pursuant to Section 4.7, Excess Contributions recharacterized as voluntary Employee contributions pursuant to
          Section 11.5 and any Qualified Non-Elective Contributions or elective deferrals taken into account pursuant to Section 11.6(c) on behalf of the Highly Compensated Participant (determined prior to the application of this paragraph) minus the amount determined by multiplying the Highly Compensated Participant's actual contribution ratio (determined after application of this paragraph) by his 414(s) Compensation. The actual contribution ratio must be rounded to the nearest one-hundredth of one percent for Plan Years beginning after December 31, 1988. In no case shall the amount of Excess Aggregate Contribution with respect to any Highly Compensated Participant exceed the amount of Employer matching contributions made pursuant to Section 11.1(b) (to the extent taken into account pursuant to Section 11.6(a)), voluntary Employee contributions made pursuant to Section 4.7, Excess Contributions recharacterized as voluntary Employee contributions pursuant to
          Section 11.5 and any Qualified Non-Elective Contributions or elective deferrals taken into account pursuant to Section 11.6(c) on behalf of such Highly Compensated Participant for such Plan Year.

      (f) The determination of the amount of Excess Aggregate Contributions with respect to any Plan Year shall be made after the first determining the Excess Contributions, if any, to be treated as voluntary Employee contributions due to recharacterization for the plan year of any other qualified cash or deferred arrangement (as defined in Code Section 401(k)) maintained by the Employer that ends with or within the Plan Year or which are treated as voluntary Employees contributions due to recharacterization pursuant to Section 11.5.

      (g) Excess Aggregate Contributions of Participants who are subject to the family member aggregation rules shall be allocated among the family members in proportion to the voluntary Employee contributions, if applicable, and matching contributions (or amounts treated as matching contributions) of each family member that is combined to determine the combined actual contribution percentage.

      (h) Notwithstanding the above, within twelve (12) months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution on behalf of any or all Non-Highly Compensated Participants in an amount sufficient to satisfy one of the tests set forth in Section 11.6. A separate accounting shall be maintained for the purpose of excluding such contributions from the "Actual Deferral Percentage" tests pursuant to Section 11.4.

      (i) For purposes of this Section, "Income" means the income or loss allocable to Excess Aggregate Contributions which shall equal the sum of the allocable gain or loss for the Plan Year and the allocable gain or loss for the period between the end of the Plan Year and the date of distribution ("gap period"). The income or loss allocable to Excess Aggregate Contributions for the Plan Year and the "gap period" is calculated separately and is determined by multiplying the income or loss for the Plan Year or the "gap period" by a fraction. The numerator of the fraction is the Excess Aggregate Contributions for the Plan Year. The denominator of the fraction is the total Participant's Account and Voluntary Contribution Account attributable to Employer matching contributions subject to Section 11.6, voluntary Employee contributions made pursuant to Section 4.7, and any Qualified Non-Elective Contributions and elective deferrals taken into account pursuant to Section 11.6(c) as of the end of the Plan Year or the "gap period", reduced by the gain allocable to such total amount for the Plan Year or the "gap period" and increased by the loss allocable to such total amount for the Plan Year or the "gap period".

          In lieu of the "fractional method" described above, a "safe harbor method" may be used to calculate the allocable Income for the "gap period". Under such "safe harbor method", allocable Income for the "gap period" shall be deemed to equal ten percent (10%) of the

          Income allocable to Excess Aggregate Contributions for the Plan Year of the Participant multiplied by the number of calendar months in the "gap period". For purposes of determining the number of calendar months in the "gap period", a distribution occurring on or before the fifteenth day of the month shall be treated as having been made on the last day of the preceding month and a distribution occurring after such fifteenth day shall be treated as having been made on the first day of the next subsequent month.

          The Income allocable to Excess Aggregate Contributions resulting from recharacterization of Elective Contributions shall be determined and distributed as if such recharacterized Elective Contributions had been distributed as Excess Contributions.

          Notwithstanding the above, for Plan Years which began in 1987, Income during the "gap period" shall not be taken into account.

11.8  ADVANCE DISTRIBUTION FOR HARDSHIP

      (a) The Administrator, at the election of the Participant, shall direct the Trustee to distribute to any Participant in any one Plan Year up to the lesser of (1) 100% of his Vested accounts, as specified in the Adoption Agreement, valued as of the last Anniversary Date or other valuation date or (2) the amount necessary to satisfy the immediate and heavy financial need of the Participant. Any distribution made pursuant to this Section shall be deemed to be made as of the first day of the Plan Year or, if later, the valuation date immediately preceding the date of distribution, and the account from which the distribution is made shall be reduced accordingly. Withdrawal under this Section shall be authorized only if the distribution is on account of one of the following or any other items permitted by the Internal Revenue Service:

          (1) Expenses for medical care described in Code Section 213(d) previously incurred by the Participant, his spouse, or any of his dependents (as defined in Code Section 152) or necessary for those persons to obtain medical care as described in Code
                Section 213(d);

          (2) Costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

          (3) Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his spouse, children, or dependents; or

          (4) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

      (b) Distributions may be made from the Participant's Vested accounts.

      (c) No distribution shall be made pursuant to this Section unless the Administrator, based upon the Participant's representation and such other facts as are known to the Administrator, determines that all of the following conditions are satisfied:

          (1) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant. The amount of the immediate and heavy financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

          (2) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer;

          (3) The Plan, and all other plans maintained by the Employer, provide that the Participant's elective deferrals and voluntary Employee contributions will be suspended for at least twelve
                (12) months after receipt of the hardship distribution; and

          (4) The Plan, and all other plans maintained by the Employer, provide that the Participant may not make elective deferrals for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 402(g) for such next taxable year less the amount of such Participant's elective deferrals for the taxable year of the hardship distribution.

      (d) Notwithstanding the above, distributions from the Participant's Elective Account and Qualified Non-Elective Account pursuant to this Section shall be limited solely to the Participant's Deferred Compensation and any income attributable thereto credited to the Participant's Elective Account as of December 31, 1988.

      (e) Any distribution made pursuant to this Section shall be made in a manner which is consistent with and satisfies the provisions of
          Section 6.5, including, but not limited to, all notice and consent requirements of Code Sections 411(a)(11) and 417 and the Regulations thereunder.

                            ADOPTION AGREEMENT FOR

                     DIVERSIFIED INVESTMENT ADVISORS, INC.
                  NON-STANDARDIZED 401(K) PROFIT SHARING PLAN

  The undersigned Employer adopts the Diversified Investment Advisors, Inc. Non-Standardized 401(k) Profit Sharing Plan for those Employees who shall qualify as Participants hereunder, to be known as the

        A1  McLeod, Inc. 401(k) Profit Sharing Plan
            -------------------------------------------------------
                                             (Enter Plan Name)

It shall be effective as of the date specified below. The Employer hereby selects the following Plan specifications:

CAUTION: The failure to properly fill out this Adoption Agreement may result in disqualification of the Plan.

EMPLOYER INFORMATION

B1   Name of Employer   McLeod, Inc.
                        -----------------------------------------------------

                        -----------------------------------------------------

B2   Address            6400 C Street, SE
                        -----------------------------------------------------

                         Cedar Rapids  ,          IA                52406
                        ----------------   ----------------   ---------------
                             City                State               Zip

     Telephone          (319) 366-1100
                        -----------------------------------------------------

B3   Employer Identification Number  42  -  1407240
                                    ----   ----------------------------------

B4   Date Business Commenced  November 20, 1990

B5   TYPE OF ENTITY

     a.   ( )   S Corporation
     b.   ( )   Professional Service Corporation
     c.   (X)   Corporation
     d.   ( )   Sole Proprietorship
     e.   ( )   Partnership
     f.   ( )   Other
                       ----------------------------------------

  AND, is the Employer a member of...

     g.   a controlled group?             ( ) Yes     (X) No
     h.   an affiliated service group?    ( ) Yes     (X) No


Copyright 1994-N Diversified Investment Advisors, Inc.

B6    (X) NAME(S) OF TRUSTEE(S)   a.  Investors Bank & Trust Company
                                     ----------------------------------
                                  b.
                                     ----------------------------------
                                  c.
                                     ----------------------------------

      ( ) Not applicable. Plan assets invested solely in group annuity
          Contract(s).

B7    TRUSTEE(S) ADDRESS

      a. ( ) Not applicable.  Plan assets invested solely in Contract(s).

      b. ( ) Use Employer Address

      c. (X) 200 Clarendon Street
             ----------------------------------------------------------
                                         Street

                   Boston         ,        MA                02116
         -------------------------   ----------------   ---------------
                    City                  State               Zip


B8    LOCATION OF EMPLOYER'S PRICIPAL OFFICE:

      a. (X) State    b. ( ) Commonwealth of    c.  Iowa  and this Plan and,
                                                   ------
      if applicable, Trust shall be governed under the same.

B9    EMPLOYER FISCAL YEAR means the 12 consecutive month period:

      Commencing on a.   January  1st                (e.g., January 1st) and
                       --------- -------------------
                          month   day

      ending on b.       December               31st     .
                  ------------------------  --------------
                          month                  day

PLAN INFORMATION

C1    EFFECTIVE DATE

      This Adoption Agreement of the Diversified Investment Advisors, Inc. Non-Standardized 401(k) Profit Sharing Plan shall:

      a. ( ) establish a new Plan and, if applicable, Trust effective as of _____(hereinafter called the "Effective Date").

     b. (X) constitute an amendment and restatement in its entirety of a previously established qualified Plan and, if applicable, Trust of the Employer which was effective November 21, 1990
                                                   --------------------
               (hereinafter called the "Effective Date"). Except as otherwise provided in the Plan, the effective date of this amendment and restatement is April 1, 1997 .
                              ---------------

          ( )  Tax Reform Act of 1986 (TRA '86).

     NOTE: Check the above TRA '86 box (as well as the first box in C1b above) for amendments and restatements which are bringing the Plan into compliance with all applicable provisions of TRA '86 (and related laws and Regulations subject to the TRA '86 remedial amendment period) retroactive to the initial effective dates provided by TRA '86 and such laws and Regulations. Complete only the first box in C1b. above for all other amendments and restatements.

C2   PLAN YEAR means the 12 consecutive month period:

     Commencing on a.            January 1st          (e.g., January 1st)
                      --------------------------------

     and ending on b.            December 31st       .
                      --------------------------------

     IS THERE A SHORT PLAN YEAR?

     c.   ( )     No
     d.   (X)     Yes, beginning  November 21, 1990
                                  -------------------

                  and ending.     December 31, 1990 .
                                  -------------------

C3   ANNIVERSARY DATE of Plan (Annual Valuation Date)

     a.     December   31st
        -------------------------------
             month     day

C4   PLAN NUMBER assigned by the Employer (select one)

     a. ( )  001    b. (X)  002   c. ( )  003    d. ( )  Other

C5 NAME OF PLAN ADMINISTRATOR (Document provides for the Employer to appoint an Administrator. If none is named, the Employer will become the Administrator.)


     a. (X)  Employer (Use Employer address)

     b. ( )  Name

             Address
                                       ,
             --------------------------   ------------------   -----------
                           City                 State              Zip

             Telephone

             Administrator's I.D. Number -          -
                                          ---------   --------------------

C6   PLAN'S AGENT FOR SERVICE OF LEGAL PROCESS

     a. (X)  Employer (Use Employer address)

     b. ( )  Name

             Address
                                       ,
             --------------------------   ------------------   -----------
                          City                    State            Zip

ELIGIBILITY, VESTING AND RETIREMENT AGE

D1   ELIGIBLE EMPLOYEES (Plan Section 1.15) shall mean:


a.   (X)  all Employees who have satisfied the eligibility requirements.

b. ( ) all Employees who have satisfied the eligibility requirements except those checked below:

     1.   ( )  Employees paid by commissions only.
     2.   ( )  Employees hourly paid.
     3.   ( )  Employees paid by salary.
     4.   ( )  Employees whose employment is governed by a collective bargaining agreement between the Employer and "Employee representatives"
               under which retirement benefits were the subject of good faith bargaining. For this purpose, the term "Employee representatives"
               does not include any organization more than half of whose members are Employees who are owners, officers, or executives of the
               Employer.
     5.   ( )  Highly Compensated Employees.
     6.   ( )  Employees who are non-resident aliens who received no earned income (within the meaning of Code Section 911(d)(2)) from the
               Employer which constitutes income from sources within the United
               States (within the meaning of Code Section 861(a)(3)).
     7.   ( )  Other                                                           .
                    ------------------------------------------------------------

NOTE: For purposes of this section, the term Employee shall include all Employees of this Employer and any leased employees deemed to be Employees under Code Section 414(n) or 414(o).

D2   EMPLOYEES OF AFFILIATED EMPLOYERS (Plan Section 1.16)

     Employees of Affiliated Employers:

     a.   ( )  all will not or N/A
     b.   (X)  some will
     c.   ( )  all will

     be treated as Employees of the Employer adopting the Plan.

     NOTE: If D2b is elected, each Affiliated Employer that adopts the Plan should execute this Adoption Agreement as a Participating Employer. If D2c is elected, each Affiliated Employer should execute this Adoption Agreement as a Participating Employer.

D3 HOURS OF SERVICE (Plan Section 1.32) will be determined on the basis of the method selected below. Only one method may be selected. The method selected will be applied to all Employees covered under the Plan.

     a. (X) On the basis of actual hours for which an Employee is paid or entitled to payment.
     b. ( ) On the basis of days worked. An Employee will be credited with ten (10) Hours of Service if under the Plan such Employee would be credited with at least one (1) Hour of Service during the day.
     c. ( ) On the basis of weeks worked. An Employee will be credited with forty-five (45) Hours of Service if under the Plan such Employee would be credited with at least one (1) Hour of Service during the week.
     d. ( ) On the basis of semi-monthly payroll periods. An Employee will be credited with ninety-five (95) Hours of Service if under the Plan such Employee would be credited with at least one (1) Hour of Service during the semi-monthly payroll period.
     e. ( ) On the basis of months worked. An Employee will be credited with one hundred ninety (190) Hours of Service if under the Plan such Employee would be credited with at least one (1) Hour of Service during the month.

D4 YEARS OF SERVICE (Plan Section 1.75) will be based on the applicable computation periods selected below. The computation periods will be applied to all Employees covered under the Plan (check either 1 or 2 in a and b below).

     a.   Eligibility Computation Period

          1. (X) Plan Years after initial eligibility computation period.
          2. ( ) Begins on employment commencement date or re-employment commencement date and anniversaries of employment commencement date or re-employment commencement date, as applicable.

     b.   Vesting Computation Period

          1. (X) Begins on first day of Plan Year.
          2. ( ) Begins on employment commencement date or re-employment commencement date and anniversaries of employment commencement date and re-employment commencement date, as applicable.

D5   BREAK IN SERVICE

     a. ( ) Pre-break and post-break in service contingent on number of years of break in service (Plan Section 6.4(g)(3)).

     b.   (X)  All Years of Service counted for vesting and eligibility (Plan
               Section 6.4(g)(4)).

D6   CONDITIONS OF ELIGIBILITY (Plan Section 3.1)
     (Check either a OR b, c, and, if applicable, d)
     Any Eligible Employee will be eligible to participate in the Plan if such Eligible Employee has satisfied the service and age requirements, if any, specified below:

     a.   ( )  NO AGE OR SERVICE REQUIRED.

     b.   (X)  SERVICE REQUIREMENT (may not exceed 1 year)

          1.   ( )  None
          2.   ( )  1/2 Year of Service
          3. (X) 1 Expected Year of Service. May enter the Plan after the following actual months of service:

                    (a.)  ( ) 6 months
                    (b.)  (X) Other    3 months  (must be less than one year)
                                    -------------

          4.   ( )  1 Year of Service
          5.   ( )  Other

     NOTE: If the Year(s) of Service selected is or includes a fractional year (other than Expected Year of Service), an Employee will not be required to complete any specified number of Hours of Service to receive credit for such fractional year. If expressed in months of service, an Employee will not be required to complete any specified number of Hours of Service in a particular month.

     c.   (X)  AGE REQUIREMENT (may not exceed 21)

          1.   ( )  N/A. No age requirement
          2.   ( )  20 1/2
          3.   (X)  21
          4.   ( )  Other
                         ------------------------------------

     d. ( ) FOR NEW PLANS ONLY - Regardless of any of the above age or service requirements, any Eligible Employee who was employed on the Effective Date of the Plan shall be eligible to participate hereunder and shall enter the Plan as of such date.

D7   EFFECTIVE DATE OF PARTICIPATION (Plan Section 3.2)
     An Eligible Employee shall become a Participant as of:

     a.   ( )  the first day of the Plan Year in which he met the requirements.

     b. ( ) the first day of the Plan Year in which he met the requirements, if he met the requirements in the first 6 months of the Plan Year, or as of the first day of the next succeeding Plan Year if he met the requirements in the last 6 months of the Plan Year.
     c. (X) the earlier of the first day of the seventh month or the first day of the Plan Year coinciding with or next following the date on which he met the requirements.
     d. ( ) the first day of the Plan Year next following the date on which he met the requirements. (Eligibility must be 1/2 Year of Service or less and age 20 1/2 or less.)
     e. ( ) the first day of the month coinciding with or next following the date on which he met the requirements.
     f.   ( )  Other: __________________________________________, provided that an Employee who has satisfied the maximum age and service requirements that are permissible in Section D6 above and who is otherwise entitled to participate, shall commence participation no later than the earlier of (1) 6 months after such requirements are satisfied, or (2) the first day of the first Plan Year after such requirements are satisfied, unless the Employee separates from service before such participation date.

D8   VESTING OF PARTICIPANT'S INTEREST (Plan Section 6.4(b))

     The vesting schedule, based on number of Years of Service, shall be as follows:

     a. ( ) 100% upon entering Plan (required if eligibility requirement is greater than one (1) Year of Service).

     b.   ( )  0-2 years            0%      c. ( )  0-4 years       0%
                 3 years          100%                5 years     100%

     d.   ( )  0-1 year             0%      e. (X)    1 year       25%
                 2 years           20%                2 years      50%
                 3 years           40%                3 years      75%
                 4 years           60%                4 years     100%
                 5 years           80%
                 6 years          100%

     f.   ( )    1 year            20%      g. ( )  0-2 years       0%
                 2 years           40%                3 years      20%
                 3 years           60%                4 years      40%
                 4 years           80%                5 years      60%
                 5 years          100%                6 years      80%
                                                      7 years     100%

     h.   ( )   Other (must be at least as liberal as either c or g above).

                 Years of Service                   Percentage

                                                             %
                   -------------                     --------
                                                             %
                   -------------                     --------
                                                             %
                   -------------                     --------
                                                             %
                   -------------                     --------
                                                             %
                   -------------                     --------
                                                             %
                   -------------                     --------
                                                             %
                   -------------                     --------
                                                             %
                   -------------                     --------


     i.   ( )   Not applicable. All contributions are 100% Vested by definition.

D9   FOR AMENDED PLANS (Plan Section 6.4(f))

     a.   (X)    Vesting schedule has not been amended.

     b.   ( )    Vesting schedule has been amended and amended vesting schedule is more favorable in all years.
          1.( )  Amended effective for all Employees who have at least one Hour of Service in any Plan Year beginning after December 31, 1988.

          2.( )  Other effective date               .
                                     ----------------

     c.   ( )    Vesting schedule has been amended to a less favorable schedule.

          1.( )  Effective date                     .
                               ----------------------

          2.( )  Pre-amended schedule

                 Years of Service                   Percentage

                                                             %
                   -------------                     --------
                                                             %
                   -------------                     --------
                                                             %
                   -------------                     --------
                                                             %
                   -------------                     --------
                                                             %
                   -------------                     --------
                                                             %
                   -------------                     --------
                                                             %
                   -------------                     --------
                                                             %
                   -------------                     --------

D10  TOP HEAVY VESTING (Plan Section 6.4(c)). If this Plan becomes a Top
     Heavy Plan, the following vesting schedule, based on number of Years of Service, for such Plan Year and each succeeding Plan Year, whether or not the Plan is a Top Heavy Plan, shall apply and shall be treated as a Plan amendment pursuant to this Plan. Once effective, this schedule shall also apply to any contributions made prior to the effective date of Code Section 416 and/or before the Plan became a Top Heavy Plan.

     a.  (X)  N/A (D8a, b, d, e or f was selected)

     b.  ( )  0-1 year               0%  c. ( )  0-2 years           0%
                2 years             20%            3 years         100%
                3 years             40%
                4 years             60%
                5 years             80%
                6 years            100%

     d.  ( )  Other (must be at least as liberal as either b or c above).

                 Years of Service                   Percentage

                                                             %
                   -------------                     --------
                                                             %
                   -------------                     --------
                                                             %
                   -------------                     --------
                                                             %
                   -------------                     --------
                                                             %
                   -------------                     --------
                                                             %
                   -------------                     --------
                                                             %
                   -------------                     --------
                                                             %
                   -------------                     --------

     NOTE: This section does not apply to the account balances of any Participant who does not have an Hour of Service after the Plan has initially become top heavy. Such Participant's account balance attributable to Employer contributions and Forfeitures will be determined without regard to this section.

D11 VESTING (Plan Section 6.4(h)). In determining Years of Service for vesting purposes, Years of Service attributable to the following shall be EXCLUDED:

     a. ( ) Service prior to the Effective Date of the Plan or a predecessor plan.
               b. (X) N/A.
     c.   ( )  Service prior to the time an Employee attained age 18.
               d. (X) N/A.

D12  PLAN SHALL RECOGNIZE SERVICE WITH PREDECESSOR EMPLOYER

     a.   ( )  No.
     b.   (X)  Yes. Years of Service with any of the McLeod USA, Inc. Companies
                                          -------------------------------------
               shall be recognized for the purpose of this Plan.

     NOTE: If the predecessor Employer maintained this qualified Plan, then Years of Service with such predecessor Employer shall be recognized pursuant to Plan Section 1.75 and b must be marked.

D13  NORMAL RETIREMENT AGE ("NRA") (Plan Section 1.43) means:

     a.   (X)  the date a Participant attains his 62nd birthday (not to exceed
                                                 ------
               65th).
     b.   ( )  the later of the date a Participant attains his     birthday
                                                              -----
               (not to exceed 65th) or the c.     (not to exceed 5th)
                                             -----
               anniversary of the first day of the Plan Year in which participation in the Plan commenced.

D14  NORMAL RETIREMENT DATE (Plan Section 1.44) shall commence:

     a.   (X)  as of the Participant's "NRA".

           OR (must select b or c AND 1 or 2)

     b.   ( )  as of the first day of the month...
     c.   ( )  as of the Anniversary Date...

          1.   ( )  coinciding with or next following the Participant's
                    "NRA".
          2.   ( )  nearest the Participant's "NRA".

D15  EARLY RETIREMENT DATE (Plan Section 1.12) means the:

     a.   (X)  No Early Retirement provision provided.
     b.   ( )  date on which a Participant...
     c. ( ) first day of the month coinciding with or next following the date on which a Participant...
     d. ( ) Anniversary Date coinciding with or next following the date on which a Participant...

AND, if b, c or d was selected...

          1.   ( )  attains his          birthday and has
                               ----------
          2.   ( )  completed at least       Years of Service.
                                      -------

CONTRIBUTIONS, ALLOCATIONS AND DISTRIBUTIONS

E1   a.   COMPENSATION (Plan Section 1.9) with respect to any Participant means:

          1.   (X)  Form W-2 Compensation
          2.   ( )  Federal Income Tax Withholding Compensation
          3.   ( )  415 Safe Harbor Compensation

          AND Compensation

          1.   (X)  shall
          2.   ( )  shall not

          exclude (even if includible in gross income) reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation, and welfare benefits.

          NOTE: If Plan has Self-Employed Individuals, Standard 415 Compensation must be checked.

     b. HOWEVER, FOR NON-INTEGRATED PLANS, Compensation shall exclude (select all that apply):

          1.   (X)  N/A. No exclusions
          2.   ( )  overtime
          3.   ( )  bonuses
          4.   ( )  commissions
          5.   ( )  other
                         -------------------------------------

          NOTE:     If b1 is selected, it satisfies a 414(s) safe harbor.

     c. FOR PURPOSES OF THIS SECTION E1, Compensation shall be based on the following determination period:

          1.   (X)  the Plan Year
          2.   ( )  the calendar year coinciding with or ending within the Plan
                    Year

          NOTE: The Limitation Year shall be the same as the year on which Compensation is based.

     d. HOWEVER, for an Employee's first year of participation, Compensation shall be recognized as of:

          1.   ( )  the first day of the Plan Year
          2.   (X)  the date the Participant entered the Plan

     e. (X) IN ADDITION, Compensation and 414(s) Compensation shall include compensation which is not currently includible in the Participant's gross income by reason of the application of Code Sections 125, 402(e)(3), 402(h)(1)(B) or 403(b).

E2   SALARY REDUCTION ARRANGEMENT - ELECTIVE CONTRIBUTION
     (Plan Section 11.2). Each Employee may elect to have his Compensation reduced by:

     a.   ( )            %
                ---------
     b.   ( )   up to          %
                      ---------
     c.   (X)   from    1   % to    15  %
                     -------     -------
     d.   ( )   up to the maximum percentage allowable not to exceed the limits of Code Sections 401(k), 404 and 415.

     AND...

     e.   (X)   A Participant may elect to January 1st and July 1st (ENTER AT
                                           ------------------------
                LEAST ONE DATE commence salary reductions as OR PERIOD). A
                Participant may modify the amount of salary reductions as of
                January 1st and July 1st (ENTER AT LEAST ONE DATE OR PERIOD).
                ------------------------
     AND...

          Shall cash bonuses paid within 2 1/2 months after the end of the Plan Year be subject to the salary reduction election?

     f.   ( ) Yes
     g.   (X) No

E3   FORMULA FOR DETERMINING EMPLOYER'S MATCHING CONTRIBUTION
     (Plan Section 11.1(b))

     a.   ( )     N/A. There shall be no matching contributions.
     b.   ( )     The Employer shall make matching contributions equal
                  to        % (e.g., 50%) of the Participant's
                     -------

          1. ( )  Elective Contributions.
          2. ( )  Elective Contributions and Voluntary Contributions.

     c.   (X)     The Employer may make matching contributions equal to a
                  discretionary percentage, to be determined by the Employer, of the Participant's

          1. (X)  Elective Contributions.
          2. ( )  Elective Contributions and Voluntary Contributions.


     d.   ( )     The Employer shall make matching contributions equal to the sum of _____% of the portion of the Participant's salary
                  Compensation plus _____% (can not be an increasing percentage) of the portion of the Participant's salary reduction which exceeds _____% of the Participant's Compensation, but does not exceed _____% of the Participant's Compensation.

     e.   ( )     Matching Contributions shall be determined on the last day of each...

          1. ( )  Plan Year quarter
          2. ( )  Six month period
          3. ( )  Month

     FOR PLANS WITH MATCHING CONTRIBUTIONS

     f. (X) Matching contributions g. ( ) shall h. (X) shall not be used in satisfying the deferral percentage tests. (If used, full vesting and restrictions on withdrawals will apply and the match will be deemed to be an Elective Contribution).
     i. (X) Shall a Year of Service be required in order to share in the matching contributions?

             With respect to Plan Years beginning after 1989...

             1. (X) Yes (could cause Plan to violate minimum participation and coverage requirements under Code Sections 401(a)(26) and
                     410)
             2. ( )  No

             With respect to Plan Years beginning before 1990...

             1. ( )  N/A. New Plan or same as years beginning after 1989
             2. (X)  Yes
             3. ( )  No

     j. ( )  The matching contribution made on behalf of a Participant for any
             Plan Year shall not exceed   ___________% of the Participant's
             Compensation.
     k. ( ) The matching contribution made on behalf of a Participant for any Plan Year shall not exceed $_________________.
     l. (X) For purposes of allocating the matching contribution, Compensation shall be defined as Compensation paid by the Employer each ______during the Plan Year.

             NOTE: Complete the blank with the time period for which the matching contribution is being allocated (e.g., payroll period).

     m. (X)  Matching contributions shall be made on behalf of

             1. (X)  all Participants.
             2. ( )  only Non-Highly Compensated Employees.

E4 WILL A DISCRETIONARY EMPLOYER CONTRIBUTION BE PROVIDED (OTHER THAN A DISCRETIONARY MATCHING OR QUALIFIED NON- ELECTIVE CONTRIBUTION)? (Plan
     Section 11.1(c))

     a. ( )  No.
     b. ( ) Yes, the Employer may make a discretionary contribution out of its current or accumulated Net Profit.
     c. (X) Yes, the Employer may make a discretionary contribution which is not limited to its current or accumulated Net Profit.

     IF YES (b or c is selected above), the Employer's discretionary contribution shall be allocated as follows:

     d. (X)  FOR A NON-INTEGRATED PLAN

     The Employer's discretionary contribution for the Plan Year shall be allocated in the same ratio as each Participant's Compensation bears to the total of such Compensation of all Participants.

     e. ( )  FOR AN INTEGRATED PLAN

     The Employer's discretionary contribution for the Plan Year shall be allocated in accordance with Plan Section 4.3(b)(2) based on a Participant's Compensation in excess of:

        1.   ( )  The Taxable Wage Base
        2.   ( )  The greater of $10,000 or 20% of the Taxable Wage Base
        3.   ( )      % of the Taxable Wage Base (see Note below)
                  ----
        4.   ( )  $         (see Note below)
                   ---------
        5.   ( )  Effective        (for TRA '86 restatements, if applicable)
                           --------

     NOTE:   The integration percentage of 5.7% shall be reduced to:


             1. 4.3% if 3 or 4 above is more than 20% and less than or equal to 80% of the Taxable Wage Base.
             2. 5.4% if 3 or 4 above is less than 100% and more than 80% of the Taxable Wage Base.

E5   QUALIFIED NON-ELECTIVE CONTRIBUTIONS (Plan Section 11.1(d))

     a. (X) N/A. There shall be no Qualified Non-Elective Contributions except as provided in Section 11.5(b) and 11.7(h).
     b. ( ) The Employer shall make a Qualified Non-Elective Contribution equal to ___% of the total Compensation of all Participants eligible to share in the allocations.
     c. ( ) The Employer may make a Qualified Non-Elective Contribution in an amount to be determined by the Employer.

E6   FORFEITURES (Plan Section 4.3(e))

     a. Forfeiture of contributions other than matching contributions shall be...

             1.  ( )  N/A. Contributions are fully Vested.
             2.  ( )  added to the Employer's contribution under the Plan.
             3.  (X)  allocated to all Participants eligible to share in the allocations in the same proportion that each Participant's Compensation for the year bears to the Compensation of all Participants for such year.
             4.  ( )  used to reduce the Employer's contributions.
             5.  ( )  allocated to all Non-Highly Compensated Employees eligible to share in the allocations in proportion to each such Participant's Compensation for the year.

     b. Forfeiture of matching contributions shall be...

             1.  ( )  N/A. Matching contributions are fully Vested.
             2.  ( )  added to the Employer's matching contribution under the
                      Plan.
             3.  (X)  allocated to all Participants eligible to share in the allocations in the same proportion that each Participant's Elective Contributions for the year bears to the Elective Contributions of all Participants for such year.
             4.  ( )  used to reduce Employer's contributions.

             5.  ( )  allocated to all Non-Highly Compensated Employees eligible to share in the allocations in proportion to each such Participant's Elective Contributions for the year.

E7   ALLOCATIONS TO ACTIVE PARTICIPANTS (Plan Section 4.3)
     With respect to Plan Years beginning after 1989, a Participant

     a.      (X) shall (Plan may become discriminatory)
     b.      ( ) shall not

     be required to complete a Year of Service in order to share in any Non-Elective Contributions (other than matching contributions) or Qualified Non-Elective Contributions.

E8   ALLOCATIONS TO TERMINATED PARTICIPANTS (Plan Section 4.3(k))
     Any Participant who terminated employment during the Plan Year for reasons other than death, Total and Permanent Disability or retirement:

     a. With respect to Employer Non-Elective Contributions (other than matching contributions), Qualified Non-Elective Contributions, and applicable
        Forfeitures:

        1.  For Plan Years beginning after 1989,

            i.   ( )  N/A. Plan does not provide for such contributions.
            ii.  ( )  shall share in the allocations, regardless of Hours of
                      Service.
            iii. ( ) shall share in the allocations provided such Participant completed more than 500 Hours of Service.

            iv.  (X)  shall share in such allocations provided such Participant completed a Year of Service.
            v.   (X)  shall share in such allocations provided such Participant is actively employed on the last day of the Plan Year
            vi.  ( )  shall not share in such allocations, regardless of Hours of Service.

        2.  For Plan Years beginning before 1990,

            i.   (X)  N/A. New Plan, or same as for Plan Years beginning after
                      1989.
            ii.  ( )  shall share in such allocations provided such Participant completed a Year of Service.
            iii. ( ) shall not share in such allocations, regardless of Hours of Service.

     NOTE: If a1iv, v or vi is selected, the Plan could violate minimum participation and coverage requirements under Code Sections 401(a)(26) and 410.

     b. With respect to the allocation of Employer matching contributions and applicable Forfeitures, a Participant:

        1.  For Plan Years beginning after 1989,

            i.   ( )  N/A. Plan does not provide for matching contributions.
            ii.  ( )  shall share in the allocations, regardless of Hours of
                      Service.
            iii. ( ) shall share in the allocations provided such Participant completed more than 500 Hours of Service.
            iv.  (X)  shall share in such allocations provided such Participant completed a Year of Service.
            v.   (X)  shall share in such allocations provided such Participant is actively employed on the last day of the Plan Year.
            vi.  ( )  shall not share in such allocations, regardless of Hours of Service.
            vii. ( ) shall not share in allocations for a Plan quarter if such Participant is not actively employed on the last day of such Plan quarter.

        2.  For Plan Years beginning before 1990,

            i.   (X)  N/A. New Plan, or same as years beginning after 1989.
            ii.  ( )  shall share in the allocations, regardless of Hours of
                      Service.
            iii. ( ) shall share in such allocations provided such Participant completed a Year of Service.
            iv.  ( )  shall not share in such allocations, regardless of Hours of Service.
     NOTE: If b1iv, v, vi or vii is selected, the Plan could violate minimum participation and coverage requirements under Code Sections 401(a)(26) and 410.

E9   LIMITATIONS ON ALLOCATIONS (Plan Section 4.4)

     a. If any Participant is or was covered under another qualified defined contribution plan maintained by the Employer, other than a Master or Prototype Plan, or if the Employer maintains a welfare benefit fund, as defined in Code Section 419(e), or an individual medical account, as defined in Code Section 415(l)(2), or a simplified employee pension, as defined in Code Section 408(k), under which amounts are treated as Annual Additions with respect to any Participant in this
          Plan:

          1.   (X)  N/A.
          2. ( ) The provisions of Plan Section 4.4(b) will apply as if the other plan were a Master or Prototype Plan.
          3. ( ) Provide the method under which the Plans will limit total Annual Additions to the Maximum Permissible Amount, and will properly reduce any Excess Amounts, in a manner that precludes Employer discretion.

                    ------------------------------------------------------------

                    ------------------------------------------------------------

                    ------------------------------------------------------------

          b. If any Participant is or ever has been a Participant in a defined benefit plan maintained by the Employer:

               1.  (X)  N/A.
               2.  ( )  In any Limitation Year, the Annual Additions credited to the Participant under this Plan may not cause the sum of the Defined Benefit Plan Fraction and the Defined Contribution Fraction to exceed 1.0. If the Employer's contribution that would otherwise be made on the Participant's behalf during the limitation year would cause the 1.0 limitation to be exceeded, the rate of contribution under this Plan will be reduced so that the sum of the fractions equals 1.0. If the 1.0 limitation is exceeded because of an Excess Amount, such Excess Amount will be reduced in accordance with Plan Section 4.4(a)(4).
               3.  ( )  Provide the method under which the plans involved will satisfy the 1.0 limitation in a manner that precludes Employer discretion.

                        ------------------------------------------------------

                        ------------------------------------------------------

                        ------------------------------------------------------

E10  DISTRIBUTIONS UPON DEATH (Plan Section 6.6(h))
     Distributions upon the death of a Participant prior to receiving any benefits shall...


     a. (X) be made pursuant to the election of the Participant or Beneficiary.
     b. ( ) begin within 1 year of death for a designated Beneficiary and be payable over the life (or over a period not exceeding the life expectancy) of such Beneficiary, except that if the Beneficiary is the Participant's spouse, begin within the time the Participant would have attained age 70 1/2.
     c.  ( )  be made within 5 years of death for all Beneficiaries.

E11 LIFE EXPECTANCIES (Plan Section 6.5(f)) for minimum distributions required pursuant to Code Section 401(a)(9) shall

     a.  (X)  be recalculated at the Participant's election.
     b.  ( )  be recalculated.
     c.  ( )  not be recalculated.

E12  CONDITIONS FOR DISTRIBUTIONS UPON TERMINATION
     Distributions upon termination of employment pursuant to Plan Section 6.4(a) shall not be made unless the following conditions have been satisfied:

     a.  (X)  N/A. Immediate distributions may be made at Participant's election.
     b.  ( )  The Participant has incurred        1-Year Break(s) in Service.
                                          --------
     c.  ( )  The Participant has reached his or her Early or Normal Retirement
              Age.
     d.  ( )  Distributions may be made at the Participant's election on or after the Anniversary Date following termination of employment.

E13  FORM OF DISTRIBUTIONS (Plan Sections 6.5 and 6.6)
     Distributions under the Plan may be made (check all options that are applicable):

     a.  1.  ( )  in lump sums.
         2.  (X)  in lump sums or installments.
         3.  ( )  in partial distributions.

     b.  AND,

         1. ( ) no annuities are allowed. (Plan Section 6.13 shall apply. Avoids Joint and Survivor rules.)
         2. (X) annuities are allowed as an optional form of distribution. (Plan Section 6.13 shall apply. Avoids Joint and Survivor rules unless the Participant elects to receive his distribution in the form of an annuity.)
         3. ( ) annuities are allowed as the automatic form of distribution. (Plan Section 6.13 shall not apply. Joint and Survivor rules shall apply.)

     NOTE: b1 or b2 above may not be elected if this is an amendment to a plan which permitted annuities as a form of distribution or if this Plan has accepted a plan to plan transfer of assets from a plan which permitted annuities as a form of distribution.

        c.  AND may be made in


            1.  ( )  cash only (except for insurance or annuity contracts).
            2.  (X)  cash or property.

        d. An immediate lump sum distribution will be paid pursuant to Plan Subsections 6.4(a), 6.5(c) and 6.6(f) if the Participant's Vested account balance is:

            1.  (X)  $3,500 (or less).
            2.  ( )  $       or less (dollar limit specified must be less than
                      -------
                     $3,500).

        e. The Pre-Retirement Survivor Annuity (Plan Section 1.54) shall be the following percentage of a Participant's Vested interest in the Plan as of the date of death:

            1.  (X)  100%
            2.  ( )   50%

            NOTE:  Do not complete e if you checked E13b1.

TOP HEAVY REQUIREMENTS

F1 TOP HEAVY DUPLICATIONS (Plan Section 4.3(i)). When a Non-Key Employee is a Participant in this Plan and a defined benefit plan maintained by the Employer, indicate which method shall be utilized to avoid duplication of top heavy minimum benefits.

     a.  (X)  The Employer does not maintain a defined benefit plan.

     b. ( ) A minimum, non-integrated contribution of 5% of each Non-Key Employee's total Compensation shall be provided in this Plan, as specified in Section 4.3(i). (The Defined Benefit and Defined Contribution Fractions will be computed using 100% if this choice is selected.)

     c. ( ) A minimum, non-integrated contribution of 7 1/2% of each Non-Key Employee's total Compensation shall be provided in this Plan, as specified in Section 4.3(i). (If this choice is selected, the Defined Benefit and Defined Contribution Fractions will be computed using 125% for all Plan Years in which the Plan is top heavy, but not super top heavy.)

     d. ( ) Specify the method under which the plans will provide top heavy minimum benefits for Non-Key Employees that will preclude Employer discretion and avoid inadvertent omissions, including any adjustments required under Code Section 415(e):

              ------------------------------------------------------------------

              ------------------------------------------------------------------

              ------------------------------------------------------------------

F2 PRESENT VALUE OF ACCRUED BENEFIT (Plan Section 2.2) for top heavy purposes where the Employer maintains a defined benefit plan in addition to this Plan, shall be based on...

     a.  (X)    N/A. The Employer does not maintain a defined benefit plan.
     b.  ( )    Interest Rate:
                              -----------------------------------------------

                Mortality Table:
                                ---------------------------------------------

F3 TOP HEAVY DUPLICATIONS: Employer maintaining two (2) or more defined contribution plans.

     a.  (X)    N/A.

     b.  ( )    A minimum, non-integrated contribution of 3% of each Non-Key
                Employee's total Compensation shall be provided in the money purchase plan (or other plan subject to Code Section 412), where the Employer maintains two (2) or more non-paired defined contribution plans.

     c.  ( )    Specify the method under which the plans will provide top heavy minimum benefits for Non-Key Employees that will preclude
                Employer discretion and avoid inadvertent omissions, including any adjustments required under Code Section 415(e):

                ----------------------------------------------------------------

                ----------------------------------------------------------------

                ----------------------------------------------------------------

MISCELLANEOUS

G1   LOANS TO PARTICIPANTS (Plan Section 7.4)

     a.  (X)    Yes, loans may be made up to $50,000 or 1/2 Vested interest.
     b.  ( )    No, loans may not be made.

     If YES, (check all that apply)..

     c.  (X)    loans shall be treated as a directed investment.
     d.  ( )    loans shall only be made for hardship or financial necessity.
     e.  (X)    the minimum loan shall be

         1. (X) $1,000.
         2. ( ) $_________(specify a dollar limit which is not less than $500 but is less than $1,000).

     f.  ( )    $10,000 de minimis loans may be made regardless of Vested
                interest. (If selected, plan may need security in addition to Vested interest.)

     NOTE: Department of Labor Regulations require the adoption of a SEPARATE written loan program setting forth the requirements outlined in Plan Section 7.4.

G2 DIRECTED INVESTMENT ACCOUNTS (Plan Section 4.8) are permitted for the interest in any one or more accounts.

     a.  ( )  Yes, regardless of the Participant's Vested interest in the Plan.
     b. (X) Yes, but only with respect to the Participant's voluntary, rollover and Elective Contributions.
     c. ( ) Yes, but only with respect to the Participant's voluntary, rollover, matching and Elective Contributions.
     d.  ( )  No directed investments are permitted.


G3   TRANSFERS FROM QUALIFIED PLANS (Plan Section 4.6)

     a. (X) Yes, transfers from qualified plans (and rollovers) will be allowed.
     b. ( ) No, transfers from qualified plans (and rollovers) will not be allowed.
     AND, transfers shall be permitted...
     c. (X) from any Employee who is not excluded from participating in the Plan, even if not a Participant.
     d.  ( )  from Participants only.

G4   EMPLOYEES' VOLUNTARY CONTRIBUTIONS (Plan Section 4.7)

     a. ( ) Yes, voluntary contributions are allowed subject to the limits of Plan Section 4.10.
     b.  (X)  No, voluntary contributions will not be allowed.

     NOTE: TRA '86 subjects voluntary contributions to strict discrimination rules.

G5   HARDSHIP DISTRIBUTIONS (Plan Section 6.11 and 11.8)

     a. (X) Yes, from the Vested account balance attributable to the following contributions:
         (X)  Elective Contributions
         ( )  Employer matching contributions (not qualified)
         ( )  Non-Elective Contributions
         (X)  Rollover contributions

     b.  ( )  No

     NOTE: Distributions from a Participant's Elective Account are limited to the portion of such account attributable to such Participant's Deferred Compensation and earnings attributable thereto up to December 31, 1988. Also hardship distributions are not permitted from a Participant's Qualified Non-Elective Account.

G6   PRE-RETIREMENT DISTRIBUTION (Plan Section 6.10)

     a.  (X)  If a Participant has reached the age of   59 1/2 , distributions
                                                     ---------
              may be made, at a Participant's election, from the Vested account balance attributable to the following contributions:

         (X)  Elective Contributions
         ( )  Qualified matching contributions
         ( )  Qualified Non-Elective Contributions
         (X)  Matching contributions
         (X)  Non-Elective Contributions
         (X)  Rollover Contributions
         ( )  All contributions

     b.  ( )  No pre-retirement distribution may be made.

     NOTE: Distributions (under Plan Section 6.10) which are attributable to a Participant's Elective Contributions, qualified matching contributions and Qualified Non-Elective Contributions are not permitted prior to age 59 1/2.

G7 LIFE INSURANCE (Plan Section 7.2(d)) may be purchased with Plan contributions.

     a.  (X)  No life insurance may be purchased.
     b.  ( )  Yes, at the option of the Administrator.
     c.  ( )  Yes, at the option of the Participant.

     AND, the purchase of initial or additional life insurance shall be subject to the following limitations (select all that apply):

     d.  ( )  N/A. No limitations.
     e. ( ) each initial Contract shall have a minimum face amount of $__________.
     f. ( ) each additional Contract shall have a minimum face amount of $__________.
     g.  ( )  the Participant has completed _____ Years of Service.
     h. ( ) the Participant has completed _____ Years of Service while a Participant in the Plan.
     i.  ( )  the Participant is under age _____ on the Contract issue date.
     j. ( ) the maximum amount of all Contracts on behalf of a Participant shall not exceed $__________.
     k.  ( )  the maximum face amount of life insurance shall be $__________.

The adopting Employer may not rely on an opinion letter issued by the National Office of the Internal Revenue Service as evidence that the Plan is qualified under Code Section 401. In order to obtain reliance with respect to Plan qualification, the Employer must apply to the appropriate Key District Office for a determination letter.

This Adoption Agreement may be used only in conjunction with basic Plan document #01. This Adoption Agreement and the basic Plan document shall together be known as Diversified Investment Advisors, Inc. Non-Standardized 401(k) Profit Sharing Plan #01-003.

The adoption of this Plan, its qualification by the IRS, and the related tax consequences are the responsibility of the Employer and its independent tax and legal advisors.

If the Employer's Plan fails to attain or retain qualification, the Plan will no longer participate in this Prototype Plan and will be considered an individually designed plan.

Diversified Investment Advisors, Inc. will notify the Employer of any amendments made to the Plan or of the discontinuance or abandonment of the Plan provided this Plan has been acknowledged by Diversified Investment Advisors, Inc. or its authorized representative. Furthermore, in order to be eligible to receive such notification, we agree to notify Diversified Investment Advisors, Inc. of any change in address.

IN WITNESS WHEREOF, the Employer and, if applicable, the Trustee hereby cause this Plan to be executed on this 24th day of November, 1997. Furthermore, this Plan may not be used unless acknowledged by Diversified Investment Advisors, Inc. or its authorized representative.


EMPLOYER:

McLeod, Inc.                               ( )
------------------------------                  ------------------------------
(enter name)                                                 TRUSTEE

By: /s/ Blake O. Fisher, Jr.
   ---------------------------                  ------------------------------
                                                             TRUSTEE

PARTICIPATING EMPLOYER:

------------------------------             (X)  Trustee appears on a separate
       (enter name)                             Trust Agreement attached to the
                                                Plan pursuant to B6 of the
                                                Adoption Agreement.

By:                                        ( )  The Plan assets are invested
   ---------------------------                  solely in group annuity
                                                Contract(s). There is no Trustee
                                                and the terms of the Contract(s)
                                                will apply.

This Plan may not be used, and shall not be deemed to be a Prototype Plan, unless an authorized representative of Diversified Investment Advisors, Inc. (the sponsor) has acknowledged the use of the Plan. Such acknowledgment is for administerial purposes only. It acknowledges that the Employer is using the Plan but does not represent that this Plan, including the choices selected on the Adoption Agreement, has been reviewed by a representative of the sponsor or constitutes a qualified retirement plan.


     Diversified Investment Advisors, Inc.


     By:    /s/ Gina M. Acri
            -----------------


If the Employer has any questions regarding the provisions of the Plan, adoption of the Plan, or the effect of an opinion letter from the IRS, call or write:


Name:       Diversified Investment Advisors, Inc.
            Attn: Corporate Defined Contribution Plans Group

Address:    4 Manhattanville Road
            Purchase, NY  10577


Telephone:  (914) 697-8000

                            Amendment No. 1 to the
                             Adoption Agreement of
                    McLeod, Inc. 401(k) Profit Sharing Plan

Pursuant to the provisions of Section 8.1(b) (1) of Article VII of the Plan, the adoption agreement is hereby amended effective January 1, 1998 by the following:

1.   By the substitution of the following for Sections A1:

            "A1   McLeodUSA Inc. 401(k) Profit Sharing Plan
                 ------------------------------------------------------------
                                        (Enter Plan Name)


It shall be effective as of the date specified below. The Employer hereby selects the following Plan specifications:

CAUTION: The failure to properly fill out this Adoption Agreement may result in disqualification of the Plan."


2.   By the substitution of the following for Sections B1:

EMPLOYER INFORMATION

"B1   Name of Employer:   McLeodUSA Incorporated"
                          ----------------------

3.   By the substitution of the following for Section E3l.:


   "E3L.   [X]  For purposes of allocating the matching contribution,
                Compensation shall be defined as Compensation paid by the Employer each quarter during the Plan Year."


4.   By the substitution of the following for Section E8b.v.:


"  "E8B.V. [X]  shall share in such allocations provided such Participant is actively employed on the last day of the Plan Year [ONLY FOR PURPOSES OF ADDITIONAL, NON-QUARTERLY DISCRETIONARY MATCHING CONTRIBUTIONS]."


In witness whereof, the Employer hereby causes this amendment to be executed on this 19th day of January, 1998.

                       Employer:  McLeodUSA Incorporated
                                  ----------------------

                             By:  /s/ Blake O. Fisher
                                  -------------------

                                       1